                                                                    EXHIBIT 10.1


                              AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT

                                       BY

                                       AND

                                      AMONG

                      THE CIT GROUP/BUSINESS CREDIT, INC.,

                              AS AGENT AND LENDER,

                          FOOTHILL CAPITAL CORPORATION,

                       AS DOCUMENTATION AGENT AND LENDER,

                          FLEET CAPITAL CORPORATION AND
                     THE CIT GROUP/EQUIPMENT FINANCE, INC.,

                                   AS LENDERS,

     PATTERSON-UTI ENERGY, INC., UTICO, INC., UTICO HARD ROCK BORING, INC.,
                    INTERNATIONAL PETROLEUM SERVICE COMPANY,
       NORTON DRILLING SERVICES, INC., NORTON GP, L.L.C., NORTON DRILLING
      COMPANY MEXICO, INC., UTI DRILLING CANADA, INC., PATTERSON (LP) LLC,
     PATTERSON (GP) LLC, PATTERSON (GP2) LLC, PATTERSON PETROLEUM LP, LLLP
                                      AND
                  PATTERSON PETROLEUM TRADING COMPANY LP, LLLP

                                AS THE GUARANTORS

                                       AND
                   UTI DRILLING, L.P., NORTON DRILLING, L.P.,
          UNIVERSAL WELL SERVICES, INC., UTI MANAGEMENT SERVICES, L.P.,
        SUITS DRILLING COMPANY, PATTERSON-UTI DRILLING COMPANY LP, LLLP,
                 PATTERSON-UTI DRILLING COMPANY SOUTH LP, LLLP,
      PATTERSON-UTI DRILLING COMPANY WEST LP, LLLP, LONE STAR MUD LP, LLLP,
                       AND AMBAR DRILLING FLUIDS LP, LLLP

                        AS THE COMPANIES (AND BORROWERS)

                           DATED AS OF: JULY 26, 2002


                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                                TABLE OF CONTENTS


                                                                                                             PAGE
                                                                                                             ----

SECTION 1.        Definitions..................................................................................1

SECTION 2.        Conditions Precedent........................................................................29

SECTION 3.        Revolving Loans.............................................................................32

SECTION 4.        Acquisition Facility Loans and Permitted Acquisitions.......................................35

SECTION 5.        Letters of Credit...........................................................................40

SECTION 6.        Collateral..................................................................................42

SECTION 7.        Representations, Warranties and Covenants...................................................47

SECTION 8.        Interest, Fees and Expenses.................................................................69

SECTION 9.        Powers......................................................................................71

SECTION 10.       Events of Default and Remedies..............................................................72

SECTION 11.       Termination.................................................................................76

SECTION 12.       Miscellaneous...............................................................................77

SECTION 13.       Agreement Between the Lenders...............................................................84

SECTION 14.       Lenders.....................................................................................86



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                                      (i)

EXHIBITS

Exhibit A - Form of Revolving Loan Promissory Note
Exhibit B - Form of Assignment and Transfer Agreement

SCHEDULES

Schedule 1 - Existing Liens
Schedule 7(1) - Collateral Locations and Chief Executive Office
Schedule 7(8)(b)(ii) - Rig Operations Report
Schedule 7(8)(b)(iii) - Receivables Aging Report
Schedule 7(10)(H)(iv) - Investments
Schedule 7(18)(d) - Other Lending Agreements
Schedule 7(18)(e)(i) - Real Property Owned or Leased
Schedule 7(18)(e)(iv) - Rigs and Other Equipment
Schedule 7(18)(f) - Litigation
Schedule 7(18)(k) - Environmental Matters
Schedule 7(18)(m) - Subsidiaries; Capital Stock
Schedule 7(18)(n) - Insurance Policies
Schedule 7(18)(o) - Indebtedness




                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                                      (ii)

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

         THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (hereinafter "CITBC") with offices located at 1211 Avenue of the Americas, New York, New York 10036, Foothill Capital Corporation, a California corporation ("FCC"), Fleet Capital Corporation, a Rhode Island Corporation ("FLEET"), The CIT Group/Equipment Finance, Inc., a Delaware corporation ("CITEF"), and any other party hereafter becoming a Lender hereunder pursuant to Section 13, Paragraph 9 hereof each individually sometimes referred to as a "LENDER" and collectively the "LENDERS"), CITBC as Agent for the Lenders (hereinafter the "AGENT"), are pleased to confirm the terms and conditions under which the Lenders acting through the Agent shall make revolving loans and other financial accommodations to UTI Drilling, L.P., a Texas limited partnership ("UTI"), Norton Drilling, L.P., a Delaware limited partnership ("NDLP"), Universal Well Services, Inc., a Delaware corporation ("UWSI"), UTI Management Services, L.P., a Texas limited partnership ("UTIMS"), Suits Drilling Company, an Oklahoma corporation ("SDC") Patterson-UTI Drilling Company LP, LLLP, a Delaware limited liability limited partnership ("PUDC"), Patterson-UTI Drilling Company South LP, LLLP, a Delaware limited liability limited partnership ("PUDCS"), Patterson-UTI Drilling Company West LP, LLLP, a Delaware limited liability limited partnership ("PUDCW"), Lone Star Mud LP, LLLP, a Delaware limited liability limited partnership ("LSM"), and Ambar Drilling Fluids LP, LLLP, a Delaware limited liability limited partnership ("ADF") (UTI, NDLP, UWSI, UTIMS, SDC, PUDC, PUDCS, PUDCW, LSM, and ADF, together with any additional entities which may become a Company hereunder from time to time, are referred to herein individually, as a "COMPANY", and collectively, as the "COMPANIES"), each with its principal place of business and chief executive office at 4510 Lamesa Highway, Snyder, Texas 79549, supported by the guaranties of Patterson-UTI Energy, Inc., a Delaware corporation (the "PARENT"), UTICO, Inc., a Delaware corporation ("HOLDING"), UTICO Hard Rock Boring, Inc., a Delaware corporation ("UHRB"), International Petroleum Service Company, a Pennsylvania corporation ("IPSCO"), Norton Drilling Services, Inc., a Delaware corporation ("NDS"), Norton GP, L.L.C., a Delaware limited liability company ("NORTON GP"), Norton Drilling Company Mexico, Inc., a Delaware corporation ("NDM"), UTI Drilling Canada, Inc., a Delaware corporation ("UTI CANADA"), Patterson (LP) LLC, a Delaware limited liability company ("PATTERSON LP"), Patterson (GP) LLC, a Delaware limited liability company ("PATTERSON GP"), Patterson (GP2) LLC, a Delaware limited liability company ("PATTERSON GP2") Patterson Petroleum LP, LLLP, a Delaware limited liability limited partnership ("PPLP"), and Patterson Petroleum Trading Company LP, LLLP, a Delaware limited liability limited partnership ("PPTC"), (Parent, Holding, UHRB, IPSCO, NDS, Norton GP, NDM UTI Canada, Patterson LP, Patterson GP, Patterson GP2, PPLP and PPTC are referred to herein, individually, as a "GUARANTOR", and collectively, as the "GUARANTORS"), with each Guarantor's (other than Holding) principal place of business and chief executive office at 4510 Lamesa Highway, Snyder, Texas 79549, and Holding's principal place of business and chief executive office at 801 West Street, Wilmington, Delaware 19801-1545.

SECTION 1. DEFINITIONS

         "ACCOUNTS" shall mean all of each Company's now existing and future:
(a) accounts (as defined in the U.C.C.) and any and all other receivables (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by or




                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
arising from all of each Company's sales of goods or rendition of services to its customers, and all accounts arising from sales or rendition of services made under any of such Company's trade names or styles, or through any of such Company's divisions; (b) any and all instruments (as defined in the U.C.C.), documents (as defined in the U.C.C.) and chattel paper (as defined in the U.C.C.); (c) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (e) reserves and credit balances arising hereunder; (f) guarantees or collateral for any of the foregoing; (g) insurance policies or rights relating to any of the foregoing; (h) contract rights; and
(i) cash and non-cash proceeds of any and all the foregoing.

         "ACCOUNTS RECEIVABLE ADVANCE PERCENTAGE" shall mean eighty percent
(80%).

         "ACQUISITION" shall mean the purchase, lease (whether a capital lease, an operating lease or otherwise) or other acquisition of any or all of the following: (a) Rigs; (b) Rigs Accessories (other than (i) maintenance and replacement components and parts (including installation) for existing Rigs and Rigs acquired hereafter, and (ii) drill pipe for Rigs, in each case acquired in the ordinary course of business or (iii) the purchase of tangible assets pursuant to the reinvestment of casualty insurance proceeds); (c) more than 50% of the voting common stock or capital stock of any Person; and (d) all or substantially all of the assets of any Person.

         "ACQUISITION AGREEMENTS" shall have the meaning assigned to such term in Section 4 hereof.

         "ACQUISITION FACILITY COMMITMENT" shall mean, with respect to any Lender, a portion of the Revolving Loans which may be advanced as Acquisition Facility Loans, evidencing the amount of its commitment to make Acquisition Facility Loans (all such loans being Revolving Loans), as modified from time to time pursuant to the terms hereof, not to exceed $80,000,000 in the aggregate.

         "ACQUISITION FACILITY LOANS" shall have the meaning assigned to such term in Section 4 hereof.

         "ADMINISTRATIVE MANAGEMENT FEE" shall mean the sum of $100,000 per annum which shall be paid to the Agent for its own account in accordance with
Section 8, Paragraph 8 hereof to offset the expenses and costs (excluding Out-of-Pocket Expenses) of the Agent in connection with record keeping, periodic examinations, analyzing and evaluating the Collateral.

         "AGREEMENT" shall mean this Amended and Restated Loan and Security Agreement (as the same may be amended, modified or changed from time to time).

         "ANNIVERSARY DATE" shall mean June 29, 2005 and the same date in every year thereafter.




                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         "APPLICABLE MARGIN" means, with respect to any amount outstanding made under any LIBOR Loans or Revolving Loans other than LIBOR Loans, as the case may be, the rate of interest per annum determined as set forth below:

                 (a) during the period from the Closing Date through the Financial Statement Delivery Date (as defined below) for the fiscal quarter ending on June 30, 2002:

                       AS TO REVOLVING LOANS                        AS TO
                       OTHER THAN LIBOR LOANS                    LIBOR LOANS
                       ----------------------                    -----------

                               0.00%                                1.75%

                 (b) during the period between any two Financial Statement Delivery Dates for any Margin Period occurring after June 30, 2002, the rate determined by reference to the pricing grid below as a function of the amount of TTM EBITDA:

                                                           AS TO REVOLVING LOANS                 AS TO
                     TTM EBITDA                           OTHER THAN LIBOR LOANS              LIBOR LOANS
  ------------------------------------------------- ------------------------------------ -----------------------
              > or = to $55,000,000                                0.00%                         1.75%

      <$55,000,000 and > or = to $45,000,000                       0.00%                         2.00%

      <$45,000,000 and > or = to $35,000,000                       0.25%                         2.25%

      <$35,000,000 and > or = to $30,000,000                       0.50%                         2.50%

                    <$30,000,000                                   0.75%                         2.75%

As used herein, "FINANCIAL STATEMENT DELIVERY DATE" means the earlier of (i) the last day on which the quarterly or annual financial statements of the Companies are to be delivered to the Agent and the Lenders pursuant to Section 7, Paragraph 8(a), or (ii) the date upon which such financial statements actually are delivered to the Agent and the Lenders. As used herein, "MARGIN PERIOD" means a period commencing on the most recent Financial Statement Delivery Date and ending on the next Financial Statement Delivery Date. Each change in the Applicable Margin shall become effective on the first day of the calendar month next following the applicable Financial Statement Delivery Date.

         "APPLICATION FOR LETTER OF CREDIT" shall mean an application for the issuance of a Letter of Credit as prescribed by the bank or financial institution issuing the same.

         "APPRAISAL OF ORDERLY LIQUIDATION VALUE" shall mean a formal written appraisal by an Approved Appraiser establishing Orderly Liquidation Value of an asset or property as set forth in a report by such Approved Appraiser delivered to the Agent, which appraisal and report shall be in form and substance acceptable to the Agent.

         "APPROVED APPRAISER" shall mean M.E.L. Valuations, Inc. or any other appraiser acceptable to the Agent.



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         "AVAILABILITY" shall mean, with respect to the Companies taken as a whole, at any time the excess of (a) the lesser of (i) the Line of Credit or
(ii) the sum of (A) Eligible Accounts Receivable of such Companies multiplied by the Accounts Receivable Advance Percentage, and (B) the lesser of (I) Net Book Value multiplied by the Equipment Advance Percentage or (II) the aggregate value of Eligible Equipment of the Companies multiplied by the Equipment Advance Percentage, over (b) the sum of (i) the outstanding aggregate amount of all Obligations, including, without limitation, all Obligations with respect to Revolving Loans and outstanding undrawn balance of Letters of Credit outstanding and (ii) the Availability Reserve.

         "AVAILABILITY RESERVE" shall mean, with respect to the Companies, the sum of (a) three (3) months rental payments on all leased premises (where Rigs are stored from time to time) of the Companies for which the Companies have not delivered to the Agent a landlord's waiver (in form and substance satisfactory to Agent in the exercise of its reasonable business judgment), provided that such amount shall be adjusted from time to time hereafter upon (i) delivery to the Agent of any such acceptable waiver, (ii) the opening or closing of a Collateral storage location and/or (iii) any change in rental payment and/or storage charge, and (b) an amount equal to any and all past due storage charges with respect to all warehouse locations at which Collateral may be located, provided that the Companies shall promptly advise the Agent of all such amounts and, upon request by the Agent, provide a report to the Agent with respect thereto, and (c) such other reserves as the Agent reasonably determines are appropriate under the circumstances, including, without limitation, reserves for liens on Accounts or Equipment.

         "AVERAGE LIFE" means, as of the date of determination, with reference to any Indebtedness For Borrowed Money, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness For Borrowed Money multiplied by the amount of such principal payment by (b) the sum of all such principal payments.

         "ASSIGNMENT AND TRANSFER AGREEMENT" shall mean the Assignment and Transfer Agreement in the form of Exhibit B hereto.

         "BOARD" means the Board of Governors of the Federal Reserve System of the United States (or any successor) and any other banking authority to which the Lenders are subject for Eurocurrency Liabilities (within the meaning of Regulation D of the Board as in effect from time to time) or any other category of deposits or liabilities by reference to which the LIBOR Loan rate of interest is determined.

         "BUSINESS DAY" shall mean any day that the Agent and JPMorgan Chase Bank are open for business in New York, New York, which is not (a) a Saturday, Sunday or legal holiday in the State of New York or (b) a day on which banking institution chartered by the State of New York or the United States are legally required to close.

         "CANADIAN ACQUISITION" means the Acquisition of a Person or business unit whose principal place of business is in Canada, or an Acquisition of assets by a Subsidiary, formed under Canadian law, of an Obligor.




                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         "CANADIAN EXCHANGEABLE SHARES" means shares of Capital Stock of a Canadian Operating Company issued to a Person in connection with a Permitted Acquisition by such Canadian Operating Company, which Person is not an Obligor or Subsidiary of an Obligor, and which shares of Capital Stock are (i) not entitled to vote generally in the election of directors of such Canadian Operating Company, (ii) are convertible at the option of the holder into shares of common stock of the Parent and (iii) are subordinated (with respect to dividends and preference in liquidation) to the Capital Stock of the Canadian Operating Company which is pledged to the Agent.

         "CANADIAN FINANCE COMPANY" shall mean a direct, wholly-owned Subsidiary of an Obligor, which Subsidiary is organized under Canadian Law, with a limited purpose of acquiring loans of, and/or making loans to a Canadian Operating Company (which loans are secured by a Canadian First Priority Lien) and other ministerial and incidental powers reasonably necessary or incident thereto, and 66% of the Capital Stock of which is pledged to the Agent.

         "CANADIAN FIRST PRIORITY LIEN" means a perfected, first priority lien on all of the assets of a Canadian Operating Company or Canadian Finance Company (other than automobiles, Real Estate and Intellectual Property), subject only to
(a) Permitted Liens, (b) prior liens of a Canadian Finance Company, (c) liens in favor of an affiliate of the Agent and (d) any other lien which Agent, in its sole discretion, approves in writing.

         "CANADIAN OPERATING COMPANY" shall mean a direct, wholly-owned Subsidiary of an Obligor (except to the extent of Canadian Exchangeable Shares), which is organized under Canadian law, and 66% of the Capital Stock of which is pledged to the Agent, provided that notwithstanding the foregoing, no Canadian Exchangeable Shares of such Canadian Operating Company will be pledged to the Agent.

         "CAPITAL EXPENDITURES" for any period shall mean the aggregate of all expenditures of each Company during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the consolidated balance sheet of such Company.

         "CAPITAL LEASE" shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of each Company.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of such Person's equity, including all common stock and preferred stock, any limited or general partnership interest and any limited liability company membership.

         "CHASE BANK RATE" shall mean the rate of interest per annum announced by JPMorgan Chase Bank from time to time as its prime rate in effect at its principal office in the City of New York. (The prime rate is not intended to be the lowest rate of interest charged by JPMorgan Chase Bank to its borrowers).



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         "CLOSING DATE" shall mean July 26, 2002.

         "COLLATERAL" shall mean, with respect to all Obligors, all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles (other than Intellectual Property except as set forth below) and Other Collateral, whether now existing or hereafter arising, and cash and non-cash proceeds thereof; and, following the occurrence of an Event of Default, and so long as the same is continuing, Collateral shall also include in addition to the foregoing such Real Estate, automobiles owned by any Obligor and Intellectual Property of such Obligors as Agent shall have requested or obtained a lien or security interest as contemplated in Paragraph 8, Paragraph 9 and/or Paragraph 10 of Section 6 of this Agreement, and cash and non-cash proceeds thereof.

         "COLLECTIONS" shall have the meaning provided for in Section 3, Paragraph 4 of this Agreement.

         "CONSOLIDATED BALANCE SHEET" shall mean a consolidated balance sheet for the Parent and the consolidated Subsidiaries thereof eliminating all inter-company transactions and prepared in accordance with GAAP.

         "CONSOLIDATING BALANCE SHEET" shall mean a Consolidated Balance Sheet plus individual balance sheets for each Company, and the other Subsidiaries of Parent, if any, each showing all eliminations of inter-company transactions and prepared in accordance with GAAP.

         "CONTRACT RATE" shall mean the applicable rate of interest computed as set forth in Section 8, Paragraph 1(a) of this Agreement.

         "CUSTOMARILY PERMITTED LIENS" shall mean:

                  (a) liens of local or state authorities (excluding federal tax liens) for franchise or other like taxes (and interest and penalties thereon), provided that the aggregate amounts of such taxes relating to such liens shall not exceed $1,000,000 in the aggregate at any one time;

                  (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (c) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other government contracts, not to exceed $1,000,000 in the aggregate outstanding at any one time.



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                  (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, rights of way, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate and which in the aggregate do not materially interfere with the occupation, use or enjoyment by each Company in its business of the property so encumbered;

                  (e) liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings, provided that (i) adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, and (ii) such liens secure liabilities not exceeding $1,000,000;

                  (f) judgment and attachment liens not giving rise to an Event of Default or liens created by or existing from any litigation or legal proceeding that are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been made to the extent required by GAAP, provided that (i) such liens are junior and inferior to those of the Agent, (ii) the judgment or attachment amount does not exceed $1,000,000, and (iii) an Availability Reserve has been established with respect thereto;

                  (g) liens created pursuant to this Agreement or any of the Loan Documents executed in connection herewith in favor of the Agent;

                  (h) leases or subleases of Real Estate or Rigs granted to others not interfering in any material respect with the business of the Parent or any of the Obligors; provided that leases or subleases of Rigs shall be subordinated to in writing (in form and substance reasonably satisfactory to the Agent) to the liens arising under Loan Documents and otherwise permitted hereunder; and

                  (i) liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback in favor of collecting or payor banks with respect to money or instruments of the Parent or any of its Subsidiaries on deposit with or in possession of such bank.

                  (j) with respect of the assets of PPLP and PPTC, (i) liens reserved in customary oil, gas and/or mineral leases for bonus or rental payments and for compliance with the terms of such leases and liens reserved in customary operating agreements, farm out and farm in agreements, exploration agreements, development agreements and other similar agreements for compliance with the terms of such agreements, (ii) liens or charges reserved for royalties, overriding royalties, revenue interests, net revenue interests and advance payment obligations, (iii) any lien or charge securing indebtedness neither assumed nor guaranteed by PPLP or PPTC nor on which either customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by PPLP or PPTC for substation, metering station, pump station, storage gathering line, transmission line, transportation line, distribution line or for right of way purposes, and (iv) liens and charges arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling,




                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases or rental agreements, farm out and farm in agreements, exploration and development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of by PPLP or PPTC, provided that such agreements are entered into in the ordinary course of business on terms customary in the industry.

         "DATED LIABILITIES" shall have the meaning assigned to such term in
Section 12, Paragraph 12 hereof.

         "DATED ASSETS" shall have the meaning assigned to such term in Section 12, Paragraph 12 hereof.

         "DEFAULT" shall mean any event specified in Section 10 hereof, which, after the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied, would constitute an Event of Default.

         "DEFAULT RATE OF INTEREST" shall mean a rate of interest per annum equal to the lesser of (a) the Maximum Legal Rate or (b) the sum of (i) two percent (2%) and (ii) the applicable contract rate of interest based upon the applicable increment over the Chase Bank Rate as determined under Section 8 hereof, which the Agent on behalf of the Lenders shall be entitled to charge each Company on all Obligations to the extent provided in Section 10, Paragraph 2(ii) of this Agreement.

         "DEPOSITORY ACCOUNTS" shall have the meaning specified in Section 3, Paragraph 4 hereof.

         "DESIGNATED MERGER" shall mean the merger or consolidation on or before December 31, 1999 of (a) NDS, IPSCO and Lobell Corporation (and no other entities) in a transaction in which NDS or IPSCO is the sole surviving entity, and (b) NDC with and into UTI (and no other entities) in a transaction in which UTI is the sole surviving entity; provided that in each case (i) there has not occurred and Event of Default that is continuing which has not been waived in writing by the Agent and no Default or Event of Default would occur or exist after giving effect thereto, and (ii) no Person receives any consideration which would not be permitted to be paid to such Person at such time as a Restricted Payment (and in such case such consideration shall constitute a Restricted Payment for all purposes of this Agreement).

         "DISQUALIFIED STOCK" means, any Capital Stock of an Obligor or any Subsidiary thereof that, by its terms (or by the terms of any security into which it is convertible or for which it is exercisable, redeemable or exchangeable), or upon the happening of any event or with the passage of time, matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, in each case



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
on, or prior to, the Anniversary Date, or is convertible into or is exchangeable for debt securities of the Obligor or any Subsidiary thereof, except to the extent that such exchange or conversion rights cannot be exercised prior to the Anniversary Date; provided, however, that solely for purposes of determining which Capital Stock is Disqualified Stock, the Anniversary Date shall mean the Maturity Date and each subsequent Anniversary Date that arises by virtue of a renewal that actually occurs pursuant to Section 11 of this Agreement; provided further, however, that Qualified Capital Stock, which becomes Disqualified Capital Stock (whether or not in connection with the failure of any party hereto to terminate this Agreement pursuant to Section 11), shall not constitute Disqualified Capital Stock if the payment, conversion or other rights in respect thereof are subordinated in writing (in form and substance reasonably satisfactory to the Agent) to the full payment and performance of all Obligations to the Lenders and the Agent under the Loan Documents on or before the effective date of such recharacterization hereunder. For the purpose of this Agreement the determination that Qualified Capital Stock shall be treated as Disqualified Capital Stock shall only apply prospectively (and not apply retroactively) from and after the date on which Qualified Capital Stock actually becomes Disqualified Capital Stock under the foregoing definition.

         "DOCUMENTATION FEE" shall mean the cost and expenses to compensate the Agent for such use of inside counsel for completion of post-closing matters, modifications, waivers, releases, amendments or additional collateral with respect to the Loan Documents, the Collateral and/or the Obligations.

         "DOCUMENTS OF TITLE" shall mean all present and future documents (as defined in the U.C.C.) including, without limitation, all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Equipment relating thereto and all cash and non-cash proceeds of the foregoing.

         "DOMESTIC" shall mean (a) with respect to a Person, a Person formed under the laws of the United States or any state thereof, and (b) with respect to assets, that (i) such assets are located in the continental United States, Alaska or Hawaii or (ii) an acquisition of such assets by a Subsidiary formed under laws of a state of the United States of America.

         "DOMESTIC ACQUISITION" shall mean the acquisition of a Person or business whose principal place of business and chief executive office is in the United States of America.

         "DOMESTIC RIGS" shall mean Rigs owned by each Company which are located in the 50 states of the United States of America.

         "EARLY TERMINATION DATE" shall mean the date on which the Companies terminate this Agreement or the Line of Credit which date is prior to an Anniversary Date.

         "EARLY TERMINATION FEE" shall: (a) mean the fee the Agent on behalf of the Lenders is entitled to charge the Companies if the Companies terminate the Line of Credit or this Agreement on a date prior to June 29, 2005; and (b) be determined by multiplying the Line of Credit by (i) seven-tenths of one percent (0.70%) if the Early Termination Date occurs on or prior to June 29, 2002, (ii) one-half of one percent (0.50%) if the Early Termination Date occurs



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
after June 29, 2002 but on or prior to June 29, 2003, (iii) three-tenths of one percent (0.30%) if the Early Termination Date occurs after June 29, 2003 but on or prior to June 29, 2004; and (iv) two-tenths of one percent (0.20%) if the Early Termination Date occurs after June 29, 2004 but prior to June 29, 2005.

         "EBITDA" shall mean, in any period, all earnings before all (a) interest and tax obligations, (b) depreciation and depletion and (c) amortization for said period, all determined in accordance with GAAP on a basis consistent with the latest audited financial statements of the Companies, the Parent and their respective consolidated Subsidiaries but excluding for any such period (i) the effect of extraordinary and non-reoccurring gains or losses and non-cash compensation expense, (ii) restructure charges arising in connection with the Merger, (iii) other charges related to (A) the Merger or (B) changes to indebtedness for borrowed money arising in connection with the Merger, (iv) write downs and write offs of deferred finance charges as a result of the reduction in total committed credit facilities, and (v) charges related to financing costs associated with this Agreement (but excluding accruals for interest expense); provided, however, the aggregate amount of the items in clauses (ii) through (v) above shall not exceed $20,000,000.

         "ELIGIBLE ACCOUNTS RECEIVABLE" shall mean, with respect to all Companies, the gross amount of the Companies' Trade Accounts Receivable that are subject to a valid, first priority and fully perfected lien and security interest in favor of the Agent on behalf of the Lenders and which conform to the warranties contained herein less, without duplication, the sum of (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding); (b) reserves for: (i) sales to the government of the United States of America or to any agency, department or division thereof; (ii) foreign sales other than sales (x) secured by stand-by letters of credit (in form and substance satisfactory to the Agent) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency, or (y) to customers residing in Canada, provided that such sales otherwise comply with all of the other criteria for eligibility hereunder and are payable in United States or Canadian currency; (iii) accounts that remain unpaid more than ninety (90) days from invoice date; (iv) contra accounts with respect to accounts receivable; (v) sales to Parent, any Subsidiary thereof, or to any company affiliated with Parent or any Company in any way; (vi) bill and hold (deferred shipment) or consignment sales; (vii) sales to any customer which is (w) insolvent, (x) a debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (y) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or (z) financially unacceptable to the Agent or has a credit rating unacceptable to the Agent in the exercise of its reasonable credit judgement;
(viii) all sales to any customer if fifty percent (50%) or more of either (x) all outstanding invoices of such customer or (y) the aggregate dollar amount of all outstanding invoices of such customer, are unpaid more than ninety (90) days from invoice date; any other reasons deemed necessary by the Agent in its reasonable business judgment and which are customary either in the commercial finance industry; and (x) an amount representing probable returns, discounts, claims, credits, offsets and allowances (including, but not limited to, any of the foregoing attributable to Liens for the benefit of unpaid subcontractors of any Company) and; (c) accounts due from an account debtor to the extent that such accounts exceed, in the aggregate, thirty percent (30%) of the aggregate of all accounts as of the date of determination.



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

As used in this definition, "sales" means the sale of goods or the charges for the performance of services. Eligible Accounts Receivable do not include any Accounts for which the Agent shall not have received monthly reports as the Agent shall require pursuant to Section 3, Paragraph 2 (but in any event reports shall be required to be provided pursuant to Section 7, Paragraph 8(b)(iii)(D) hereof).

         "ELIGIBLE ASSIGNEE" means (a) any Lender, (b) a commercial bank or financial institution organized or licensed under the laws of the United States, or a state thereof, and having total assets in excess of $500,000,000, or an asset based lender affiliated therewith, (c) a commercial bank organized under the laws of the OECD, or a political subdivision of any such country, and having total assets in excess of $500,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized, or another country which is also a member of the OECD; and (d) any other bank or financial institution approved by both the Agent and the Parent.

         "ELIGIBLE EQUIPMENT" shall mean, with respect to the Companies taken as a whole, the Orderly Liquidation Value (with Orderly Liquidation Value being based upon the then most recent Appraisal of Orderly Liquidation Value) of Qualified Domestic Rigs owned by such Companies that are subject to a valid, first priority and fully perfected lien and security interest in favor of the Agent for the benefit of the Lenders and which are not subject to any other Lien (other than Permitted Liens) and conform to the warranties contained herein and which at all times continue to be acceptable to the Agent in the exercise of its reasonable business judgment and less the applicable Availability Reserves.

         "EMPLOYEE PLAN" shall means any employee benefit plan, program or policy with respect to which each Company or any ERISA Affiliate may have any liability or any obligation to contribute, other than a Plan or a Multiemployer Plan.

         "ENVIRONMENTAL LAWS" shall mean applicable federal, state or local laws, rules or regulations, and any applicable judicial interpretations thereof, including any judicial or administrative order, judgment, permit, approval decision or determination, in each case pertaining to conservation or protection of the environment, in effect at the time in question, including the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Federal Water Pollution Control Act, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act and analogous state and local laws as may be amended from time to time thereby imposing either more or less stringent requirements as relates to activity occurring after the date hereof of any such amendments.

         "EQUIPMENT" shall mean all present and hereafter acquired equipment (as defined in the U.C.C.) including, without limitation, all Rigs, all Rig Accessories and all other machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort thereof; provided that notwithstanding the foregoing, Equipment shall not include drill pipe.



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         "EQUIPMENT ADVANCE PERCENTAGE" shall mean fifty percent (50%).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "ERISA AFFILIATE" shall mean (a) any person which, together with each Company, is treated as a "single employer" under Section 414 of the Internal Revenue Code of 1986, as amended and the regulations thereunder, and (b) any Subsidiary of each Company.

         "EVENT(S) OF DEFAULT" shall have the meaning provided for in Section 10 of this Agreement.

         "EXCLUDED L/CS" shall mean the aggregate undrawn face amount of standby Letters of Credit, not to exceed $3,000,000 in the aggregate, which Letters of Credit were issued on account of the Companies to insurance companies to assure payment of premiums and workers' claims in connection with workers' compensation claims.

         "EXCESS" shall have the meaning provided for in Section 3, Paragraph 8 of this Agreement.

         "FAIR MARKET VALUE" shall mean, with respect to any asset or property of any Obligor or any of its Subsidiaries, the value of the consideration obtained or obtainable in a cash sale of such asset or property in the open market between a willing buyer and willing seller under no compulsion to sell or buy, determined in an arm's length negotiation conducted in good faith and in an orderly market process in the ordinary course of business.

         "FINANCIALLY WEAKENED" shall mean a Person (i) has material liabilities, contingent or liquidated, which Agent believes, in its discretion, could be reasonably expected to have a Material Adverse Effect if such Person were made a participant in the consolidated cash management system of the Parent and its Subsidiaries or (ii) could reasonably be expected to have such negative cash flows for the foreseeable future that the Agent finds it unreasonable, in its discretion, to allow unlimited intercompany loans or advances thereto, or investments therein, while such condition persists.

         "FINANCIALS" shall have the meaning provided for in Section 7, Paragraph 18(g) of this Agreement.

         "FISCAL QUARTER" shall mean each three (3) month period ending on March 31, June 30, September 30 and December 31 of each year.

         "FISCAL YEAR" shall mean each twelve (12) month period commencing on January 1 of each year and ending on the following December 31.



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         "FIXED CHARGE COVERAGE RATIO" shall mean, for the twelve month period ending on the date of the then most recent consolidated financial statements of the Parent and its Subsidiaries delivered (or required to be delivered) to the Agent pursuant to Section 7, Paragraph 8, the ratio determined by dividing (a) EBITDA for Parent on a consolidated basis plus the aggregate of all proceeds received from the issuance of Capital Stock by (b) the sum (for such period) of
(i) all interest obligations due, (ii) the amount of principal scheduled or required to be repaid on the Indebtedness For Borrowed Money for Parent on a consolidated basis, but excluding (A) principal portions of Indebtedness For Borrowed Money of Parent on a consolidated basis that are repaid or discharged directly with Capital Stock (which Capital Stock is issued within twelve months prior to such repayment or discharge), (B) principal portions of Indebtedness For Borrowed Money and other Indebtedness of the Parent on a consolidated basis that are refinanced using securities that constitute Indebtedness For Borrowed Money (other than the Revolving Loans) or proceeds therefrom (which securities are issued within twelve months prior to such refinancing), (C) the repayment of up to $3,500,000 of principal amount of the promissory notes originally issued on July 31, 1998, in the aggregate face amount of $7,790,000 to the former shareholders of SUITS Enterprises, Inc. in the event the Average Trading Value (as defined in such notes as in effect on the date hereof) exceeds $30.00 per share, and (D) principal portions of the Obligations, (iii) Capital Expenditures (other than for Permitted Acquisitions or replacements of assets subject to casualty occurrence with similar assets funded from insurance proceeds of such casualty occurrence or purchases of assets with proceeds from sales of assets permitted under this Agreement, (iv) all federal, state and local income tax expenses due and payable, and (v) all dividends of cash and property (other than dividends of Qualified Capital Stock).

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

         "GENERAL INTANGIBLES" shall have the meaning set forth in the U.C.C. and shall include, without limitation, all present and future right, title and interest in and to all tradenames, Trademarks (together with the goodwill associated therewith), Patents, licenses, customer lists, distribution agreements, supply agreements, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise; all rights to payment, whether or not yet earned by performance, from time to time arising in connection with or otherwise relating to sales of Inventory by any Obligor to its customers including, without limitation, rights to payment from Obligors' customers pursuant to Obligors' trade credit agreements with their customers; and all cash and non-cash proceeds thereof.

         "GUARANTY" shall mean one or more guarantees to be executed and delivered by Guarantors on or before the Closing Date in favor of the Agent in form acceptable to the Agent, guaranteeing all present and future Obligations (as the same may be amended, modified or changed from time to time).



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         "GUARANTOR" shall mean any person who now or may hereafter guarantees payment or performance of all or any part of the Obligations, including, without limitation, each of the Guarantors (as defined in the first paragraph of this Agreement).

         "HAZARDOUS MATERIALS" means (a) hazardous waste as defined in applicable regulations issued pursuant to the Resource Conservation and Recovery Act of 1976, or in any applicable federal, state or local law or regulation, (b) hazardous substances, as defined in CERCLA, or in applicable state or local law or regulation, (c) gasoline or any other petroleum product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable federal, state or local law or regulation, (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable federal, state or, local law or regulation as each such act, statute or regulation may be amended from time to time, and (f) asbestos.

         "INDEBTEDNESS" shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of money or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be, capitalized.

         "INDEBTEDNESS FOR BORROWED MONEY" shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property, services, stock or assets (and excluding extended trade terms of less than 365 days for purchases of Equipment, Inventory or services), or (b) lease obligations which, in accordance with GAAP, have been, or which should be, capitalized.

         "INDEMNIFIED PERSON" shall have the meaning specified in Section 7, Paragraph 13 of this Agreement.

         "INDEMNIFIED LIABILITIES" shall have the meaning specified in Section 7, Paragraph 13 of this Agreement.

         "INTELLECTUAL PROPERTY" shall mean all Trademarks, Patents, copyrights, copyright licenses and other related property which constitute General Intangibles.

         "INVENTORY" shall mean all of each Company's present and hereafter acquired inventory (as defined in the U.C.C.) including, without limitation, all drill pipe and all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production from raw materials through work-in-process to finished goods and all proceeds thereof of whatever sort; provided that notwithstanding the foregoing, Inventory shall not include Rigs and Rig Accessories.

         "ISSUING BANK" shall mean the bank issuing Letters of Credit for any Company.



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         "LETTERS OF CREDIT" shall mean all letters of credit issued with the assistance of the Agent on behalf of the Lenders by the Issuing Bank for or on behalf of any Company.

         "LETTER OF CREDIT GUARANTY" shall mean the guaranty delivered by the Agent in behalf of the Lenders to the Issuing Bank of a Company's reimbursement obligation under the Issuing Bank's reimbursement agreement, Application for Letter of Credit or other like document.

         "LETTER OF CREDIT GUARANTY FEE" shall mean the fee the Agent in behalf of the Lenders may charge the Company under Section 8, Paragraph 6 of this Agreement for: (a) issuing the Letter of Credit Guaranty or (b) otherwise aiding the Company in obtaining Letters of Credit.

         "LETTER OF CREDIT SUB-LINE" shall mean $40,000,000 in the aggregate.

         "LIBOR" shall mean at any time of determination with respect to each interest period, the quotient obtained by dividing (i) the arithmetic average (rounded to the nearest 1/16 of 1%) of the offered quotation to first-class banks in the interbank eurodollar market by JPMorgan Chase Bank (or its successor) for U.S. dollar deposits of amounts in same day funds generally comparable to the aggregate principal amount of the loan for which an interest rate is then being determined with maturities comparable to the LIBOR Period to be applicable to such loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such LIBOR Period, (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). In the event that JPMorgan Chase Bank (or its successor) is unable or unwilling to make the applicable LIBOR rates known to the Agent, or if JPMorgan Chase Bank (or its successor) no longer exists, then for each interest period LIBOR shall mean the London Interbank Offered rate paid in London on dollar deposits from other banks as determined by the Agent based upon information presented on Telerate Systems at Page 3750 as of 11:00 a.m. (London time) or the date which is on the date which is two Business Days prior to the commencement of such LIBOR Period (and rounded upward to the next whole multiple of 1/16 of 1%.

         "LIBOR LOAN" shall mean a Revolving Loan for which a Company has elected to use LIBOR for interest rate computations.

         "LIBOR PERIOD" shall mean the LIBOR for one month, two month, three month or six month U.S. dollar deposits, as selected by a Company.

         "LINE OF CREDIT" shall mean the commitment of the Lenders in the aggregate amount of $100,000,000 to (a) make Revolving Loans pursuant to Sections 3 and 4 of this Agreement, and (b) assist the Companies in opening Letters of Credit pursuant to Section 5 of this Agreement (up to the Letter of Credit Sub-Line).



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         "LINE OF CREDIT FEE" shall: (a) mean the fee due the Agent for the benefit of the Lenders at the end of each month for the Line of Credit, and (b) be determined by multiplying (i) the difference between the Line of Credit and the sum of (x) the average daily balance of Revolving Loans of all Companies plus (y) the average daily undrawn balance of all Letters of Credit for said month, by (ii) three-eighths of one percent (0.375%) per annum for the number of days in said month.

         "LOAN DOCUMENTS" shall mean, collectively, this Agreement and all notes (including the Promissory Notes), guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Obligor, a Canadian Finance Company or a Canadian Operating Company in connection with this Agreement (as the same may be amended, modified or changed from time to time) or the Prior Loan Agreement.

         "LOAN FACILITY FEE" shall mean the fee payable to the Agent for the benefit of the Lenders in accordance with, and pursuant to, the provisions of
Section 8, Paragraph 3 of this Agreement.

         "LOANS" shall mean the loans and advances made, from time to time, to or for the account of each Company by the Agent on behalf of the Lenders pursuant to Section 3 or Section 4 of this Agreement.

         "LOUISIANA PLEDGED COLLATERAL" shall have the meaning provided for in
Section 6, Paragraph 11 of this Agreement.

         "MATERIAL ADVERSE EFFECT" shall mean, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), (a) a material adverse effect on the financial condition, business, operations, prospects or assets of
(i) the Parent and its Subsidiaries (including the Companies) taken as a whole or (ii) UTI on an individual basis, or (b) a material impairment of the ability of (i) the Parent and its Subsidiaries (including the Companies) taken as a whole or (ii) UTI on an individual basis, to perform obligations under the Loan Documents to which it is a party or (c) an impairment of the validity or enforceability of any Loan Document in any manner which materially affects any material rights and/or material benefits intended to be bestowed on Lenders and/or the Agent under the Loan Documents.

         "MATURITY DATE" means June 29, 2005.

         "MAXIMUM LEGAL RATE" shall mean the maximum lawful interest rate which may be contracted for, charged, taken, received or reserved under this Agreement or the Loan Documents by the Agent and/or the Lenders in accordance with applicable state or federal law (whichever provides for the highest permitted rate), taking into account all items contracted for, charged or received in connection with the Obligations evidenced hereby which are treated as interest under the applicable state or federal law, as such rate may change from time to time.

         "MERGER" shall mean the merger between Patterson Energy, Inc., a Delaware corporation, and UTI Energy Corp., a Delaware corporation.



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         "MOBILE RIGS" shall mean Rigs and Rig Accessories which are attached or affixed to, or comprise an integral part of, a vehicle, trailer or carrier.

         "MULTIEMPLOYER PLAN" shall mean any plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) to which each Company or any ERISA Affiliate contributes or has any obligation or liability to make contributions, including any withdrawal liability, contingent or otherwise.

         "NET BOOK VALUE" shall mean, the amount determined, on a consolidated basis, for property, plant and equipment (net of accumulated depreciation) as reflected on the Parent's consolidated financial statements as determined in accordance with GAAP.

         "OBJECTION" means a claim by the Agent in its reasonable discretion that a Person that is or may be acquired is Financially Weakened.

         "OBLIGATIONS" shall mean all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Obligor to the Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Obligor, whether or not allowed in such proceeding), fees, charges, expenses, attorneys' fees and any other sum chargeable to any Obligor under the Agreement or any of the other Loan Documents.

         "OBLIGOR" shall mean each Company and each Guarantor, and "OBLIGORS" shall mean, collectively, all of the Companies and all of the Guarantors.

         "OECD" means the Organization for Economic Cooperation and Development.

         "OPERATING LEASES" shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

         "ORDERLY LIQUIDATION VALUE" shall mean, at any date of determination, with respect to any Equipment the value that would be obtained from a private sale thereof (net of sales and liquidation expenses) completed within a six (6) month period on an "as is and where is" basis where such sale is properly advertised and conducted under current market conditions by an Approved Appraiser. In the absence of an actual sale, such value shall have the meaning customarily determined by appropriate appraisal methodologies in the equipment appraisal industry at the time of the valuation, less the estimated marshaling, stacking, reconditioning and sale expenses designed to maximize the resale value of such Equipment as determined by an Approved Appraiser. Such value shall be determined based on the then physical condition and location (i.e., "as is and where is") of such Equipment, and their useful life and remaining useful life. An Approved Appraiser's valuation, in the absence of a sale, may be made with or without



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
physical inspection, at the Agent's discretion, and except as otherwise provided in this Agreement such valuation as set forth in the then most recent Appraisal of Orderly Liquidation Value shall apply with respect to determinations of Orderly Liquidation Value under this Agreement.

         "ORIGINAL CLOSING DATE" shall mean November 22, 1999.

         "OTHER COLLATERAL" shall mean all now owned and hereafter acquired deposit accounts maintained with any bank or financial institutions; all cash and other monies and property in the possession or control of the Agent and/or the Lenders; all books of account, records, customer lists, customer files, customer records, data bases and other records in any way relating to any of the foregoing, ledger cards, disks and related data processing computers and software and all rights, licenses, privileges, trade secrets and other rights for the possession and operation of same, at any time evidencing or containing information relating to any of the Collateral described herein, or otherwise necessary or helpful in the collection thereof or realization thereon; all pension plan reversions; all letters of credit, credit memoranda and advices of credit for the benefit of Company, and all of Company's rights to enforce and receive payment thereof; all now owned and hereafter acquired investment property, including all "Investment Property" as that term is defined in Section 9-115 of the U.C.C.; and all cash and non-cash proceeds of the foregoing.

         "OTHER OVERADVANCES" shall have the meaning provided for in Section 8, Paragraph 1(b) of this Agreement.

         "OUT-OF-POCKET EXPENSES" shall mean all of the Agent's and/or the Lenders' present and future reasonable out of pocket expenses incurred relative to this Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the reasonable fees, costs and expenses of the Agent's and/or Lenders' legal counsel in connection with the preparation, negotiation, execution, amendment, administration and enforcement of this Agreement and/or the other loan and security documents executed in connection herewith or relating hereto from time to time, the cost of record searches, all costs and expenses incurred by the Agent and/or the Lenders in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on the Agent and/or the Lenders due to "insufficient funds" of deposited checks and the Agent's and/or the Lenders' standard fee relating thereto, any amounts paid by the Agent in behalf of the Lenders, incurred by or charged to the Agent in behalf of the Lenders by the Issuing Bank under the Letter of Credit Guaranty or any Company's reimbursement agreement, application for Letter of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and the Agent's and/or the Lenders' standard fees relating to the Letters of Credit and any drafts thereunder, reasonable travel, lodging and similar expenses of the Agent's personnel inspecting and monitoring the Collateral from time to time hereunder, local counsel fees, title insurance premiums, real estate survey costs, fees and taxes relative to the filing of financing statements, costs of preparing and recording mortgages/deeds of trust against the Real Estate and all expenses, costs and fees set forth in Section 10, Paragraph 3 of this Agreement.

         "OVERADVANCES" shall have the meaning provided in Section 3, Paragraph
1.




                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         "OVERADVANCE RATE" shall mean a rate equal to one-half of one percent (1/2%) per annum in excess of the applicable contract rate of interest determined in accordance with Section 8, Paragraph 1(a) of this Agreement.

         "PATENTS" shall mean all present and hereafter acquired patents and/or patent rights of each Company and all cash and non-cash proceeds thereof.

         "PERMITTED ACQUISITION" shall mean an Acquisition of any of the following in a transaction that meets the conditions precedent and other criteria for an Acquisition Facility Loan set forth in Section 4 of this Agreement (whether or not the proceeds of any Acquisition Facility Loans will be used in connection with such acquisition):

                  (a) Rigs and/or Rigs Accessories (but excluding (i) maintenance and replacement components and parts (including installation) acquired in the ordinary course of business for existing Rigs and Rigs acquired hereafter, (ii) drill pipe acquired in the ordinary course of business for Rigs, or (iii) purchases of tangible assets pursuant to the reinvestment of casualty insurance proceeds); and

                  (b) acquisitions of 90% or more of the Capital Stock or all or substantially all of the assets of a Person engaged primarily in a Qualifying Business.

         "PERMITTED BUSINESS INVESTMENTS" means:

                  (a) investments by any Company in any Person engaged primarily in a Qualified Business which, immediately after the making of such investment, is or becomes a Substantially-Owned Subsidiary of any Company and an Obligor pursuant to Section 4, provided that the Parent has furnished to the Agent the information described in Section 4 of this Agreement, except that such investments shall not be Permitted Business Investments to the extent that the Agent reasonably determines that the liabilities and other obligations (contingent or otherwise) of any Obligor resulting therefrom or associated therewith could reasonably be expected to have a Material Adverse Effect;

                  (b) loans and other extensions of credit to officers, directors and employees of any Obligor and its Subsidiaries for travel, entertainment and moving and other relocation expenses made in direct furtherance and in the ordinary course of the business of any such Obligor or its Subsidiaries, provided that the aggregate principal amount of loans and other extensions of credit made pursuant to this clause (b) does not exceed $4,000,000 at any one time outstanding;

                  (c) loans by any Obligor to NDM for NDM's working capital needs in an amount not to exceed $6,000,000 outstanding at any one time in the aggregate with respect to all loans by Obligors;

                  (d) payments to any employee, officer or director of any Obligor or any of its Subsidiaries pursuant to employee benefit plans or compensation arrangements entered into in



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

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
the ordinary course of business and approved by the Board of Directors of the applicable Obligor or such Subsidiary or payments, contributions or transactions relating to such plans;

                  (e) Permitted Joint Venture Investments;

                  (f) Advances, contributions and loans or other investments, by an Obligor, in or to, a Canadian Operating Company for the purpose of consummating Permitted Acquisitions and working capital and other general purposes; provided that (i) the amount of such advances, contributions and loans do not exceed in the aggregate 125% of the total purchase price of Permitted Acquisitions consummated by such Canadian Operating Company, (ii) no more than 35% of such advances, contributions and loans may be in the form of an advance, contribution or other investment that is not a loan, and (iii) all such loans are secured by a Canadian First Priority Lien;

                  (g) Advances, contributions, loans or other investments by an Obligor in or to a Canadian Finance Company, provided that,

                           (i) such advances, contributions, loans and other
investments are for the purpose of funding the purchase from an Obligor of loans made pursuant to paragraph (f) of this definition or for general corporate and working capital of such Canadian Finance Company;

                           (ii) such advances, contributions, loans or other
investments are for the purpose of enabling such Canadian Finance Company to make loans to a Canadian Operating Company for the purpose of consummating Permitted Acquisitions or for general corporate and working capital purposes, provided that (A) the loans made by the Canadian Finance Company to the Canadian Operating Company do not exceed in the aggregate 125% of the total purchase price of Permitted Acquisitions consummated by such Canadian Operating Company less any advances, contributions, loans or investments made by an Obligor to the Canadian Operating Company pursuant to paragraph (f) of this definition, and (B) all such loans made by the Canadian Finance Company to the Canadian Operating Company are secured by a Canadian First Priority Lien; or

                           (iii) the purpose of such advances, contributions,
loans or other investments is for the purpose of purchasing loans made by another Canadian Finance Company to a Canadian Operating Company pursuant to clause (g)(ii) of this definition and the cash proceeds of the loans being purchased are being used to repay amounts due hereunder; or

                           (iv) the purpose of such advances, contributions,
loans and investments is to purchase loans (that do not exceed 125% of the total purchase price of Canadian Operating Company less any advances, contributions, loans or investments made by an Obligor to the Canadian Operating Company pursuant to paragraph (g) of this definition) made by a third party to a Canadian Operating Company that are secured by a Canadian First Priority Lien.

                  (h) investments made in the ordinary course of, and of a nature that is or shall have become customary in, the oil and gas business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests, or arrangements which permit one to share risks or costs, comply



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

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
with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of oil and gas business jointly with third parties, including, without limitation, the entry into operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm out and farm in agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements and area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests, and investments and expenditures in connection therewith; provided that an investment pursuant to this clause (h) in capital stock, partnership interests, joint venture interests (other than partnership interests and joint venture interests expressly permitted above in this clause (h)), limited liability company interests or other similar equity interests in a Person shall not constitute a Permitted Business Investment.

         "PERMITTED FINANCIAL INVESTMENTS" means the following kinds of instruments to the extent that the aggregate amount thereof outstanding do not exceed $35,000,000 at any time (except that such $35,000,000 limitation shall not apply for instruments described in subparagraphs (c) or (g) or (h) immediately below or in the event that no Revolving Loan is outstanding) during which there are any Revolving Loans outstanding:

                  (a) investments in (1) certificates of deposit in United States dollars or Canadian dollars maturing within one year from the date of issuance thereof, and overnight investments, issued by a bank or trust (i) organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $500,000,000, or
(ii) organized under the laws of any jurisdiction other than the United States or any state thereof, provided that such foreign bank shall be one of the three most reputable, creditworthy banks in such country; or (iii) organized under the laws of Canada or any province thereof, having capital, surplus and undivided profits aggregating at least $500,000,000 or the Canadian dollar equivalent thereto, and (2) commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York corporation or P-1, or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months after the date of acquisition;

                  (b) deposit accounts (i) in a bank or trust organized under the laws of the United States or any state thereof or Canada or any province thereof, having capital surplus and undivided profits aggregating at least $200,000,000 and whose commercial paper (or that of the holding company with which such bank or trust company is affiliated) is rated A-1 or better by Standard & Poor's Rating Group or P-1 or better by Moody's Investors Service, Inc. or Canadian equivalent rating service, if applicable, (ii) in banks outside of the United States, in currencies other than U.S. dollars, which banks provide working capital, operating accounts or similar services to one or more Subsidiaries of an Obligor at such foreign banks, provided that such foreign bank shall be one of the three most reputable, creditworthy banks in such country and (iii) in a bank organized under the laws of the United States or any state thereof or Canada or any province thereof not included in the descriptions in clause (i) or (ii) above, so long as the aggregate amount on deposit in such bank by any Obligor and its Subsidiaries does not exceed $5,000,000 or the Canadian equivalent thereof;

                  (c) receivables arising from the sale of goods and services in the ordinary course of business of any Obligor and its Subsidiaries;



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

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
                  (d) investments in eurodollars not in excess of $10,000,000 in the aggregate at any time outstanding, issued by any bank or trust company having capital, surplus and undivided profits aggregating at least $500,000,000 and whose long term certificates of deposit are, at the time of acquisition thereof by any Obligor, rated A-1 or better by Standard & Poor's Ratings Group of P-1 or better by Moody's Investor Service, Inc.;

                  (e) marketable direct obligations issued or unconditionally guaranteed by the United States or Canadian government or issued by any agency thereof and backed by the full faith and credit of the United States or Canada, as the case may be, in each case maturing no later than one year from the date of acquisition;

                  (f) money market, mutual or similar funds that invest in obligations referred to in clauses (a) or (d) of this definition, in each case having assets in excess of $500,000,000;

                  (g) currency price hedging agreements, using customary ISDA swap documentation or comparable documentation, entered into for the purpose of hedging actual exposure on the currency price risks of its Qualified Business and not speculation (with a maximum liability not to exceed US $5,000,000 at any time for hedging of Mexican Pesos); or

                  (h) the acquisition or ownership of Capital Stock or obligations or securities received in settlement of debts (created in the ordinary course of business) owing to any Obligor thereof.

         "PERMITTED INDEBTEDNESS" shall mean without duplication: (i) current indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor;
(ii) purchase money indebtedness secured only by the Purchase Money Liens; (iii) Subordinated Debt; (iv) deferred taxes and other expenses incurred in the ordinary course of business; (v) other indebtedness existing on the date of execution of this Agreement and listed in the most recent financial statement delivered to the Agent and the Lenders or otherwise disclosed in the Loan Documents to the Agent in writing; (vi) Indebtedness of (a) an Obligor owed to another Obligor, and (b) Indebtedness of an Obligor owed to a Subsidiary of the Parent that is not an Obligor, provided that such Indebtedness (other than accounts payable and intercompany charges in the ordinary course of business) is evidenced by a promissory note and is subordinated in writing (in a manner reasonably satisfactory to the Agent) in right of payment to the prior payment in full of the Obligations (c) of the Parent or any Subsidiary thereof to the Parent or to any other Subsidiary thereof pursuant to the concentrated cash management system for (1) collections of accounts receivable or (2) disbursements to trade creditors; (vii) Indebtedness assumed as part of the acquisition of any entity or asset by any Obligor or any Subsidiary thereof, whether by merger, consolidation, purchase of assets or otherwise; provided that
(A) such Indebtedness is not created, incurred or assumed in contemplation of such acquisition of such entity or asset and (B) the aggregate amount of all such Indebtedness constituting Indebtedness For Borrowed Money does not exceed $10,000,000 outstanding at any time, and (C) any Indebtedness discharged at the closing of such acquisition shall not be deemed or constitute assumed Indebtedness; (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument




                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days; (ix) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees, letters of credit, surety bonds or performance bonds securing any obligation of any Obligor, or any Subsidiary thereof, incurred or assumed in connection with the disposition of any business, assets or any Subsidiary of the Parent or any other Obligor or Subsidiary thereof other than Guarantees by any Obligor or any Subsidiary thereof of Indebtedness For Borrowed Money incurred by any Person acquiring all or a portion of such business, asset or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability with respect to all such Indebtedness and the amount of Indebtedness subject to such Guarantees in each case with respect to a particular transaction, shall at no time exceed the gross proceeds actually received from the sale of such business, asset or Subsidiary; (x) Indebtedness constituting the net obligations of a Person as of the date of a required calculation under currency hedging agreements entered into in the ordinary course of business and not for the purposes of speculation;
(xi) Permitted Obligor Refinancing Indebtedness; (xii) Indebtedness constituting a Permitted Business Investment (without duplication); (xiii) Indebtedness of a Subsidiary of any Obligor incurred in connection with a transaction permitted under Section 7, Paragraph 10H of this Agreement; (xiv) Indebtedness of the Obligors to the Agent and/or the Lenders arising under this Agreement and the other Loan Documents; (xv) Indebtedness of any Obligor or any Subsidiary thereof, not otherwise described above, not to exceed in the aggregate with respect to all Obligors and Subsidiaries taken as a whole $10,000,000 outstanding at any one time.

         "PERMITTED INTERCOMPANY BALANCES" means loans, advances, inter-company accounts, transfers and investments (including, but not limited to, loans made pursuant to the concentrated cash management system for collections of accounts receivable or disbursements to trade creditors) by any Obligor in, with or to any other Obligor; provided that (i) each such lender and borrower (or transferor and transferee, as the case may be) Obligor is Solvent after giving effect thereto, (ii) each such Obligor has received reasonably equivalent value in exchange for the transfers made and obligations incurred by it in connection therewith, (iii) loans, transfers or advances to or investments in Restricted Subsidiaries which were effected after the date of acquisition thereof by an Obligor that do not exceed in the aggregate the amount obtained by subtracting from the applicable Restricted Subsidiary Borrowing Base an amount equal to Revolving Loans from the Lenders to such Restricted Subsidiary; and (iv) loans, transfers or advances to or investments in PPLP and PPTC may not be made during any time a Triggering Event has occurred and is continuing.

         "PERMITTED JOINT VENTURES" means an investment in a limited liability company, limited partnership or other entity for which there is no recourse liability beyond the amount of the investment made other than an Obligor (a) that is engaged in a Qualified Business; and (b) no debt or equity interest in which (other than directors' qualifying shares with respect to corporations formed under the laws of any country other than the United States of America) is or will be held by an officer or director of the Obligor or of any Subsidiary thereof, or any spouse, immediate family member of, or other relative having the same principal residence as, any such officer or director, or any trust the beneficiary of which is any of the foregoing parties or any other Affiliate of the Obligor (except the Obligor or any Subsidiary thereof).



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

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
         "PERMITTED JOINT VENTURE INVESTMENTS" means investments by any Obligor in a Permitted Joint Venture if, after giving effect to such Investment, the aggregate fair market value of all assets of the Obligors (determined on the date of transfer) transferred since the Original Closing Date to Permitted Joint Ventures (less the aggregate fair market value of all such assets subsequently transferred back to the Obligor) would not exceed five percent (5%) of the consolidated net worth of the Parent determined as of the end of the Parent's most recent fiscal quarter for which financial information is available immediately prior to the date of determination); provided that the Parent has provided to the Agent the information described in Section 4 of this Agreement, except that such investments shall not be Permitted Joint Venture Investments to the extent that the Agent reasonably determines that the liabilities an other obligations (contingent or otherwise) of any Obligor resulting therefrom or associated therewith could reasonably be expected to have a Material Adverse Effect.

         "PERMITTED LIENS" shall mean: (a) liens existing on the date hereof and listed on Schedule 1 hereto and other liens expressly permitted, or consented to, by the Agent; (b) Purchase Money Liens; (c) Customarily Permitted Liens; (d) liens granted to the Agent by any of the Companies; (e) liens for taxes not yet due and payable or which are being diligently contested in good faith by Parent or any direct or indirect Subsidiary thereof by appropriate proceedings and which liens are not (i) other than with respect to Real Estate, senior to the liens of the Agent or (ii) for taxes due the United States of America; (f) any renewal for any lien permitted by any of the preceding clauses with respect to the assets originally subject to such lien; provided that (i) the obligation secured is not increased to an amount greater than the outstanding amount secured by such lien as of the date of such renewal, (ii) the terms of the lien remain substantially identical to original terms and (iii) such lien is secured only by liens on those assets that secured such obligation prior to the renewal;
(g) liens securing Permitted Obligor Refinancing Indebtedness, so long as such Permitted Obligor Refinancing Indebtedness is secured only by liens on those assets that secured such Indebtedness prior to the renewal, extension, refinancing, refund or repurchase or by liens otherwise permitted by this definition; (h) liens on assets acquired in a Permitted Acquisition that secure only Permitted Indebtedness assumed in such Permitted Acquisition (provided such liens that would not constitute Customarily Permitted Liens are disclosed to the Agent in connection with the delivery of information regarding such Permitted Acquisition pursuant to Section 4 of this Agreement); and (i) Customarily Permitted Liens on assets acquired, whether acquired in an asset purchase transaction or a stock purchase transaction, in a Permitted Acquisition; and (j) liens granted to Snyder National Bank in a $750,000 certificate of deposit which secures an outstanding letter of credit issued by Snyder National Bank.

         "PERMITTED OBLIGOR REFINANCING INDEBTEDNESS" means (a) Indebtedness of any Obligor existing on the Closing Date, the terms of which have been amended, modified or supplemented in a manner that such Indebtedness does not (i) adversely affect the priority of such Indebtedness in right of payment in relation to the Revolving Loans, (ii) accelerate the maturity of such Indebtedness or (iii) shorten the Average Life of such Indebtedness and (b) Indebtedness of any Obligor, the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of the Obligor; provided that (A) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to the Revolving Loans, then such Indebtedness is pari passu with or subordinated in



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

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
right of payment to the Revolving Loans at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (B) such Indebtedness is incurred that is equal to or greater than the remaining Average Life at the time such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased and such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the remaining Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased; provided, further, that such Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the sum of (x) the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP, (y) the amount of accrued and unpaid interest, if any, on the Indebtedness being renewed, extended, refinanced, refunded or repurchased and (z) the amount of fees, expenses and costs related to the incurrence of such Permitted Obligor Refinancing Indebtedness; provided that, after giving effect thereto, the scheduled payments or aggregate outstanding amount of such Indebtedness is not increased to an amount greater than the outstanding amount thereof as of the date of such renewal, extension, refinancing, refund or repurchase, and (C) the material terms of such Indebtedness shall be substantially identical to the term that existing prior to such renewal, extension, refinancing, refund or repurchase except as expressly provided above.

         "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company or partnership, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" shall mean any employee pension benefit plan (as defined in Section 3(2) of ERISA), subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended, other than a Multiemployer Plan, with respect to which Parent, its Subsidiaries or an ERISA Affiliate contributes or has an obligation or liability to contribute, including any such plan that may have been terminated.

         "PRIOR LOAN AGREEMENT" shall mean that certain Loan and Security Agreement dated November 22, 1999 by and among the Agent, various lenders party thereto and certain of the Obligors, as amended from time to time.

         "PROJECTIONS" shall have the meaning provided for in Section 7, Paragraph 18(g) of this Agreement.

         "PROMISSORY NOTES" shall mean each and every Revolving Loan Promissory Note, in the form of Exhibit A attached hereto, delivered by the Companies to the Agent to evidence the Revolving Loans, pursuant to, and repayable in accordance with, the provisions of Section 3 of this Agreement.

         "PURCHASE MONEY LIENS" shall mean liens on any item of equipment acquired after the date of this Agreement; provided that (i) each such lien shall attach only to the property to be




                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
acquired, and (ii) the debt incurred in connection with such acquisitions shall not exceed in the aggregate $10,000,000 incurred in any Fiscal Year.

         "QUALIFIED BUSINESS" means, with respect to all Obligors, the business of oil and gas well drilling, oil and gas well construction, oil and gas well completion and oil and gas well workover or well service, oil and gas well stimulation, drilling mud manufacturing, drilling and completion fluids services and any business or services reasonably related to any foregoing, and with respect to PPLP and PPTC, the business of oil and gas exploration and production and any business or services reasonably related to any of the foregoing.

         "QUALIFIED DOMESTIC RIGS" shall mean (i) Domestic Rigs and (ii) Mobile Rigs (which are located in the United States) to the extent Agent determines that such Mobile Rigs are subject to a perfected first priority lien in favor of the Agent and securing all Obligations.

         "QUALIFIED STOCK" means, with respect to any Person, any Capital Stock of such Person or a Subsidiary of Such Person that is not Disqualified Stock.

         "REAL ESTATE" shall mean fee and/or leasehold interests in the real property of each Obligor and each Subsidiary thereof which may be encumbered, mortgaged, pledged or assigned to the Agent or its designee in accordance with the terms of the Loan Documents from time to time.

         "REGULATION D" shall mean Regulation U of the Board (respecting eurocurrency liabilities), and all official rulings and interpretations thereunder or thereof.

         "REGULATION U" shall mean Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "REGULATION X" shall mean Regulation X of the Board (respecting the Companies who obtain margin credit), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "REQUESTED OVERADVANCES" shall have the meaning provided for in Section 8, Paragraph 1(b) of this Agreement.

         "REQUIRED LENDERS" shall mean Lenders holding more than fifty-one percent (51%) of the outstanding loans, advances, extensions of credit and commitments to each Company hereunder.

         "RESTRICTED PAYMENT" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any of the Obligors now or hereafter outstanding, (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock of any of the Obligors, now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists of shares of stock (including warrants, rights or options relating thereto) of the Parent, and (c)



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
any investment, loan or advance by any of the Obligors not permitted under
Section 7, Paragraph 10(H) hereof.

         "RESTRICTED SUBSIDIARY BORROWING BASE" means with respect to each Restricted Subsidiary, the sum of (A) the product of the Eligible Accounts Receivable of a Restricted Subsidiary multiplied by the Accounts Receivable Advance Percentage, and (B) the product of the Eligible Equipment of such Restricted Subsidiary multiplied by the Equipment Advance Percentage.

         "RESTRICTED SUBSIDIARIES" means first tier Subsidiaries of Parent formed, or acquired, after the date hereof (a) in connection with a business acquisition that the parties thereto have attempted to structure as a transaction that satisfies the requirements of Section 368 of the Internal Revenue Code of 1986, as amended, or (b) is designated as such by the Agent pursuant to Section 4, Paragraph 5(b) of this Agreement and (c) otherwise satisfies the requirements to be a Company in accordance with Section 4, Paragraph 5(a) hereof.

         "REVOLVING LOANS" shall mean the loans and advances made, from time to time, to or for the account of each Company by the Agent on behalf of the Lenders pursuant to Section 3 or Section 4 of this Agreement.

         "REVOLVING LOAN ACCOUNT" shall have the meaning specified in Section 3, Paragraph 6 of this Agreement.

         "REVOLVING LOAN COMMITMENT" shall mean, with respect to each Lender, the amount set forth under Lender's name on the signature pages hereof, or acquired by a Lender pursuant to Section 13, Paragraph 9, evidencing the amount of its commitment to make Revolving Loans, as the same may be reduced from time to time pursuant to this Agreement.

         "REVOLVING LOAN PROMISSORY NOTE" shall mean the promissory note in the form of Exhibit A hereto executed by each Company to evidence the Revolving Loans made by the Agent on behalf of the Lenders to each Company pursuant to
Section 3 of this Agreement.

         "RIG(S)" shall mean all land-based drilling and workover rigs owned by any Company, together with all Rig Accessories which are installed on or affixed to such Rig (but excluding hard rock boring machinery and equipment directly owned by UHRB).

         "RIG ACCESSORIES" shall mean pumps, drilling equipment, machinery, equipment and parts and other miscellaneous assets indirect or necessarily related to the ownership of Rigs (but excluding hard rock boring machinery and equipment).

         "SETTLEMENT DATE" shall mean the date, weekly, and more frequently, at the discretion of the Agent, upon the occurrence of an Event of Default or a continuing decline or increase of the Revolving Loans that the Agent and the Lenders shall settle amongst themselves so that (x) the Agent shall not have, as Agent, any money at risk and (y) on such Settlement Date the Lenders shall have a pro rata amount of all outstanding Revolving Loans, provided that each Settlement



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

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
Date for a Lender shall be a Business Day on which such Lender and its bank are open for business.

         "SOLVENT" shall mean, with respect to any Person, (i) the fair value of such Person's assets exceeds the fair value of such Person's liabilities; (ii) such Person is generally able to pay its debts as they become due and payable; and (iii) such Person does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances.

         "SUBORDINATED AGREEMENT" shall have the meaning specified in Section 7, Paragraph 1 of this Agreement.

         "SUBORDINATED DEBT" shall mean (i) the Indebtedness For Borrowed Money due a Subordinating Creditor (and the note evidencing such) which has been subordinated, by a Subordination Agreement, to the prior payment and satisfaction of the Obligations to the Agent and/or the Lenders (in form and substance satisfactory to the Agent), or (ii) the Indebtedness For Borrowed Money due to a creditor which Indebtedness For Borrowed Money has been subordinated to the prior payment and satisfaction of the Obligations to the Agent and the Lenders, by means of a written agreement whose terms are substantially similar to a Subordination Agreement.

         "SUBORDINATING CREDITOR" shall mean any party hereafter executing a Subordination Agreement.

         "SUBORDINATION AGREEMENT" shall mean (i) any agreement among any or all Obligors, a Subordinating Creditor, the Agent and, at the discretion of the Agent, the Lenders (or any of them) or (ii) any agreement among any or all Obligors, as the Subordinating Creditor, the Agent and, at the discretion of the Agent, the Lenders (or any of them), pursuant to which, in either case, the Subordinated Debt is subordinated to the prior payment and satisfaction of the Obligations to the Agent and the Lenders in form and substance satisfactory to the Agent upon execution and delivery thereof (as the same may be amended, modified or changed from time to time).

         "SUBSIDIARY" shall mean any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the Capital Stock or other equity interest at the time of determination.

         "SUBSTANTIALLY-OWNED SUBSIDIARY" means a Subsidiary of an Obligor in which such Obligor owns and controls, directly or indirectly, not less than ninety percent (90%) of the capital stock thereof (with power to vote on and control all matters of such Subsidiary).

         "TANGIBLE NET WORTH" shall mean at any date, total assets at such date less the sum of (a) intangible assets and (b) total liabilities, and shall be determined in accordance with GAAP, on a consistent basis with the latest audited financial statements.

         "TARGET" shall have the meaning assigned to such term in Section 4 of this Agreement.



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
         "TRADE ACCOUNTS RECEIVABLE" shall mean that portion of Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of business.

         "TRADEMARKS" shall mean all present and hereafter acquired trademarks and/or trademark rights (together with the goodwill associated therewith) and all cash and non-cash proceeds thereof.

         "TRANSFEREE" shall have the meaning provided for in Section 13, Paragraph 5(b) of this Agreement.

         "TRIGGERING EVENT" shall have the meaning provided for in Section 3, Paragraph 4 of this Agreement.

         "TTM EBITDA" shall mean, as of any date of determination thereof, EBITDA of the Parent and all of its Subsidiaries on a consolidated basis for the twelve (12) consecutive month period immediately preceding the date of determination thereof; provided that, (i) on December 31, 1999, TTM EBITDA shall be determined for the twelve month period immediately preceding December 31, 1999 by multiplying the EBITDA for the period from June 30, 1999 through December 31, 1999 by 2, and (ii) on March 31, 2000, TTM EBITDA shall be determined for the twelve month period immediately preceding March 31, 2000 by multiplying the EBITDA for the period from June 30, 1999 through March 31, 2000 by 1.333.

         "U.C.C." shall mean the Uniform Commercial Code as in effect from time to time in the State of Texas.

SECTION 2. CONDITIONS PRECEDENT

         The obligation of the Agent and the Lenders to make loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent:

         (a) LIEN SEARCHES - The Agent shall have received tax, judgment and U.C.C. searches satisfactory to the Agent for all locations presently occupied or used by any Obligor.

         (b) CASUALTY INSURANCE - The Companies shall have delivered to the Agent evidence satisfactory to the Agent that casualty insurance policies listing Agent as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Section 7, Paragraph 5 of this Agreement.

         (c) UCC FILINGS - Any documents (including, without limitation, financing statements) required to be filed in order to create, in favor of the Agent for the benefit of the Lenders a first and exclusive perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the U.C.C. shall have been properly filed in each office in each jurisdiction required in order to create in favor of the Agent for the benefit of the Lenders a perfected lien on the Collateral. The Agent shall have received acknowledgement



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
copies of all such filings (or, in lieu thereof, the Agent shall have received other evidence satisfactory to the Agent that all such filings have been made); and the Agent shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

         (d) PAYMENT OF FEES AND EXPENSES - The fees and expenses, payable on or before the Closing Date as described in Section 8 of this Agreement, shall have been paid in full.

         (e) GUARANTEES - One or more guarantees shall have been executed and delivered by Guarantors in favor of the Agent in form acceptable to the Agent, guaranteeing all present and future Obligations.

         (f) OPINIONS - Counsel for each Obligor shall have delivered to Agent opinions satisfactory to Agent opining to such matters incident to the transactions covered by this Agreement and the other Loan Documents as Agent may require and each Obligor authorizes and directs such counsel to deliver such opinions to Agent.

         (g) PLEDGE AGREEMENT - Each Obligor, as a pledgor, shall (a) execute and deliver to the Agent for the benefit of the Lenders a pledge and security agreement and stock powers pledging to the Agent for the benefit of the Lenders, as additional Collateral, all of the issued and outstanding stock of any and all of its Subsidiaries and, (b) deliver to the Agent for the benefit of the Lenders the stock certificates evidencing such stock together with duly executed stock powers with respect thereto.

         (h) ADDITIONAL DOCUMENTS - Each Obligor shall have executed and delivered to the Agent all loan documents necessary to consummate the lending arrangement contemplated by the Loan Documents.

         (i) SUBORDINATION AGREEMENT - The Subordinating Creditors shall have executed and delivered to the Agent their respective Subordination Agreements, in form and substance satisfactory to the Agent, subordinating the debt due the Subordinating Creditor by any Obligor to the prior payment and satisfaction of the Obligations to the Agent and/or the Lenders.

         (j) BOARD RESOLUTION - The Agent shall have received a copy of the resolutions of the Board of Directors of each Obligor authorizing the execution, delivery and performance of (i) this Agreement, (ii) the Guaranty (in the case of Guarantors); and (iii) any related agreements, in each case certified by the Secretary or Assistant Secretary of the applicable Obligor as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the applicable Obligor as to the incumbency and signature of the officers of the applicable Obligor executing such agreements and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

         (k) CORPORATE/LIMITED PARTNERSHIP ORGANIZATION - The Agent shall have received (i) a copy of the Certificate of Incorporation of each corporate Obligor certified by the Secretary of State of its incorporation, (ii) a copy of the By-Laws (as amended through the date hereof) of each corporate Obligor, certified by the Secretary or Assistant Secretary thereof; and (iii) a copy



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
of the certificate of limited partnership of each limited partnership which is an Obligor certified by the secretary of state of the state of its formation.

         (l) OFFICER'S CERTIFICATE - The Agent shall have received an executed Officer's Certificate of each Obligor, satisfactory in form and substance to the Agent, certifying that: (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof; (ii) each Obligor is in compliance with all of the terms and provisions set forth in the Loan Documents to which it is a party; and (iii) no Default or Event of Default has occurred and is continuing.

         (m) ABSENCE OF DEFAULT AND MATERIAL ADVERSE CHANGE - No Default, Event of Default has occurred and is continuing or material adverse change in the financial condition, business, prospects, profits, operations or assets of any Obligor shall have occurred.

         (n) [INTENTIONALLY OMITTED]

         (o) DELIVERY OF TITLES - Each Company shall deliver to the Agent the original certificates of title issued by the department of transportation or other corresponding instrumentality or agency of any State or jurisdiction which relates to any Rig owned by each Company that is also classified by such State or jurisdiction as a certificated vehicle, together with all such fees and documentation necessary or desirable, under applicable law, to endorse on such title and effectuate a first priority lien and security interest thereon in favor of the Agent for the benefit of the Lenders.

         (p) [INTENTIONALLY OMITTED]

         (q) LEGAL RESTRAINTS/LITIGATION - At the date of execution of this Agreement, there shall be no (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against any Obligor or its assets, by any agency, division or department of any county, city, state or federal government arising out of this Agreement, (y) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Agreement or (z) to the best knowledge of the Obligors, suit, action, investigation or proceeding (judicial or administrative) pending or threatened against any Obligor or its assets, which, in the opinion of the Agent if adversely determined would reasonably be expected to have a Material Adverse Effect.

         (r) DISBURSEMENT AUTHORIZATION - Each Company shall have delivered to the Agent all information necessary for the Agent to issue wire transfer instructions on behalf of each Company for the initial and subsequent loans and/or advances to be made under this Agreement including, but not limited to, disbursement authorizations in form acceptable to the Agent.

         (s) EXAMINATION AND VERIFICATION - The Agent shall have completed to the satisfaction of the Agent an examination and verification of the Accounts, Inventory, Equipment, books and records of each Obligor.



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
         (t) DEPOSITORY ACCOUNTS - Each Company shall have established a system of bank accounts with respect to the collection of Accounts and the deposit of proceeds of Equipment as shall be requested and acceptable to the Agent in all respects.

Upon the execution of this Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as each Company and the Agent shall otherwise agree herein or in a separate writing.

SECTION 3. REVOLVING LOANS

         1. Upon the Agent's receipt of an executed Revolving Loan Promissory Note, the Lenders agree, subject to the terms and conditions of this Agreement from time to time, and within (x) the Availability and (y) the Line of Credit, but subject to Lenders' right to make "overadvances", to make loans and advances to the Companies on a revolving basis (i.e., subject to the limitations set forth herein, each Company may borrow, repay and re-borrow Revolving Loans); provided, however, that the Lenders shall not be obligated to lend to any Restricted Subsidiary an amount in excess of a sum equal to (1) the Restricted Subsidiary Borrowing Base less (2) the aggregate amount of all loans thereto by any and all Obligors. Subject to such limitations, the aggregate amount of such loans and advances outstanding shall be up to the sum of: (a) outstanding Eligible Accounts Receivable of the Companies multiplied by the Accounts Receivable Advance Percentage, plus (b) the lesser of (i) Net Book Value multiplied by the Equipment Advance Percentage or (ii) the aggregate value of Eligible Equipment of the Companies multiplied by the Equipment Advance Percentage, minus (c) the outstanding undrawn balance of Letters of Credit outstanding, and minus (d) the Availability Reserves. Each request shall constitute, unless otherwise disclosed in writing to the Agent and the Lenders a representation and warranty by each Company that (i) after giving effect to the requested advance, no Default or Event of Default has or will have occurred and be continuing, (ii) such requested Revolving Loan is within the Line of Credit and Availability, and (iii) the proceeds of such Revolving Loan shall be used
(A) if the Revolving Loan is an Acquisition Facility Loan, solely for Permitted Acquisitions, and (B) if the Revolving Loan is not an Acquisition Facility Loan, for the purposes permitted for such loans as set forth in Section 7, Paragraph 18(l). All requests for loans and advances must be received by an officer of the Agent no later than 1:00 p.m., New York time, on the day on which such loans and advances are required and must designate the portion thereof which are Acquisition Facility Loans and the portion thereof which are Revolving Loans other than Acquisitions Facility Loans. Should the Agent for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "Overadvances" and shall be made in the Agent's sole discretion, subject to any additional terms the Agent deems necessary and the other terms and provisions of this Agreement; provided, however, Agent may not make Overadvances which exceed the Line of Credit.

         2. In furtherance of the continuing assignment and security interest in the Companies Accounts, each such Company may, at its option (but in all cases subject to Section 3, Paragraph 9 below) promptly after the creation of Accounts, execute and deliver to the Agent in such form and manner as the Agent may reasonably require, solely for the Agent's convenience in maintaining records of collateral, such confirmatory schedules of Accounts as the Agent may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts as the Agent may reasonably require. In addition, each Company may,



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

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
at its option (but in all cases subject to Section 3, Paragraph 9 below) provide the Agent with copies of agreements with, or purchase orders from, such Company's customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as the Agent may reasonably require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each Company hereby authorizes the Agent to affix such Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of each Company's authorized officers or agents.

         3. (a) The Obligors hereby jointly and severally represent and warrant that: each Trade Account Receivable of each Company is based on an actual and bona fide sale and delivery of goods or rendition of services to its customers, made by such Company in the ordinary course of its business; Equipment and the other goods, if any, being sold and the Trade Accounts Receivable created are the exclusive property of such Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Liens; the invoices evidencing such Trade Accounts Receivable are in the name of such Company; and the customers of such Company have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contracts, except for disputes and other matters arising in the ordinary course of business with respect to which such Company has complied with the notification requirements of Paragraph 5 of this section;

                  (b) The Obligors confirm to the Agent that any and all taxes or fees relating to each Company's business, sales, the Accounts or goods relating thereto, are such Company's sole responsibility and that same will be paid by such Company when due and that none of said taxes or fees represent a lien on or claim against the Accounts. Each Company agrees to maintain such books and records regarding Accounts as the Agent may reasonably require and agrees that the books and records of each Company will reflect the Agent's interest in the Accounts. All of the books and records of each Company will be available to the Agent at normal business hours, including any records handled or maintained for such Company by any other company or entity (including any Guarantor); provided, however, that the inclusion of this provision is not intended to waive the attorney-client privilege with respect to legal files in the possession of counsel to the Obligors.

         4. Until the Agent has advised the Parent to the contrary after the occurrence of a Triggering Event (as defined below), the Companies may and will enforce, collect and receive all amounts owing on the Accounts for the Agent's and Lenders' benefit and on their behalf, but at the Companies' expense; such privilege shall terminate automatically upon the institution by or against any Company of any proceeding under any bankruptcy or insolvency law or, at the election of the Agent, upon the occurrence of any Triggering Event and until such Triggering Event is waived in writing by the Agent or cured to the Agent's satisfaction. Any checks, cash, notes or other instruments or property received by a Company with respect to any Accounts or other proceeds of Collateral shall be held by or on behalf of such Company in trust for the Agent for the benefit of the Lenders, separate from such Company's own property and funds, and



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
immediately deposited to the special depository accounts in the Agent's name at a depository institution designated by the Agent for such purposes (the "DEPOSITORY ACCOUNTS"). Each such Depository Account shall be covered by a tri-party blocked account agreement in form and substance acceptable to Agent among such depository institution, Agent and each Company. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such accounts and proceeds thereof deposited in the applicable Depositary Account are held by such depositary institution as agent or bailee-in-possession for Agent, (ii) the depositary institution executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fee and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) following Agent giving notice to such depositary institution to do so (which notice Agent agrees not to give to such bank prior to the occurrence of a Triggering Event), such depositary institution agrees to immediately forward all amounts received in the applicable Depositary Account to Agent. From and after the occurrence of a Triggering Event, no Obligor shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements. As used in this Agreement, "TRIGGERING EVENT" means: (A) an Event of Default has occurred and is continuing or (B) the amount of Availability, determined without regard to the Excluded L/Cs, at any time is less than $15,000,000. All amounts received by the Agent in payment of Accounts ("COLLECTIONS") will be credited to the Companies' accounts on the Business Day of the Agent's receipt of "good funds" at the Agent's bank account in New York, New York on the Business Day of receipt if received no later than 1:00 p.m. (New York City time) or on the next succeeding Business Day if received after 1:00 p.m. (New York City time). No checks, drafts or other instrument received by the Agent shall constitute final payment to the Agent unless and until such instruments have actually been collected. If all Triggering Events which occur cease to continue for a period of thirty (30) consecutive days, in the reasonable judgment of the Agent based on relevant information provided by the Parent, then the Parent shall resume the enforcement, collection and receipt of all amounts owing on Accounts pursuant to the first sentence of this Paragraph 4, as was in effect prior to the occurrence of such Triggering Events (except as otherwise provided in Section 10 of this Agreement).

         5. The Parent agrees to notify the Agent promptly of any matters materially affecting the value, enforceability or collectibility of any Account and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods. The Parent agrees to issue credit memoranda promptly (with duplicates to the Agent upon request after the occurrence of an Event of Default that is continuing) upon accepting returns or granting allowances, and may continue to do so until the Agent has notified the Parent that an Event of Default has occurred and is continuing and that all future credits or allowances are to be made only after the Agent's prior written approval. Upon the occurrence of an Event of Default that is continuing and until such time as such Event of Default is no longer continuing or is waived in writing by the Agent or cured to the Agent's satisfaction and on notice from the Agent, each Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by each Company, marked with the Agent's name and held by the Companies for the Agent's account as owner and assignee.



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
         6. The Agent shall maintain a separate account on its books in Parent's name (the "REVOLVING LOAN ACCOUNT") in which the Companies will be charged with loans and advances made by the Agent to them or for their account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which the Agent may incur in connection with the exercise by or for the Agent of any of the rights or powers herein conferred upon the Agent, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Agent in connection with this Agreement or the Collateral assigned hereunder, or any Obligations owing to the Agent and the Lenders by each Company. The Companies will be credited with all amounts received by the Agent and/or the Lenders from such Companies or from others for the Companies' account, including, as above set forth, all amounts received by the Agent in payment of assigned Accounts and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by such Companies be a prerequisite to the Agent's right to demand payment of any Obligation from any Obligor. Further, it is understood that the Agent and/or the Lenders shall have no obligation whatsoever to perform in any respect any of any Company's contracts or obligations relating to the Accounts.

         7. After the end of each month, the Agent shall promptly send the Parent a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Agent and the Companies during that month. The monthly statements shall be deemed correct and binding upon the Companies and shall constitute an account stated between such Companies and the Agent unless the Agent receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

         8. In the event that the sum of (i) the outstanding balance of Revolving Loans and (ii) outstanding balance of Letters of Credit exceeds (x) the maximum amount thereof available under Sections 3 and 5 of this Agreement or
(y) the Line of Credit (herein the amount of any excess shall be referred to as the "Excess"), such Excess shall be due and payable to the Agent for the benefit of the Lenders immediately upon the Agent's demand therefor.

         9. Until such time as a Company provides the information required by the Agent under Section 3, Paragraphs 2 above, such Company's Trade Accounts Receivable shall not be included as Eligible Accounts Receivable for purposes of calculating Availability. Notwithstanding the foregoing, such Company shall provide monthly summaries of Accounts in form and substance reasonably satisfactory to the Agent described in Section 7, Paragraph 8(b)(iii)(D) of this Agreement.

SECTION 4. ACQUISITION FACILITY LOANS AND PERMITTED ACQUISITIONS

         1. Dollar Amount of Acquisition Facility Loans. Each of the Companies shall be permitted to borrow Revolving Loans for the purpose of the Parent or a wholly-owned subsidiary of the Parent that is one of the Companies or Obligors consummating Permitted Acquisitions ("ACQUISITION FACILITY LOANS") subject to the following conditions:

                  (a) (i) Following the making of such Revolving Loan and consummation



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
of the Permitted Acquisition, there is at least $15 million of Availability (determined without regard to the Excluded L/Cs) and no more than an aggregate of $80 million of Revolving Loans outstanding, and (ii) until the Obligors have invested in the aggregate $25 million in cash (whether cash on hand or cash provided from Revolving Loans to consummate Permitted Acquisitions pursuant to this Section 4) in Permitted Acquisitions that are Domestic Acquisitions, the aggregate amount of Revolving Loans outstanding for the purpose of consummating Canadian Acquisitions cannot exceed the sum of (A) $20 million plus (B) the amount of cash invested in Domestic Acquisitions (whether cash on hand or cash provided from Revolving Loans); or

                  (b) UTI and the Parent received the Required Lenders' prior written approval, which approval shall be given or not given in the sole and absolute discretion of the Lenders.

         2. Acquisition Request. In addition, an Obligor's ability to consummate Permitted Acquisitions and UTI's ability to borrow Revolving Loans for the purpose of consummating Permitted Acquisitions are subject to the Parent providing to the Agent at least ten (10) Business Days (except as otherwise stated below or the context otherwise requires) prior to the funding of the Acquisition Facility Loan or the consummation of the Permitted Acquisition the following:

                  (a) (i) in the case of (A) an acquisition of capital stock of a Person or all or substantially all of the assets of a Person, the name of the Person (the "TARGET") which is to be acquired or whose assets are to be acquired, and (B) an acquisition of Rigs or Rig Accessories, the name of the Person from whom the same are to be acquired; (ii) in the case of (A) an acquisition of Capital Stock of a Person or all or substantially all of the assets of a Person, a description of the nature of the Target's business, and
(B) an acquisition of Rigs or Rig Accessories, a description of the Rigs or Rig Accessories to be acquired;

                  (b) copies of the current drafts of documentation as and when prepared;

                  (c) copies of substantially final drafts of such documentation at least one (1) Business Day prior to the earlier to occur of (i) the proposed funding date of the Acquisition Facility Loan intended to effect the proposed acquisition or (ii) the date such proposed acquisition is expected to be consummated (the "ACQUISITION AGREEMENTS");

                  (d) a summary of the terms and conditions of the proposed acquisition;

                  (e) a certificate of the chief financial officer or chief executive officer of the Parent dated on or within two (2) days prior to the earlier to occur of the proposed funding date of the Acquisition Facility Loan or date such Permitted Acquisition is expected to be consummated certifying (i) the total amount of cash that has been used for Permitted Acquisitions as of that date in Canada and the United States, and (ii) that no Default or Event of Default exists that is continuing or could reasonably be expected to occur as a result of the proposed acquisition; and

                  (f) any other information the Agent may reasonably request from time to time prior to such funding or date such Permitted Acquisition is expected to be consummated that is



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
available to such Obligor.

In addition, at least three (3) Business Days prior to the earlier to occur of
(x) the date that the proposed funding of the Acquisition Facility Loan or (y) date such proposed acquisition is expected to be consummated, the Parent and UTI must have been available to the Agent and the Lenders to answer questions regarding the proposed acquisition and the documentation related thereto.

         3. Acquisition Criteria. In addition, the Obligor's ability to consummate Permitted Acquisitions and UTI's ability to borrow Revolving Loans for the purpose of consummating Permitted Acquisitions are subject to the Parent providing the Agent with evidence of the following:

                  (a) Parent has completed due diligence on the Target and the assets to be acquired, as the case may be, reasonably satisfactory to Parent, including, without limitation, if applicable, a due diligence investigation as to the compliance with all Environmental Laws by the Target and the assets to be acquired;

                  (b) Target's material business activities are in a Qualified Business;

                  (c) Unless the Agent otherwise consents, if the proposed acquisition is an acquisition of the stock of a Target, the acquisition will be structured so that the Target will become a direct or indirect Substantially-Owned Subsidiary of UTI; provided that if more than 50% of the consideration to be paid for the acquisition is comprised of the Parent's stock the Target may become a direct Subsidiary of Parent if reasonably required in order for the transaction to qualify as a tax-free reorganization pursuant to
Section 368 of the Internal Revenue Code of 1986, as amended. If the proposed acquisition is an acquisition of assets, the acquisition will be structured so that a direct Substantially-Owned Subsidiary owned by UTI shall acquire the assets.

                  (d) If the proposed acquisition is a Canadian Acquisition:

                                                     (i) the Target to be
                                    acquired or the acquisition company to be formed or existing for purposes of owning the assets to be acquired (each a "CANADIAN OPERATING COMPANY") shall become a direct or indirect wholly-owned subsidiary of UTI (except for Canadian Exchangeable Shares);

                                                     (ii) 66% of the Capital
                                    Stock of each Canadian Operating Company
                                    (except for Canadian Exchangeable Shares) shall be pledged to the Agent for the benefit of the Lenders (and constitutes a first priority, fully perfected lien and security interest on such stock); and

                                                     (iii) Any funds advanced to
                                    the Canadian Operating Company or through a Canadian Finance Company for



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
                                    purposes of consummating the proposed
                                    acquisition shall qualify as Permitted
                                    Business Investments.

                  (e) Neither the Target nor its assets nor the acquired assets, as the case may be, shall be subject to any contingent obligations (including contingent obligations arising from any environmental liabilities), environmental liabilities, unsatisfied judgments or any pending action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that (A) the Agent reasonably determines could reasonably be expected to have a Material Adverse Effect and (B) are not subject to indemnification or adjustment to acquisition consideration (or taken into account in the determination of acquisition consideration) or other remedy reasonably satisfactory to the Agent.

                  (f) The Parent shall have provided to the Agent each of the following to the extent that they are reasonably available to the Parent: (A) copies of (x) the internally prepared financial statements of the Target, for the twelve (12) month period prior to the closing of the proposed acquisition for which financial statements are available and (y) audited or reviewed financial statements to the extent they exist for the two (2) most recently completed fiscal years of the Target, and (B) a pro forma financial projection of the Parent and its Subsidiaries (including the Target) for the period following the date of the consummation of the proposed acquisition through the end of the next succeeding Fiscal Year which reflects compliance with the financial covenants set forth in this Agreement.

         4. Acquisition Agreements. As soon as practicable following the earlier to occur of the consummation of the proposed acquisition or the funding of the Acquisition Facility Loans to be used for the proposed acquisition: (a) Agent shall have received executed copies of the Acquisition Agreements relating to the proposed acquisition and shall, in the ordinary course of business, have forwarded copies thereof to the Lenders; (b) the Acquisition Agreements shall be in full force and effect and no material term or condition thereof shall have been amended, modified, or waived after the execution thereof (other than solely to extend the date by which the proposed acquisition is required to occur) except those for which prior written notice was provided to Agent; (c) none of the parties to the Acquisition Agreements shall have failed to perform any material obligation or covenant required by the Acquisition Agreement to be performed or complied with by it on or before the date of the closing of the proposed acquisition unless waived with the consent of the Agent; and (d) Agent shall have received a certificate from the Company's chief executive officer or chief financial officer to the effect set forth in clauses (a), (b) and, to his knowledge, (c) above.

         5. Acquisition Loan Documents. (a) If the proposed acquisition is an acquisition of the stock of a Domestic Person, then: (i) the Target shall, upon consummation of such acquisition, become a "Company" for all purposes under the Loan Documents and shall execute and deliver to Agent documentation reasonably required by the Agent in connection therewith, including, without limitation, documentation confirming that such Person is or will be a Company or a Restricted Subsidiary under the Loan Documents and an agreement in writing (in form and substance reasonably satisfactory to the Agent) providing for the subordination of inter-company indebtedness to the Obligations owed to the Agent and the Lenders; (ii) the Obligors shall execute and deliver to the Agent an amendment to the relevant Loan Documents



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describing as collateral thereunder the stock of the Person and other Collateral owned by such Person (together with documents incident thereto); and (iii) the acquiring Obligor shall deliver to the Agent the certificates representing the stock of such Person together with undated stock powers duly executed in blank. If the proposed acquisition is an acquisition of Domestic assets, UTI shall execute and deliver the Agent such documentation requested by Agent to cause the property acquired to be subject to a fully perfected lien and security interest in favor of Agent for the benefit of the Lenders and for such lien to have priority over all other liens other than Permitted Liens.

                  (b) If, after giving effect to a Permitted Acquisition, the Availability is or would be less than $30,000,000, then the Parent shall notify the Agent in writing, as soon as practicable (but in no event more than five (5) Business Days) after closing of such Acquisition in the event that, (i) any Obligor effected a Permitted Acquisition of the Capital Stock of a Domestic Subsidiary, (ii) such Subsidiary is or could be determined by Agent to be Financially Weakened, and (iii) such Subsidiary is a first tier Subsidiary of the Parent. Such Subsidiary shall be a Restricted Subsidiary for thirty (30) days after the Agent receives written notice unless otherwise provided by operation of this Paragraph 5(b). Within thirty (30) days after the Agent receives such written notice, the Agent shall notify the Parent if the Agent has an Objection to such Subsidiary (or its successor) becoming an Obligor, in which event such Subsidiary (or its successor) shall become and remain a Restricted Subsidiary until such time as the Agent determines, in the Agent's reasonable discretion, that it has no further Objection or such Subsidiary becomes a Subsidiary of UTI. If the Agent fails to assert its Objection, in writing, within such thirty (30) day period, such Subsidiary shall instead not become a Restricted Subsidiary of UTI. Regardless of whether a Subsidiary is a Restricted Subsidiary under this clause (b), however, such Subsidiary shall become a "Company" on the closing of such transaction, and the Agent, the Lenders and the Obligors shall execute all documents (as contemplated in Paragraph 5(a) above) as may be reasonably required to make such Subsidiary a "Company" hereunder. Parent shall cause each Domestic Subsidiary to become a participant in the Parent's consolidated cash management system, (A) in the event such Subsidiary never becomes a Restricted Subsidiary, as soon as practicable but in no event later than twenty (20) months after the acquisition of such Subsidiary, or (B) in the event the Subsidiary becomes a Restricted Subsidiary, as soon as practicable following the date such Subsidiary ceases to be considered a Restricted Subsidiary, but in no event later than twenty (20) months after such date.

                  (c) If, after giving effect to Permitted Acquisition of the Capital Stock of a Domestic Person, Availability exceeds $30,000,000, then such Person (or its successors) shall, upon the closing of the Acquisition thereof, become a "Company" for all purposes hereof, and the parties hereto shall execute all such documents (as contemplated in Paragraph 5(a) above) as may be reasonably required to effect such result, and such Subsidiary shall not be a Restricted Subsidiary.

                  (d) Within thirty (30) days following the closing of each Permitted Acquisition, the Parent shall provide the Agent for the benefit of the Lenders with a complete certified copy or executed original of all Acquisition documents, instruments and agreements executed and delivered in connection with such Acquisition.



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
                  (e) Any Company that is a Restricted Subsidiary may not become part of the Parent's consolidated cash management system without the prior written approval of the Agent. Any Company that is not a Restricted Subsidiary may become a member of the Parent's consolidated cash management system at any time at the Parent's discretion.

SECTION 5. LETTERS OF CREDIT

         In order to assist the Companies in establishing or opening Letters of Credit with an Issuing Bank to cover the purchase of inventory, equipment or otherwise, each Company has requested the Agent in behalf of the Lenders to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending the Agent's and Lenders' credit to the Company and the Agent and the Lenders have agreed to do so. These arrangements shall be handled by the Agent subject to the terms and conditions set forth below.

         1. Within the Line of Credit and the Availability, the Agent and the Lenders shall assist the Companies in obtaining Letter(s) of Credit in an amount not to exceed the available portion of the Letter of Credit Sub-Line in the aggregate outstanding at any one time. The Agent's and Lenders' assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in the sole discretion of the Agent prior to the occurrence and continuance of an Event of Default and thereafter shall require the consent of the Required Lenders. It is understood that the form, expiry date and purpose of each Letter of Credit must be acceptable to the Agent in its reasonable business judgment. Any and all outstanding Letters of Credit shall be treated as a Revolving Loan for Availability purposes. Notwithstanding anything herein to the contrary, so long as an Event of Default shall have occurred and be continuing, the Agent's and Lenders' assistance in connection with the Letter of Credit Guaranty shall be in the Agent's sole discretion unless such Event of Default is no longer continuing or cured to the Agent's satisfaction or waived by the Agent in writing.

         2. The Agent shall have the right, without notice to any Company, to charge such Company's Revolving Loan Account on the Agent's books with the amount of any and all indebtedness, liability or obligation of any kind incurred by the Agent under the Letters of Credit Guaranty at the earlier of (a) payment by the Agent under the Letters of Credit Guaranty, or (b) so long as an Event of Default shall have occurred and be continuing. Any amount charged to a Company's Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Section 8, Paragraph 1 of this Agreement.

         3. The Obligors jointly and severally unconditionally indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless from any and all loss, claim or liability incurred by the Agent and/or the Lenders arising from any transactions or occurrences relating to Letters of Credit established or opened for any Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by any Issuing Bank, other than for any such loss, claim or liability arising solely out of the gross negligence or willful misconduct by the Agent and/or the Lenders under the Letters of Credit Guaranty. The Obligors further agree jointly and severally to hold the Agent and the Lenders harmless from any errors or omission, negligence or misconduct by the Issuing Bank. Such unconditional obligation of the Obligors to the Agent and the Lenders



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
hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of the Agent's and/or the Lenders' gross negligence or willful misconduct. The Obligors agree that any charges incurred by the Agent and/or the Lenders for the account of the Companies by the Issuing Bank shall be conclusive on the Agent and the Lenders and may be charged in the manner determined by the Agent to the Revolving Loan Accounts of the appropriate Companies.

         4. The Agent and/or the Lenders shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the existence, character, quality or value of services, related to such documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and the Company. Furthermore, without being limited by the foregoing, the Agent and/or the Lenders shall not be responsible for any act or omission with respect to or in connection with any Collateral.

         5. Any action authorized or permitted under this Agreement and taken by the Agent and/or the Lenders, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on the Obligors and shall not put the Agent and/or the Lenders in any resulting liability to the Obligors. In furtherance thereof, upon the occurrence of an Event of Default and so long as the same is continuing, the Agent shall have the full right and authority to clear and resolve any questions of noncompliance with documents, to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the Agent's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent all without any notice to or any consent from any Company.

         6. Without the Agent's express consent and endorsement in writing, each Company agrees: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default and so long as the same is continuing, and which is not waived by the Agent,



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
not to (i) clear and resolve any questions of non-compliance of documents, or
(ii) give any instructions as to acceptances or rejection of any documents or goods.

         7. Each Company agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and Domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and full complied with; and any certificates in that regard that the Agent may at any time request will be promptly furnished. In this connection, each Company warrants and represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. Each Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies owed thereby in connection with the conduct of their respective businesses, except to the extent subject to appropriate dispute resolution proceedings and for which adequate reserves in accordance with GAAP have been established. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely each Company's risk, liability and responsibility.

         8. Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty the Agent for the benefit of the Lenders shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the applicable Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent for the benefit of the Lenders and apply in all respects to the Agent for the benefit of the Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6. COLLATERAL

         1. As security for the prompt payment in full of all loans and advances made and to be made to each Company from time to time by the Agent and/or the Lenders pursuant hereto, as well as to secure the payment in full of the other Obligations, each Obligor (other than PPLP and PPTC) hereby pledges and grants to the Agent for the benefit of the Lenders a continuing general lien upon and security interest in all of its (excluding Real Estate, automobiles owned by any Obligor and Intellectual Property):

                  (a) present and hereafter acquired Inventory;

                  (b) present and hereafter acquired Equipment (including, but not limited to, Eligible Equipment and Rigs);

                  (c) present and future Accounts;

                  (d) present and future Documents of Title;



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

                  (e) present and future General Intangibles; and

                  (f) present and future Other Collateral;

together with all cash and non-cash proceeds and products of the foregoing.

         2. The security interests granted hereunder shall extend and attach to:

                  (a) All Collateral which is presently in existence and which is owned by any Obligor or in which any Company has any interest, whether held by such Obligor or others for its account, and, if any Collateral is Equipment, whether such Obligor's interest in such Equipment is as owner or lessee or conditional vendee;

                  (b) All Equipment whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all Rigs, dies, jigs, tools, benches, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to the Equipment;

                  (c) All Inventory, if any, and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent or any Obligor from such Obligor's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by such Company, or to the sale, promotion or shipment thereof.

         3. Each Obligor agrees to safeguard, protect and hold all Inventory for the Agent's account and make no disposition thereof except in the regular course of the business of such Obligor and not otherwise prohibited herein. Until an Event of Default has occurred that is continuing which has not been waived in writing by the Agent and the Agent has given such Obligor notice to the contrary, as provided for below, any Inventory may, to the extent applicable to the Companies, be sold and shipped by each Company to its customers in the ordinary course of such Company's business, on open account terms which do not exceed one hundred twenty (120) days from shipment date or as otherwise provided herein, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over to the Agent for the benefit of the Lenders or deposited in the Depository Accounts in accordance with Section 3, Paragraph 4 of this Agreement. The Agent shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default that is continuing so long as the same is continuing and until such time as such Event of Default is waived or cured to the Agent's reasonable satisfaction, in which event no further disposition shall be made of the Inventory by such Company without the Agent's prior written approval. The proceeds of sales of Inventory shall be deposited in the form received to the Depository Accounts. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in such Company's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale,



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exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

         4. The Companies agree, at their own cost and expense, to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary, except where the Companies believe, in their reasonable business judgment, that such repairs are not consistent with their customary business practices. The Companies also agree that to safeguard and protect the proceeds of any sales of Equipment such proceeds shall not be commingled with such Companies other property, but shall be segregated, and shall be deposited immediately by such Companies in the identical form received by such Companies by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding anything in this Agreement to the contrary, any Obligor may from time to time sell, lease, exchange, assign, transfer or otherwise dispose of (1) any Equipment (plus any drill pipe and other inventory reasonably necessary or incident to the ongoing operation of such Rigs), provided that, immediately following the consummation of such sale, lease, exchange or other disposition, (a) the Obligors, taken as a whole, own at least two hundred (200) Domestic Rigs upon which the Agent, for the benefit of the Lenders, has a first priority lien and fully perfected security interest, and
(b) the Orderly Liquidation Value of the Domestic Rigs upon which the Agent, for the benefit of the Lenders, has such first priority lien and fully perfected security interest exceeds $200,000,000 in aggregate, and (c) in no event shall the Obligors be permitted to sell, lease, exchange, assign or transfer an aggregate number of Rigs in any Fiscal Year of Parent that exceeds 15% of the aggregate number of Rigs owned by the Obligors on the first day of such Fiscal Year, or if the foregoing conditions are not or would not otherwise be satisfied upon the consummation of such sale, lease, exchange or other disposition, and
(2) Equipment no longer needed in such Obligor's operations; provided, however, that with respect to dispositions permitted in this clause (2), (A) the greater of the Book Value or Fair Market Value of the Equipment so disposed of does not exceed $5,000,000 in the aggregate in any Fiscal Year for all of the Obligors in the aggregate, and (B) the proceeds of such sales or dispositions are delivered to the Agent or deposited in the Depository Accounts in accordance with the foregoing provisions of this paragraph; provided, however, that the aforesaid rights shall automatically cease upon the occurrence of an Event of Default that is continuing which is not waived in writing by the Agent or cured within any applicable grace period.

         5. The rights and security interests granted to the Agent for the benefit of the Lenders hereunder are to continue in full force and effect, notwithstanding the termination of this Agreement or the fact that the account maintained in the Companies names on the books of the Agent may from time to time be temporarily in a credit position, until the final payment in full to the Agent and the Lenders of all Obligations and the termination of this Agreement. Any delay,



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or omission by the Agent and/or the Lenders to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by the Agent. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

         6. To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then the Agent shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agent's or the Lenders' rights hereunder.

         7. Any reserves or balances to the credit of any Obligor and any other property or assets of such Obligor in the possession of the Agent and/or the Lenders may be held by the Agent as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest the Agent may have in any other assets of such Obligors, shall secure payment and performance of all now existing and future Obligations. The Agent may in its discretion charge any or all of the Obligations to the Revolving Loan Account of such Company when due.

         8. This Agreement and the obligation of each Company to perform all of its covenants and obligations hereunder shall be further secured, at the Agent's discretion, upon the occurrence of an Event of Default that is continuing, by mortgage(s), deed(s) of trust or assignment(s) on the Real Estate which shall not be recorded until the occurrence of an Event of Default that is continuing. Upon the occurrence of an Event of Default that is continuing, the Obligors shall promptly execute such mortgages, deeds of trust assignments and other documents as shall be requested by the Agent with respect to Real Estate now owned or hereafter acquired by each Company as the Agent and/or the Lenders shall require to obtain a valid first lien thereon subject only to Permitted Liens and those exceptions of title as set forth in future title insurance policies that are satisfactory to the Agent.

         9. Upon and from time to time following the occurrence of an Event of Default that is continuing, the Agent for the benefit of the Lenders may, in its sole discretion, record such mortgage(s), deed(s) of trust or assignment(s) on the Real Estate or real estate then existing or acquired after the date thereof. Once recorded, such documents shall remain of record until all of the Obligations are paid and discharged in full (notwithstanding any other provision in any Loan Document).

         10. Each Obligor shall give to the Agent for the benefit of the Lenders, and/or shall cause the appropriate party to give to the Agent for the benefit of the Lenders, from time to time such pledge agreements or security agreements with respect to General Intangibles, capital stock and other property (other than (except as provided in this Agreement) with respect to such automobiles and Intellectual Property) of such Obligor which is or may constitute Collateral as the Agent shall require to obtain a valid first priority and fully perfected security interest and liens thereon. This Agreement and the obligation of each Company to perform all of its covenants and obligations hereunder shall be further secured, upon the occurrence of an Event of



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
Default that is continuing, by a security interest in each Obligor's automobiles and Intellectual Property, which shall not attach or be documented or filed or recorded until the occurrence of an Event of Default that is continuing. Upon the occurrence of an Event of Default that is continuing the Obligors shall, at the Agent's request, promptly execute such assignments and other documents and deliver such certificates of title as requested by the Agent with respect to such automobiles and Intellectual Property now owned or hereafter acquired by each Company as the Agent and/or the Lenders shall require to obtain a valid first lien and fully perfected security interest thereon subject only to Permitted Liens. Once recorded, such documents shall remain of record until all of the Obligations are paid and discharged in full (notwithstanding any other provision in any Loan Document).

         11. The provisions in this Section 6, Paragraph 11 and in Section 10, Paragraph 4 of this Agreement apply to the Collateral including all proceeds thereof at all times during which such Collateral or the proceeds thereof are located in Louisiana or are otherwise subject to the application of Louisiana law in any respect (the "LOUISIANA PLEDGED COLLATERAL").

                  (a) The parties hereto recognize and agree that at all times during which portions of the Louisiana Pledged Collateral or the proceeds thereof are located in the State of Louisiana or are otherwise subject to the application of Louisiana law, the perfection and priority of the security interest granted by Obligors to the Agent in such portions or proceeds of the Louisiana Pledged Collateral hereunder and the exercise of remedies in connection therewith shall be subject to the provisions of Chapter 9 of the Louisiana Commercial Laws that are mandatorily applicable thereto notwithstanding under Louisiana law, the choice of any other jurisdiction's laws to govern such matters (La. R.S. Sections 10:9-101, et seq.) and all other applicable provisions of Louisiana law.

                  (b) Contemporaneously with the execution of this Agreement, each Obligor has completed and signed one or more appropriate Louisiana UCC-1 financing statements with regard to the Louisiana Pledged Collateral and the proceeds thereof. Debtor authorizes Secured Party, at Debtor's expense, to file multiple originals, or photocopies, carbon copies or facsimile copies of such Louisiana UCC-1 financing statements with the appropriate filing officer or officers in the State of Louisiana, pursuant to the provisions of Chapter 9 of the Louisiana Commercial Laws (La. R.S. Sections 10:9-101, et. seq.).

                  (c) Each Obligor shall give the Agent thirty (30) days' notice prior to any change in any Obligor's employer identification number made by the Agent and shall give the Agent notice of any change in such Obligor's employer identification number that is not made by such Obligor within thirty (30) days after such change. In the event of any change whatsoever in an Obligor's employer identification number, such Obligor will execute and file any new UCC-1 financing statements or any other documents that are necessary or desirable to preserve and continue the Agent's security interest under this Agreement within thirty (30) days after such change.

         12. The provisions of this Section 6 shall not apply to PPLP and PPTC; provided, however, PPLP and PPTC agree that until termination of the Agreement and satisfaction of all Obligations due under the Agreement, PPLP and PPTC shall not mortgage, pledge, encumber or collaterally assign any of their respective assets except for Permitted Liens.




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
SECTION 7. REPRESENTATIONS, WARRANTIES AND COVENANTS

         1. Each Obligor hereby warrants and represents and/or covenants with respect to itself and each other Obligor that each Obligor is Solvent. Each Obligor further warrants and represents that Schedule 7(1) hereto correctly and completely sets forth each Obligor's chief executive office and all of the locations of all of each Obligor's locations of all Collateral; and except for the Permitted Liens, the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; that, except for the Permitted Liens, each Obligor is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; that each Obligor will at its expense forever warrant and, at the Agent's request, defend the same from any and all claims and demands of any other Person other than the Permitted Liens; that no Obligor will grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other Person other than the holders of the Permitted Liens; and that the Equipment does not comprise a part of the Inventory of each Company and that the Equipment is and will only be used by each Company in its business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by each Company without the prior written approval of the Agent except as otherwise expressly permitted in Section 6, Paragraph 4 of this Agreement and, additionally, in the case of the Rigs, in the ordinary course of Business. Each Obligor makes each representation and warranty made in favor of each Subordinating Creditor in each agreement with respect to or evidencing Subordinated Debt ("SUBORDINATED AGREEMENTS") as if the same were set forth at length herein.

         2. Each Obligor agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require. Each Obligor agrees that the Agent or its agents may enter upon such Obligor's premises at any time during normal business hours, and from time to time, for the purpose of inspecting the Collateral, and any and all records pertaining thereto. The Parent agrees to afford the Agent written notice, on the Agent's request, of changes in the location of any item or items of tangible Collateral, within thirty (30) days following such request. The Parent is required, in any event, to notify the Agent of the relocation of any Rig to a location not previously known to Agent at least once each sixty (60) days, on reports customarily maintained or created in the ordinary course of business by the Obligors. Each Obligor shall also advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral taken as a whole, ordinary wear and tear excepted or on the security interests granted to the Agent therein. Each Guarantor represents, warrants and covenants that it does not own and shall own no Rigs or Rig Accessories.

         3. Each Obligor agrees to: execute and deliver to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements, and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral pledged to the Agent hereunder. Each Obligor's failure, however, to promptly give the Agent such statements, or schedules shall not affect, diminish, modify or otherwise limit the Agent's security interests in the Collateral.



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         4. Each Obligor agrees to comply and to cause each Obligor to comply, with the requirements of all state and federal laws in order to grant to the Agent valid and fully perfected first priority security interests in the Collateral, subject only to the Permitted Liens. The Agent is hereby authorized by each Obligor to file any financing statements covering the Collateral whether or not each Obligor's signature appears thereon. Each Obligor agrees to do whatever the Agent may reasonably request, from time to time, consistent with the Obligors' obligations hereunder by way of: filing notices of liens, financing statements, amendments, renewals and continuations thereof; filing of leases (or copies thereof) with appropriate governmental authorities (including, without limitation, for the purposes of obtaining the benefits of 60 Oklahoma Statutes Section 319 and similar laws); cooperating with the Agent's custodians; keeping stock records; transferring proceeds of Collateral to the Depository Accounts; and performing such further acts as the Agent may reasonably require in order to effect the purposes of this Agreement and the other Loan Documents.

         5. If Real Estate becomes Collateral hereunder, the Companies agree to maintain and to cause each other Obligor (as applicable) to maintain, casualty insurance on its Real Estate under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times consistent with industry practices and reasonably satisfactory to the Agent. All policies covering such Real Estate shall be made payable to the Agent for the benefit of the Lenders, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Agent may reasonably require to fully protect the Agent's interest in the Real Estate and to any payments to be made under such policies; provided, however, that such rights under such policies will be subject to the rights under such policies of any holders of Permitted Liens holding claims senior to those of the Agent for the benefit of the Lenders.

         6. Each Obligor agrees to pay, when due, all taxes, assessments, claims and other charges (herein "TAXES") lawfully levied or assessed upon such Obligor or the Collateral and if such taxes remain unpaid after the date fixed for the payment thereof unless such taxes are being diligently contested in good faith by such Obligor by appropriate proceedings or if any lien shall be claimed thereunder and execution thereon is not effectively stayed by such proceeding
(a) for taxes due the United States of America or (b) which in the Agent's opinion might create a valid obligation having priority over the liens granted to the Agent herein, the Agent may, on each Obligor's behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to the Agent on demand.

         7. Each Obligor: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral taken as a whole, or any material part thereof, or on the operation of such Obligor's business; provided that such Obligor may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Agent's reasonable opinion, materially and adversely effect the Agent's rights or priority in the Collateral; (b) agrees to comply with all Environmental Laws as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its property and operation of its business, which the failure to comply with would have a




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material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of each Obligor. The Obligors hereby jointly and severally indemnify the Agent and the Lenders and agrees to defend and hold the Agent and the Lenders harmless from and against any and all loss, damage, claim, liability, injury or expense which the Agent and/or the Lenders may sustain or incur (other than as a result of actions of the Agent and/or the Lenders) in connection with any claim or expense asserted against the Agent and/or the Lenders as a result of any environmental pollution, Hazardous Material or environmental clean-up of any Obligor's real property; or any claim or expense which results from each Obligor's operations (including, but not limited to, each Obligor's off-site disposal practices) and such Obligor further agrees that this indemnification shall survive termination of this Agreement as well as the payment of all Obligations or amounts payable hereunder. Each Obligor shall be deemed not to have breached any provision of this Paragraph 7 if (i) the failure to comply with the requirements of this Paragraph 7 resulted from good faith error or innocent omission, (ii) such Obligor promptly commences and diligently pursues a cure of such breach and (iii) such failure is cured within thirty (30) days following such Obligor's receipt of notice of such failure.

         8. Until the termination of this Agreement and payment and satisfaction of all Obligations due hereunder, the following periodic reporting shall be required:

         (a) The Parent agrees that, unless the Agent shall have otherwise consented in writing, Parent will furnish to the Agent and each Lender, within ninety (90) days after the end of each Fiscal Year of Parent, an audited Consolidated Balance Sheet and an unaudited Consolidating Balance Sheet as of the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of the Parent, of each Company and all of their Subsidiaries of each for such year, in the case of an audited Consolidated Balance Sheet of the Parent, audited by independent public accountants selected by the Parent and satisfactory to the Agent; within sixty (60) days after the end of each Fiscal Quarter a Consolidated Balance Sheet and Consolidating Balance Sheet as of the end of such period and statements of profit and loss, cash flow and surplus of the Parent and all Subsidiaries of each, certified by an authorized financial or accounting officer of Parent; and from time to time, such further information regarding the business affairs and financial condition of the Parent, each Company and all of their Subsidiaries thereof as the Agent may reasonably request, including, without limitation (i) the accountant's management practice letter, and (ii) annual projections in form reasonably satisfactory to the Agent. Each financial statement which Parent is required to submit or cause to be submitted hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Senior Vice President, Chief Financial Officer, Controller, or Treasurer of the Parent, pursuant to which any one such officer must certify that: (A) the financial statement(s) fairly and accurately represent(s) the Parent's and each Company's financial condition in all material respects at the end of the particular accounting period, as well as the Parents notes and such Company's operating results during such accounting period, subject to year-end audit adjustments and the absence of footnotes which are substantially the same in form, substance and economic effect as those contained in the most recent audited financial statements delivered to the Agent prior to the Closing Date; (B) during the particular accounting period: (x) there has been no Default or Event of Default under this Agreement that is continuing; provided, however, that if any such officer has knowledge that any such Default or Event of Default that is continuing has occurred during such period, the existence of and a detailed description of same




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
shall be set forth in such officer's certificate; and (y) neither any Company nor the Parent has received any notice of cancellation with respect to its property insurance policies; and (C) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Agreement.

         (b) (i) Within forty-five (45) days after the end of each fiscal month of the Parent (sixty (60) days for each fiscal month which is the last month of a fiscal quarter), (A) the consolidated balance sheet of the Parent and its Subsidiaries as of the end of such fiscal month and the related consolidated statements of income and a schedule showing aggregate Capital Expenditures and the aggregate amount of depreciation, depletion and amortization expense and accumulated depreciation for such fiscal month and for the elapsed portion of the Fiscal Year ended with the last day of such fiscal month, all of which shall be certified by the chief financial officer or other authorized executive officer of the Parent, (B) together with a comparison for such period and year to date to the projection prepared for the Agent pursuant to Paragraph 8(a)(ii) above, and (C) a list and, on the Agent's request, a copy of the leases and subleases to persons other than Obligors of Rigs and Rig Accessories, related thereto (together with information in reasonable detail describing the terms of each lease, the location of the Equipment and the name and address of the parties thereto); subject to normal year-end audit adjustments and the absence of footnotes which are substantially the same in form, substance and economic effect as those contained in the most recent audited financial statements delivered to the Agent prior to the Closing Date; and (ii) within fifteen (15) days after the end of each fiscal month of the Parent, a report with information in form and substance substantially similar to the form set forth on Schedule 7(8)(b)(ii) hereto, with such changes and modifications to the information and form contained in such report as reasonably acceptable to the Agent, setting forth no less than the following information calculated in good faith based upon the then most current information: (a) total available days; (b) total operating days; and rig counts (including the total rigs, stacked rigs, and marketable rigs) in each case relative to the "Mid-Continent," Mexico, "West Texas/New Mexico," "South Texas," "East Texas" and "Rockies" regions, as such counts relate to crude oil drilling and natural gas and crude oil services; and (iii) within forty-five (45) days after the end of each fiscal month of the Parent, a report in form and substance reasonably satisfactory to the Agent which sets forth a summary in reasonable detail of (A) all Permitted Acquisitions made since the Closing Date to the end of the month first preceding the date of such report, stating whether such acquisition was a Domestic Acquisition or a Canadian Acquisition, the name of the Obligor which is the purchaser and the name and address of the seller, (B) the type and amount of payments in cash (consisting of Revolving Loans and/or other working capital of the Obligors), Capital Stock of the Parent or other consideration paid for the assets or stock purchased in such acquisitions, (C) a list of Rigs, if any, that may be construed to be Mobile Rigs in which a security interest cannot be perfected by filing a financing statement under the U.C.C.; and (D) subject to Section 3, Paragraph 9 above, a report in the form of Schedule 7(8)(b)(iii) with receivables aging of the Parent and its Subsidiaries for the preceding month, all certified by the chief financial officer or other executive officer of the Parent.

         9. Until termination of this Agreement and payment and satisfaction of all Obligations due hereunder, each Company agrees that upon Agent's request, each Company shall, at its expense, no more than once in any three (3) month period, but at any time or times as Agent may request on or after an Event of Default and so long as the same is continuing, deliver




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
or cause to be delivered to Agent written updated (as opposed to new) reports or appraisals (including Appraisals of Orderly Liquidation Value) as to the Collateral in form, scope and methodology acceptable to Agent and by an Approved Appraiser, addressed to Agent and Lenders or upon which the Agent and Lenders are expressly permitted to rely.

         10. Until termination of this Agreement and payment and satisfaction of all Obligations due hereunder, each Obligor agrees that, without the prior written consent of the Agent (or the Required Lenders for any matter prohibited by Subparagraphs 10A, 10B, 10C and 10D in this Section 7 or for all matters prohibited by this Paragraph at any time during which Availability is less than $20,000,000), except as otherwise herein provided, it will not and it will not permit any other Obligor to:

         A. Mortgage or pledge any of its assets as security, or otherwise permit any lien, charge, security interest (whether as a result of a purchase money or title retention transaction, or other security interest, other transaction intended as security) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Liens;

         B. Incur or create any Indebtedness for Borrowed Money other than the Permitted Indebtedness;

         C. Borrow any money on the security of the Collateral or on any automobile or other vehicle owned by any Obligor, Real Estate or Intellectual Property that is or may become Collateral from sources other than the Agent and the Lenders (excluding purchase money Permitted Indebtedness secured only by Purchase Money Liens);

         D. Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise specifically permitted by this Agreement, or (ii) either all or substantially all of any Obligor's assets which do not constitute Collateral; provided, however, that as long as there has not occurred an Event of Default that is continuing which has not been waived in writing by the Agent and no Default or Event of Default would occur or exist after giving effect thereto, this Section 7, Paragraph 10D shall not prohibit:

                  (i) any sale, lease assignment, transfer or other disposition permitted under Section 6, Paragraph 4 of this Agreement;

                  (ii) (a) the sale, lease, assignment, transfer or other disposition of Inventory in the ordinary course of business, and (b) the lease of Rigs or other Equipment in the ordinary course of business of the Companies, provided that each such lease shall be subordinate (in form and substance reasonably satisfactory to the Agent) to the terms of the liens and security interests created in connection herewith in favor of the Agent, the aggregate fair market value of such Rigs and other Equipment so leased to third parties not affiliated with any Obligor does not exceed $10,000,000 in the aggregate during the term of this Agreement and all such Rigs and



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
                           other Equipment so leased are disclosed to the Agent in writing as such and are excluded from Eligible Equipment;

                  (iii) the sale, transfer or disposition approved by the Board of Directors of the Parent to a Person that is not an Obligor of (a) the capital stock or substantially all of the assets of UWSI, IPSCO, ADF, LSM, PPLP and PPTC (so long as such entities do not own any Rigs or Rig Accessories), (b) UHRB's hard rock boring business or assets or (c) all of the capital stock or substantially all of the assets of any other Obligor (other than UTI) that has Tangible Net Worth on a consolidated basis for such Obligor and its Subsidiaries of less than $15,000,000;

                  (iv) the sale, lease, assignment, transfer or other disposition of any or all of the assets of any Obligor to any other Obligor to the extent that the same qualifies as a Permitted Intercompany Balance, except that no more than an aggregate of ten (10) Rigs may be leased at any one time to NDM and no Rigs may be sold, transferred or leased to any Guarantor;

                  (v) the sale, transfer or assignment by an Obligor to a Canadian Finance Company of a loan or other amount owed from a Canadian Operating Company to such Obligor;

                  (vi) any Obligor may license any Intellectual Property to any other Obligor, and any Obligor may license any Intellectual Property to a Person that is not affiliated with an Obligor so long as the license of such Intellectual Property does not materially adversely affect the operation of any Obligors' business;

                  (vii) the sale, transfer or other disposition of oil and gas mineral interests (and related operating agreements covering the operation of such interests) and including, without limiting the generality of the foregoing, dispositions of oil and gas properties pursuant to farm-ins and farm-outs and transfers of royalty interests, overriding royalty interests, net revenue interests and other similar transfers, all pursuant to exploration and development activity in the ordinary course of business; and

                  (viii) the sale, transfer, lease or assignment by any of the Companies or the Obligors of up to 15 Rigs in aggregate to a Canadian Operating Company.

         E. Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, chief executive office, structure, status or existence (other than the Designated Mergers), or enter into or engage in any operation or activity that is not a Qualified Business or is materially different from that presently being conducted by the Obligors taken as a whole, except that an Obligor may change its corporate name, or principal place of business or address to a location within the 48 contiguous states of the United States of America; provided that (x) such Obligor shall give the Agent thirty
                  (30) days prior written notice thereof and (y)




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
                  such Obligor shall execute and deliver prior to or simultaneously with any such action any and all documents and agreements requested by the Agent (including, without limitation, any and all U.C.C. financing statements) to confirm the continuation and preservation of all security interests and liens granted to the Agent for the benefit of the Lenders hereunder; provided, however, that as long as there has not occurred an Event of Default that is continuing which has not been waived in writing by the Agent and no Default or Event of Default would occur or exist after giving effect thereto and such Obligor has complied with clause (x) and clause (y) immediately above, this Section 7, Paragraph 10E of this Agreement shall not prohibit any of the following except to the extent that the Agent reasonably determines, during the thirty (30) day period following the Agent's receipt of the notice referred to in clause (x) above and all executed documents and Agreements requested as described in clause (y) above, that the liabilities and other obligations (contingent or otherwise) of any Obligor resulting therefrom or associated therewith could reasonably be expected to have a Material Adverse Effect or that the Person to be merged or consolidated is Financially Weakened:

                           (i) the merger or consolidation of any Subsidiary of the Parent in existence on the date of this Agreement into any one or more of the Companies in a transaction in which a Company is the surviving Person and no Person other than a Company receives any consideration or if such consideration is paid to others that are not Subsidiaries, if such payment would be permitted to be made if it was made as a Restricted Payment (and in such case such payment shall constitute a Restricted Payment for all purposes of this Agreement);

                           (ii) upon the prior written consent of the Agent which shall not be withheld unreasonably, the merger or consolidation of any foreign Subsidiary of any of the Companies with and into any of the Companies or any Domestic Subsidiary of any of the Companies, in a transaction in which no Person other than the Parent or a Subsidiary of the Parent receives any consideration (or if such consideration is paid to others that are not Subsidiaries, if such payment would be permitted to be made if it was made as a Restricted Payment);

                           (iii) upon the prior written consent of the Agent which shall not be withheld unreasonably, the merger or consolidation of any other Person with and into any of the Companies if (a) all or substantially all of the consideration given by any Company to consummate the merger or consolidation consists of Qualified Stock issued by the Parent, and (b) the applicable Company is the surviving entity and after giving effect to such merger or consolidation, the Companies shall be in compliance, on a pro forma basis after giving effect to such transaction, with all of the covenants contained herein as of the first day of each relevant period for testing such compliance (but without regard to the financial covenants contained in Section 7, Paragraph 11 of this Agreement if such covenants



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
                           do not then otherwise apply because minimum
                           Availability exceeds $15,000,000), and the Parent shall have delivered to the Agent an officer's certificate to that effect, together with all relevant financial information and calculations demonstrating such compliance; provided, however, that the Agent's consent shall be required to be given if the amount of Availability is more than $30,000,000 after giving effect to the transaction; and

                           (iv) without limitation of any of the other requirements set forth in this Section 7, Paragraph 10, a Company may not merge or consolidate any other Person that has been acquired pursuant to a Permitted Acquisition with and into any of the Companies or integrate such Person's cash management systems with the cash management systems of the other Companies without the Agent's prior written consent, which shall not be unreasonably withheld, unless the Availability both before and after such merger or consolidation is equal or greater than $30,000,000 and the Parent shall have delivered to the Agent an officer's certificate to that effect, together with all relevant financial information and calculations demonstrating such compliance.

         F. Assume, guarantee, endorse, or otherwise become liable upon the obligations of any Person, other than by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, except that this Section 7, Paragraph 10F of this Agreement shall not prohibit the assumption, guarantee or incurrence, of any contingent obligation to the extent that such obligation, were it considered Indebtedness, would be permitted to be incurred under the other terms and provisions of Section 7, Paragraph 10B of this Agreement or otherwise constitute Permitted Indebtedness;

         G. Make any Restricted Payment; provided, however, that as long as no Event of Default has occurred that is continuing which has not been waived in writing by the Agent and no Default or Event of Default would occur or exist after giving effect thereto, this Section 7, Paragraph 10G of this Agreement shall not prohibit:

                           (i) any Restricted Payment by Parent payable solely in shares of Capital Stock or warrants, rights or options to acquire shares of stock of the Parent, including, without limitation, any stock split or stock dividend effected by the Parent;

                           (ii) any Restricted Payment payable solely to one or more of the Obligors, so long as such Restricted Payment is a Permitted Intercompany Balance;

                           (iii) any Restricted Payment if immediately after giving effect to such Restricted Payment no Revolving Loans are then outstanding or result



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
                           therefrom and the Companies have excess Availability of $15,000,000 or more after giving effect thereto;

                           (iv) any Restricted Payment if (1) immediately after giving effect to such Restricted Payment the Companies have excess Availability of $15,000,000 or more and the Fixed Charge Coverage Ratio (after giving effect to such Restricted Payment by including it in the denominator of such ratio) for the twelve month period ending on the date of the then most recent consolidated financial statements of the Parent and its Subsidiaries delivered (or required to be delivered) to the Agent pursuant to Section 7, Paragraph 8, preceding the date of such Restricted Payment is at least 1.2 to 1.0 and (2) the aggregate amount of all Restricted Payments expended subsequent to the Original Closing Date (the amount so expended, if other than in cash, to be valued at its fair market value as determined by the Board of Directors of the Parent) does not exceed the sum of (a) $5,000,000, plus (b) 50% of the aggregate consolidated net income of the Parent and its Subsidiaries, determined in accordance with GAAP (or if such consolidated net income shall be a loss, minus 100% of such loss) during the period (treated as one accounting period) subsequent to September 30, 1999, and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment, plus (c) 75% of the aggregate net cash proceeds received by the Parent as a result of the issuance of Qualified Stock of the Parent, including any net proceeds received upon exercise of any rights, options or warrants, other than in connection with the conversion or exchange of any Indebtedness or Disqualified Stock of the Parent;

                           (v) the payment of any dividend by the Parent within sixty (60) days after the date of its declaration if at the date of declaration the payment would have complied with this covenant;

                           (vi) the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Parent in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary) of, other shares of Qualified Stock of the Parent;

                           (vii) purchases of common stock by the Parent or a trust pursuant to a stock ownership or similar employee benefit plan of the Parent or the cashless exercise of stock options or warrants to purchase common stock of the Parent by the Parent or a trust that in each case has been approved by the Board of Directors of the Parent;

                           (viii) offsets in an amount not to exceed $5,000,000 in the aggregate against and acquisitions of Capital Stock of the Parent in satisfaction of indemnification and other obligations owed to the Parent or its



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
                           Subsidiaries under acquisition arrangements in which Capital Stock of the Parent is issued as consideration for the acquisition;

                           (ix) the payment of dividends on the Parent's Preferred Stock if and when issued pursuant to the Parent's Stockholders Rights Plan with ChaseMellon Shareholder Series LLC or its successor, provided that the aggregate amount of all such dividends paid thereon shall not exceed $50,000 per calendar quarter; and

                           (x) the payment of dividends on the Parent's
                           Preferred Stock if and when issued pursuant to the Parent's Rights Agreement, dated as of January 2, 1997, between the Parent and Continental Stock Transfer & Trust Company or its successor, provided that the aggregate amount of all such dividends paid thereon shall not exceed $100,000 per calendar quarter.

         H. Make any advance or loan to, or any investment in, any Person or make any Acquisition; provided, however, that as long as there has not occurred an Event of Default that is continuing which has not been waived in writing by the Agent and no Default or Event of Default would occur or exist after giving effect thereto, this Section 7, Paragraph 10H shall not prohibit:

                           (i) any Obligor from having any Permitted
                           Intercompany Balances;

                           (ii) any Obligor from making and owning any Permitted Business Investments;

                           (iii) any Obligor from making and owning any Permitted Financial Investments;

                           (iv) any Obligor from continuing to own loans, advances and investments owned by it on the date hereof which are set forth on Schedule 7.(10)(H)(iv), including, without limitation, all investments in Subsidiaries, partnerships and other Persons owned on the Closing Date; provided that the respective amounts thereof do not exceed the corresponding amounts thereof set forth on Schedule 7.(10)(H)(iv).

                           (v) any Obligor from making investments, loans and advances permitted to be made under Section 7, Paragraph 10(G) of this Agreement as a Restricted Payment;

                           (vi) any Obligor from incurring obligations permitted under Section 7, Paragraph 10(F) of this Agreement;

                           (vii) any Obligor from effecting a Permitted
                           Acquisition in accordance with the terms of this Agreement, provided that after giving effect to such Permitted Acquisition the Company has excess Availability (determined as if the Excluded L/Cs were not outstanding) of $15,000,000 or more;



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
                           (viii) any Obligor from effecting a merger or consolidation permitted under Section 7, Paragraph 10(E) of this Agreement;

                           (ix) the Parent or any Subsidiary thereof from making any investment in any Person to the extent the consideration paid consists of Qualified Stock of the Parent;

                           (x) the acquisition of Capital Stock or securities of any Obligor by another Obligor if the acquiring Obligor would be permitted to have the other Obligor merge into it pursuant to Section 7, Paragraph 10(E) of this Agreement;

                           (xi) any note received as consideration for the sale or disposition of UHRB's hard rock boring assets; provided that the aggregate principal amount of such note does not exceed $2,000,000;

                           (xii) the purchase by any Obligor of an airplane to be used for the Obligors in their businesses with a purchase price not to exceed $6,000,000; and

                           (xiii) any other loans, advances or investments in an amount not to exceed $5,000,000 in the aggregate for all Obligors at any one time outstanding.

         I. Directly or indirectly conduct any business or enter into, renew, extend or permit to exist any transaction (including the purchase, sale, lease or exchange of any assets or the rendering of any service) or series of related transactions with any Affiliate of the Parent (other than a Substantially-Owned Subsidiary or employee benefit plan or plan trust (an "AFFILIATE TRANSACTION") on terms that are less favorable to the Obligor party to such transaction, than would be available in a comparable arm's length transaction with a Person who is not an affiliate of the Parent, except for:

                  (i) the payment of reasonable and customary regular fees to directors of the Obligor who are not employees of the Obligor;

                  (ii) loans and advances to officers, directors and employees of the Obligors or its Subsidiaries for travel, entertainment and moving and other relocation expenses made in direct furtherance and in the ordinary course of business of the Obligor and its Subsidiaries; provided, however, the aggregate principal amount of loans and advances made pursuant to this clause (ii) shall not exceed $3,000,000 at any time outstanding;

                  (iii) any other transaction with any employee, officer or director of the Obligor or any of its Subsidiaries pursuant to employee benefit or compensation arrangements entered into in the ordinary course of business and approved by the Board of Directors of the Obligor or the Board of Directors of such



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
                           Subsidiary; provided, however, the aggregate principal amount of loans and advances made pursuant to this clause (iii) shall not exceed $3,000,000 at any time outstanding;

                  (iv) any transaction entered into in the ordinary course of business with the Obligor or any Subsidiary of Parent which is for inter-company charges for administrative services, allocations of overhead, concentrated cash management systems for collections and disbursements, and sales of goods and services in connection with the business of the Parent and its Subsidiaries in the ordinary course of business of such Persons;

                  (v) licenses and other transfers of patents, trademarks, trade names, copyrights, trade secrets, know-how and other intellectual property between and among any two or more of the Obligors and Subsidiaries of the Parent;

                  (vi) transactions between or among any of the Obligors and any of the Subsidiaries of the Parent which qualify as Permitted Intercompany Balances;

                  (vii) any other transaction entered into in the ordinary course of business with any employee, officer or director of Parent or any of its Subsidiaries pursuant to drilling arrangements, exploration and production arrangements, benefit plans, compensation or other similar arrangements entered into in the ordinary course of business and the leasing of aircraft by any senior officer of Parent to any Obligor, all as more fully described in the Parent's annual report on Form 10-K for the year ended December 31, 2000;

                  (viii) the charter from time to time by an employee of the Parent, or any Subsidiary thereof, of any aircraft owned or leased by the Parent or such subsidiary, without regard to the terms of such charter; and

                  (ix) the performance of drilling services on a contract basis by Parent or any Subsidiary of the Parent for, or the sales of drilling mud, drilling fluids or other related goods or services to (A) Parent or any other Subsidiary of Parent, or (B) any joint venture or other oil and gas development activity incident to the oil and gas exploration and development activity of any such Subsidiary, without regard to any beneficial interest that an officer or employee of Parent or any such Subsidiary may have in the exploration or development venture for which the drilling services are being performed and as long as such services also comply with Section 7, Subparagraph 10(I) of this Agreement.

         J.       Without the prior written consent of the Required Lenders,

                  (x) amend or modify the Subordinated Debt (if any) in a manner that materially affects the Lenders,



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
                  (y) amend or modify any Subordination Agreement in a manner that materially affects the Lenders, or

                  (z) make any payment on the Subordinated Debt unless (A) there has not occurred an Event of Default that is continuing which has not been waived in writing by the Agent and no Default or Event of Default would occur and exist after giving effect thereto, (B) such payment is permitted under the Subordination Agreement, (C) after giving effect to such payment as though it were a scheduled or required payment on the Subordinated Debt (other than Subordinated Debt owing to an Obligor) the Fixed Charge Coverage Ratio of the Parent is not less than 1.0 to 1.0 for the twelve month period ending on the date of the then most recent consolidated financial statements of the Parent and its Subsidiaries delivered (or required to be delivered) to the Agent pursuant to Section 7, Paragraph 8, preceding the date of such payment, and
                           (D) after giving effect to such payment, the amount of the Availability would not be less than $15,000,000 (in which case such payment shall not be considered a Restricted Payment under this Agreement); provided, however, if there has not occurred an Event of Default that is continuing which has not been waived in writing by the Agent, nothing contained in paragraph (z) shall prohibit the making of any payment on the Subordinated Debt at any time with Qualified Capital Stock or the proceeds therefrom or if the payment would be permitted as a Restricted Payment (after giving effect to such payment) under this Agreement.

         11. Until termination of this Agreement and payment and satisfaction in full of all Obligations hereunder, if any Event of Default shall occur and be continuing which has not been waived in writing by the Agent or if the Availability (determined as of the Excluded L/Cs were not outstanding) shall at any time be less than $20,000,000, then the Obligors agree that the Parent will, on a consolidated basis:

                  (a) maintain as of the last day of each calendar month a Tangible Net Worth of not less than $375,000,000; and

                  (b) maintain as of the last day of each month TTM EBITDA of not less than $25,000,000.

         12. [Intentionally Omitted]

         13. The Companies shall, jointly and severally, pay, indemnify, defend, and hold the Agent, the Lender, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of




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
whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein or therein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"). Company shall have no obligation to any Indemnified Person under this Paragraph 13 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the other Obligations.

         14. Each Company agrees to advise the Agent in writing of: (a) all expenditures (actual or anticipated) in excess of $500,000 for (i) environmental clean-up, (ii) environmental compliance or (iii) environmental testing and the impact of said expenses on the Working Capital of the Company; and (b) any notices any Company receives from any local, state or federal authority advising such Company of any material environmental liability (real or potential) stemming from such Company's operations, its premises, its waste disposal practices, or waste disposal sites used by such Company and to provide the Agent with copies of all such notices if so required.

         15. The Obligors represent and warrant that Robertson Onshore and Analytical Seismic Systems do not have any assets. The Obligors covenant and agree that Robertson Onshore and Analytical Seismic Systems will each be merged into an Obligor on or before December 31, 2002 (written evidence of each such merger to be provided to Agent promptly after such mergers) and that such entities will continue to have no assets at all times prior to such mergers.

         16. [Intentionally Omitted].

         17. Agent may at any time and from time to time request a certificate from an Executive Officer of each Obligor representing that all conditions precedent to the making of Loans contained herein are satisfied. In the event of such request by Agent, Lenders may, at their option, cease to make any further Loans until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied.

         18. In order to induce the Lenders to enter into this Agreement and to make the loans and advances provided for herein and to provide other credit accommodations, each Obligor for itself and each of their respective Subsidiaries jointly and severally make, on or as of the date hereof and on the occurrence of each such loan or advance or other credit accommodation (except to the extent such representations or warranties relate to an earlier date or are no longer true and correct in all material respects solely as a result of transactions not prohibited by the Loan Documents), the following representations and warranties to the Agent and the Lenders:




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
                  (a) Organization and Qualification. Each Obligor (a) is duly organized validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate or partnership power to own its property and to carry on its business as now conducted and (c) is duly qualified to do business and is in good standing, in each case in each jurisdiction in which the failure to be so qualified or in good standing would reasonably be expected to have a Material Adverse Effect.

                  (b) Authorization and Validity. Each Obligor has all requisite corporate or partnership power and authority to execute, deliver and perform its obligations hereunder and under the other Loan Documents to which it is a party and all such action has been duly authorized by all necessary corporate or partnership proceedings on its part. The Loan Documents to which each corporate Obligor is a party have been duly and validly executed and delivered by such Obligor and constitute valid and legally binding agreements of such Obligor enforceable in accordance with the respective terms thereof, except, in each case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                  (c) Consents. No authorization, consent, approval, license or exemption (other than such exemptions that exist under applicable law, that are permitted, or that have been obtained) of any Person or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, Domestic or foreign, is necessary for the valid, delivery or performance by any Obligor of any Loan Document to which it is a party or for the grant of a security interest in or mortgage on the collateral covered by the Loan Documents, except such matters relating to performance as would ordinarily be done in the ordinary course of business after the date hereof.

                  (d) Conflicting or Adverse Agreements or Ratifications. As of the date hereof, Obligor is a party to any contract or agreement or subject to any restriction which would reasonably be expected to have a Material Adverse Effect. As of the date hereof, all agreements (other than this Agreement and the other Loan Documents) of each Obligor relating to the lending of money or the issuance of letters of credit to or for the account of any party are described hereto on Schedule 7(18)(d). Neither the execution nor delivery by an Obligor of the Loan Documents nor compliance with the terms and provisions hereof or thereof will be contrary to the provisions of, or constitute a default under (i) the charter or bylaws of any corporate Obligor, (ii) the Partnership agreement or any Obligor that is a limited partnership, or (iii) any applicable law or any applicable regulation, order, writ, injunction or decree of any court or governmental instrumentality or (iv) any material agreement to which any Obligor is a party or by which it is bound or to which it is subject, other than such conflict or defaults which would not reasonably be expected to have a Material Adverse Effect or violate any provision of the articles of incorporation or bylaws of any of the Obligors.

                  (e) Title to Assets; Licenses and Permits. (i) Each Obligor has good and marketable title to all of its Equipment, including, without limitation, all Rigs, and other Eligible Equipment, and other personal property and good and indefeasible title to or a subsisting leasehold interest in, all realty as reflected as of the date hereof on its books and records as being




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
owned or leased by it after giving effect to the transaction contemplated herein, subject to no Liens except Permitted Liens. All of the real property owned or leased by any Obligor as of the date hereof is set forth on Schedule 7(18)(e)(i) hereto, with the applicable owner or lessee, location and real property interest identified thereon. To the knowledge of each Obligor there are no actual, threatened or alleged defaults of a material nature with respect to any leases of real property under which any Obligor is bound after giving effect to the transaction contemplated herein. After giving effect to the transaction contemplated herein, each Obligor is current and in good standing with respect to all governmental approvals, permits, certificates, licenses, consents and franchises necessary to continue to conduct its business and to own or lease and operate its properties as heretofore conducted, owned, leased or operated, except where any such failure to maintain or file approvals, permits, certificates, licenses, consents and franchises would not have a Material Adverse Effect.

                           (ii) Since June 30, 1999, and as of the date hereof,
nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

                           (iii) Except as fully reflected in the financial
statements described in Section 7(18)(g) and the Indebtedness incurred under this Agreement, (i) there were as of the Closing Date (and after giving effect to any loans made on such date), no liabilities or obligations (excluding obligations or liabilities incurred in the ordinary course of business, which, individually, or in the aggregate, could not reasonably be expected to have a Material Adverse Effect) with respect to any Obligor or any of their Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and (ii) neither any Obligor nor any of its Subsidiaries knows of any basis for the assertion against any Obligor or any of its Subsidiaries of any such liability or obligation which, either individually or in the aggregate, has, or could be reasonably likely to have, a Material Adverse Effect.

                           (iv) Each of the Domestic Rigs (excluding certain
swab trucks and self-propelled service rigs with an Orderly Liquidation Value not exceeding $1,500,000) are (a) goods which are mobile, of a type normally used in more than one jurisdiction and not designed to be permanently used in any one location; and (b) not fixtures under the laws of any jurisdiction in which any of the Domestic Rigs is located. The Domestic Rigs are not "motor vehicles" subject to Chapter 501 of the Transportation Code of the State of Texas or any comparable statute, law, regulation or rule or any state in which any of the Domestic Rigs is located and not certificated as motor vehicles under that laws of any jurisdiction. Each self-propelled Mobile Rig in Texas has been issued a permit license plate or machinery license plate in accordance with Transportation Code Sections 502.276, 623.144 and 623.149 and is exempted from
(i) certification under Section 501 of the Transportation Code of the State of Texas pursuant to Texas Department of Transportation Rules, Chapter 43, Section 17.3, and (ii) registration under Section 502 of the Transportation Code of the State of Texas. All of the Rigs (other than immaterial Rig Accessories) owned or leased by any Obligor as of the date hereof are set forth on Schedule 7(18)(e)(iv) hereof; and such schedule contains the information (as of November 13, 1999) described in Section 7, Paragraph 8(b) of this Agreement.

                  (f) Litigation. Except as shown on Schedule 7(18)(f) as of the date hereof, no proceedings against or affecting any Obligor are pending or, to the knowledge of any Obligor,




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
threatened before any court or governmental agency or department which could reasonably be expected to have a Material Adverse Effect.

                  (g) Financial Statements. Prior to the date hereof, the Parent has furnished to the Lenders the audited financial statements of each Obligor as of December 31, 2001 (such financial statements, collectively, are referred to as "FINANCIALS"). The Financials have been prepared in conformity with GAAP consistently applied and present fairly, in all material respects, the consolidated financial condition of the respective Subsidiaries and Affiliates of the Obligor as of the dates thereof. Since the date of the Parent's audited financial statements most recently delivered to the Agent, there has not occurred any event which would reasonably be expected have a Material Adverse Effect. Each Obligor has delivered the Parent's internally prepared financial projections on a consolidated basis for the 12 month period commencing on January 1, 2002 (the "PROJECTIONS"). The Parent has delivered, as of the date hereof, the Projections have been prepared in good faith and are based on what each Obligor believes to be a reasonable assessment of the future performance of the Parent and its Subsidiaries, on a consolidated basis, although there can be no assurances that the results projected in the Projections will occur or that actual results will not vary materially from the projected results.

                  (h) No Defaults. No Obligor is in default (i) under any material provisions of any instrument evidencing any Indebtedness For Borrowed Money or other Indebtedness with an outstanding balance in excess of $2,000,000 or of any agreement relating thereto in such manner as to cause a Material Adverse Effect or (ii) in any respect under or in violation of any order, writ, injunction or decree of any court or governmental instrumentality, in such manner as to cause a Material Adverse Effect or (iii) under any provision of any material contract to which each Obligor or any of its Subsidiaries is a party, which default would reasonably be expected to have a Material Adverse Effect.

                  (i) Investment Company Act. No Obligor is an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                  (j) ERISA. (i) The Parent and each ERISA Affiliate have operated and administered each Plan and Employee Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to have a Material Adverse Effect. Neither the Parent nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code of 1986, as amended relating to employee benefit plans (as defined in Section 3 of ERISA) which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by each Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Parent or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Internal Revenue Code of 1986, as amended, other than such liabilities or liens as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect;



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                           (ii) No accumulated funding deficiency (as defined in
Section 412 of the Code or Section 302 of ERISA), whether or not waived, exists or is expected to be incurred with respect to any Plan.

                           (iii) The Parent and its ERISA Affiliates have not
incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

                           (iv) The expected post-retirement benefit obligation
(determined as of the last day of the Parent's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Internal Revenue Code of 1986, as amended) of the Parent and its Subsidiaries would not reasonably be expected to have a Material Adverse Effect.

                  (k) Environmental Matters. Except as disclosed on Schedule 7(18)(k), each Obligor (a) possesses and will possess all environmental, health and safety licenses, permits, authorizations, registrations, approvals and similar rights necessary under Environmental Laws for the Obligors to conduct their operations as now being conducted, except where failure to have such licenses, permits, authorizations, registrations, approvals, and similar rights would not reasonably be expected to have a Material Adverse Effect, and (b) each of such licenses, permits, authorizations, registrations, approvals and similar rights is, and will be, valid and subsisting, in full force and effect and enforceable by the Obligors, and Obligors are, and will be, in compliance with all terms, conditions or other provisions of such permits, authorizations, regulations, approvals and similar rights except for such failure or noncompliance that, individually or in the aggregate for Obligor and their respective Subsidiaries, would not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 7(18)(k), no Obligor has received any written notices of any violation or noncompliance with, or remedial obligation under, any Environmental Laws (which violation, non-compliance, or remedial obligation has not been cured or would not reasonably be expected to have a Material Adverse Effect) and there are no writs, injunctions, decrees, orders or judgments outstanding under the Environmental Laws, or lawsuits, claims, proceedings, or, to the knowledge of any Obligor, investigations or inquiries pending or threatened under Environmental Laws, relating to the ownership, use, condition, maintenance or operation of, or conduct of business related to, any property owned, leased or operated by any Obligor or other assets of any Obligor other than those violations, instances of noncompliance, obligations, writs, injunctions, decrees, orders, judgments, lawsuits, claims, proceedings, investigations or inquiries that individually or in the aggregate for each Obligor, would not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 7(18)(k), there are no obligations, undertakings or liabilities arising out of or relating to Environmental Laws which any Obligor has agreed to, assumed or retained, or by which Obligors and their respective Subsidiaries are adversely affected, by contract or otherwise, except such obligations, undertakings or liabilities as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 7(18)(k), no Obligor received a written notice or claim to the effect that any of them are or may be liable to any other Person as the result of a release or threatened release (as such



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
term is used in its broadest sense) of a Hazardous Material except such notice or claim that would not reasonably be expected to have a Material Adverse Effect.

                  (l) Purpose of Loans. The proceeds of the Revolving Credit Loans other than the Acquisition Facility Loans will be used by each Company to refinance current debt, for working capital, and for repairs and ordinary maintenance to the Company's Equipment (i.e., not for acquisitions of Rigs and Rig Accessories and acquisitions of the capital stock or all or substantially all of the assets of any Person, or for any other Capital Expenditures). The proceeds of the Acquisition Facility Loans will be used by the Companies for the purpose of funding Permitted Acquisitions. None of the proceeds of any Advance will be used directly or indirectly for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U (herein called "MARGIN STOCK") or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock, or for any other purpose which might constitute this transaction as a "purpose credit" within the meaning of Regulation U. Neither the making of any Loan, nor the use of proceeds thereof, violate Regulation U, Regulation X or any other regulation of the Board.

                  (m) Subsidiaries; Capital Stock. Except as disclosed on
Schedule 7(18)(m), on the date hereof or as disclosed in writing to the Agent, no Obligor has any Subsidiaries or is a party to any joint venture, partnership or similar organization. All of the issued and outstanding capital stock of Parent's Subsidiaries is owned by Parent and its direct Subsidiaries. As of the date hereof, the ownership of the capital stock of each Obligor is accurately set forth on Schedule 7(18)(m) hereof;

                  (n) Insurance. Without limiting the provisions of Section 7, Paragraph 5(a) above:

                           (i) Each Obligor will, and will cause each of its respective Subsidiaries to, at all times maintain in full force and effect insurance with reputable and solvent insurance carriers, covering such risks and liabilities and with such insured amounts, deductibles or self-insured retentions consistent with industry standards, and reasonably acceptable to Agent. Schedule 7(18)(n) sets forth a true and complete list of policies in effect covering each Obligor as of the Closing Date. The Obligors will, on each such later date as the Agent or the Required Lenders may reasonably request, furnish a summary of the insurance carried in respect of each Obligor and its Subsidiaries and the assets of each Obligor and its Subsidiaries together with original certificates of insurance, policies and other evidence of such insurance, if any, naming the Agent as an additional insured and/or loss payee as required pursuant to the next paragraph of this Paragraph 18(n), in form and substance reasonably satisfactory to the Agent.

                           (ii) Such insurance shall be provided by insurance companies licensed to do business in the applicable state of each Obligor's operations and shall be rated "A; VIII" or better by Best's Key Ratings Guide or as may be reasonably acceptable to the Agent if not so rated or licensed, and shall include the following insurance coverages and any other insurance coverages that may be required by applicable law:



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                                    (A) Commercial General Liability insurance
                  written on an occurrence basis, including coverage for premises, operations, products and completed operations, explosion, collapse and underground, broad form commercial general liability equivalent coverages with a minimum combined single limit for bodily injury and property damage of $2,000,000 per occurrence and $2,000,000 in the aggregate, with a self-insured retention not greater than $1,000,000;

                                    (B) Business Automobile Liability insurance
                  covering all owned, non-owned and hired automobiles for a combined bodily injury and property damage limit of no less than $1,000,000 per occurrence and containing appropriate no-fault insurance provisions required by law;

                                    (C) Workers' Compensation insurance in
                  amounts required by applicable law and employers liability with limits of not less than $1,000,000;

                                    (D) umbrella (or excess form should umbrella
                  coverage be unavailable) liability coverage written on an occurrence basis with a limit of liability of $40,000,000, and also to include a "drop down" provision which will pick up any exhaustion of limits under the primary coverages subject to a retention of $100,000. Such insurance coverage shall provide substantially identical coverages as are set forth in the form of the insurance required in clauses (i), (ii)(A)/(B)/(C) and
                  (iii);

                                    (E) All-Risk Physical Loss or Damage
                  Property Insurance (including water damage, Domestic transit coverage, collapse coverage, coverage of fire, flood and earthquakes and rapid means of transportation coverages on an agreed value basis) with respect to any Rig (on a "no-coinsurance" basis) in an amount equal to or greater than $200,000,000 with a deductible not greater than $100,000 per occurrence;

                                    (F) Pollution Legal Liability Insurance with
                  limits of not less than $5,000,000 per occurrence; and

                                    (G) such other insurance policies and
                  coverages as the Agent may require.

                           (iii) All policies except Workers' Compensation shall insure the interests of the Agent and the Lenders (and their respective employees, agents, attorneys, representatives and officers) as additional insureds (each, an "ADDITIONAL INSURED") and the policies required by subclause (ii)(E) of this Paragraph 18(n) (in the nature of property damage insurance) shall provide for the direct payment of all proceeds to the Agent and the applicable Company or Companies, as their interests may appear, which proceeds shall then be deposited to the Agent or, if so directed in writing by the Agent, to the Depository Account. Each policy or certificate with respect to insurance of the Collateral shall be endorsed to the Agent's satisfaction for the benefit of the Agent




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         (including, without limitation, by naming the Agent as loss payee, as its interests may appear, as required by the Agent) and such policy or certificate shall be delivered to the Agent. All policies required hereby shall provide for not less than thirty (30) days prior written notice to be received by the Agent and the Lenders of the termination or cancellation of the insurance evidenced thereby, unless such termination or cancellation is a result of non-payment of premiums in which case ten (10) days prior written notice shall be given to the Agent. Each Obligor agrees that, unless the insurance policies by their terms provide that they cannot cease (by reason of nonrenewal or otherwise) without the Agent being informed and having the option to continue the insurance by paying any premiums not paid by the Obligors, receipts showing payment of premiums for required insurance and also of demands from underwriters shall be in the hands of the Agent prior to the risk in question commencing. Prior to the expiration of any such policy of insurance, the appropriate Obligor shall deliver to the Agent an extension or renewal or replacement policy or an insurance certificate evidencing renewal, replacement or extension of such policy. If any such Obligor shall fail to insure such Collateral in accordance with this Paragraph (18)(n) or if any Obligor shall fail to so endorse and deposit, or to extend or renew, all such insurance policies or certificates with respect thereto, the Agent shall have the right (but shall be under no obligation) to advance funds to procure or renew or extend such insurance and each Company jointly and severally agrees to reimburse the Agent for all costs and expenses thereof, with interest on all such funds from the date advanced until paid in full at the highest rate then in effect under the Credit Agreement. The Agent agrees that it shall provide notice to the applicable Company that it has advanced funds on its behalf pursuant to this Paragraph 18(n). Each policy shall also provide:

                                    (A) that no Additional Insured shall have
                  any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance;

                                    (B) that the insurer thereunder waives all
                  rights of subrogation against all Obligors and the Additional Insureds and any right of set-off or counterclaim and any other right to deduction whether by attachment or otherwise;

                                    (C) that such insurance shall be primary
                  without right of contribution from any other insurance carried by or on behalf of any Additional Insured;

                                    (D) with respect to liability insurance only
                  that, insofar as the policy is written to cover more than one insured, all terms, conditions, insuring more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability and deductibles, shall operate in the same manner as if there were a separate policy covering each insured;



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                                    (E) that no Obligor will do or omit any act,
                  nor voluntarily suffer or permit any act to be done or omitted, whereby the insurance required to be carried or maintained hereunder shall or may be suspended, impaired or canceled, and no Obligor will use or operate, or permit the Rigs to be used or operated for purposes more hazardous than permitted by the terms of the insurance policies carried by the Obligors pursuant to this Paragraph (18)(n) without first notifying the Agent and having previously insured the Rigs by additional coverage to extend to such uses, operations or risks;

                                    (F) that such policies shall not contain any
                  date recognition exclusions; and

                                    (G) that such policies shall insure the
                  Additional Insureds regardless of any breach or violation of the terms, conditions or warranties of such policies by any Obligor.

                           (iv) The Companies shall deliver to each Additional Insured prior notice of any proposed insurance arrangement that the Obligors intend to put into effect which differs in any material respect (including terms of policies or identity of insurers or share of coverage to be provided by a particular insurer) from that which was previously in effect.

                           (v) Each Obligor will, at its own expense, make or cause to be made all proofs of loss and take, or cause to be taken, all other action necessary or appropriate to make collections from the underwriters of insurance required to be carried and maintained by this Paragraph 18(n) and report all claims and give all notices in a timely fashion with copies to the Agent.

                           (vi) Physical Damage Insurance proceeds paid to the Agent and the applicable Company or Companies (with the proceeds to be deposited in the Depository Account) shall be applied to the repair or replacement of Collateral at such times and in such amounts as the Companies may require, except that after the occurrence of any Event of Default that is continuing, such proceeds shall, in their entirety, be held as cash Collateral and/or applied by the Agent in satisfaction of the Revolving Loans as it determines in its sole discretion.

                  (o) Indebtedness and Contingent Liabilities. Except as disclosed in Schedule 7(18)(o) as of the date hereof, no Obligor has any outstanding Indebtedness For Borrowed Money (excluding the loans and advances hereunder) or material contractually assumed contingent liabilities.

                  (p) Security Interests. This Agreement and the other Loan Documents create valid security interest and liens in all of the Collateral described therein in favor of the Agent for the benefit of the Lenders securing the Obligations and constitute (subject to (i) the filing of financing statements and assignments of patents and trademarks delivered to the Agent on the date hereof and thereafter from time to time and (ii) the delivery of any collateral after the date



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hereof as provided herein or any other Loan Document) perfected first priority liens and security interests in substantially all of such Collateral described therein subject to no liens other than Permitted Liens (other than titled equipment, rolling stock and patents, trademarks, copyrights and similar items existing or issued outside of the United States).

SECTION 8. INTEREST, FEES AND EXPENSES

         1. (a) Interest on the Revolving Loans shall be payable monthly as of the end of each month and shall be an amount equal to the lesser of (a) the sum of (i) the Applicable Margin plus the Chase Bank Rate per annum on the average of the net balances owing by each Company to the Agent and/or the Lenders in the Company's Revolving Loan Account at the close of each day during such month on balances other than LIBOR Loans, and (ii) the Applicable Margin, plus the applicable LIBOR on any LIBOR Loan, on a per annum basis, on the average of the net balances owing by the Company to the Agent and/or the Lenders as set forth in the Company's Revolving Loan Account at the close of each day during such month or (b) interest computed in accordance with the provisions of this clause
(a) but at the Maximum Legal Rate. The rates hereunder shall be calculated based on a 360-day year. The Agent and the Lenders shall be entitled to charge the Company's Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

                  (b) Notwithstanding any provision to the contrary contained in this section in the event that the sum of the outstanding balance of (i) Revolving Loans and Letters of Credit (but subject to Section 3, Paragraph 8 above) exceeds the lesser of (x) the maximum amount of Availability under Sections 3 and 4 of this Agreement or (y) the Line of Credit: (A) as a result of the sum of the Revolving Loans advanced or Letters of Credit arranged by the Agent at the request of any Company (herein "REQUESTED OVERADVANCES"), for any one (1) or more days in any month or months hereafter or (b) for any other reason whatsoever (herein "OTHER OVERADVANCES") and such Other Overadvances continue for five (5) or more consecutive days in any month hereafter, the average net balance of all Revolving Loans owing by each Company to the Agent and the Lenders for such month (or, if the fifth day occurs in a succeeding month, then the net balances shall apply to the month in which the Overadvance first occurred) shall bear interest at the Overadvance Rate. Upon and after the occurrence and during the continuance of an Event of Default and the giving of any required notice by the Agent in accordance with the provisions of Section 10, Paragraph 2 of this Agreement, but only for so long as such Event of Default shall be continuing, all Obligations shall bear interest at the Default Rate of Interest.

         2. Each Company may elect to use LIBOR as the basis for calculating the interest rate to accrue on any other Revolving Loans, provided that (A) there is then no Event of Default that is continuing, (B) such Company has so advised the Agent of its election to use LIBOR and the LIBOR Period selected no later than three (3) Business Days preceding the first day of a LIBOR Period and (C) the election and LIBOR shall be effective, provided there is then no Event of Default that is continuing, on the third Business Day following said notice. The LIBOR elections must be for $1,000,000 or integer multiples thereof and there shall be no more than five (5) LIBOR Loans outstanding at one time. If no such election is timely made or can be made, or if the LIBOR rate can not be determined, then the Agent shall use the Chase Bank Rate to compute interest. In the event a Company requests any LIBOR election such Company shall pay



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to the Agent a $500 processing fee upon the date hereof of each such LIBOR election hereunder. In addition, such Company shall pay to the Agent for the benefit of the Lenders, upon the request of the Agent such amount or amounts as shall compensate the Agent and/or the Lenders for any loss, costs or expenses incurred by the Agent and/or the Lenders (as reasonably determined by the Agent and the Lenders) as a result of: (i) any payment or prepayment on a date other than the last day of a LIBOR Period for such LIBOR Loan, or (ii) any failure of such Company to borrow a LIBOR Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by the Agent and/or the Lenders during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such LIBOR Period if the rate of interest obtained by the Agent and/or the Lenders upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such LIBOR Loan for such LIBOR Period. The determination by the Agent and/or the Lenders of the amount of any such loss or expense, when set forth in a written notice to such Company, containing the Agent's and/or the Lenders' calculations thereof in reasonable detail, shall be conclusive on such Company, in the absence of manifest error. Calculation of all amounts payable to the Agent and/or the Lenders under this paragraph with regard to LIBOR Loans shall be made as though the Agent and the Lenders had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant interest period; provided, however, that the Agent and the Lenders may obtain funds for each of the LIBOR Loans in any manner the Agent and the Lenders see fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, the Agent and the Lenders shall apply all proceeds of Collateral, including the Accounts, and all other amounts received by it from or on behalf of the Companies (i) initially to the Chase Bank Rate loans and (ii) subsequently to LIBOR Loans; provided, however, (x) and upon the occurrence and during the continuation of an Event of Default or (y) in the event the aggregate amount of outstanding LIBOR Rate Loans exceeds Availability or the applicable maximum levels set forth therefor, the Agent and the Lenders may apply all such amounts received by them to the payment of Obligations in such manner and in such order as the Agent may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are LIBOR Loans, such application shall be treated as a prepayment of such loans and the Agent and the Lenders shall be entitled to indemnification hereunder.

         3. In consideration of the Letter of Credit Guaranty of the Agent, the Company shall pay the Agent for the benefit of the Lenders the Letter of Credit Guaranty Fee which shall be an amount equal to one and one-quarter percent (1.25%) per annum, payable monthly, on the face amount of each Letter of Credit less the amount of any and all amounts previously drawn under the Letter of Credit.

         4. Any charges, fees, commissions, costs and expenses charged to the Agent and/or the Lenders for a Company's account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Agreement or out of transactions relating thereto will be




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charged to the applicable Company's account in full when charged to or paid by the Agent and when made by any such Issuing Bank shall be conclusive on the Agent.

         5. The Companies shall reimburse or pay the Agent for: (a) all Out-of-Pocket Expenses and (b) any applicable Documentation Fee.

         6. Upon the last Business Day of each month, commencing with the last day of the month in which this Agreement is executed the Companies shall pay the Agent for the benefit of the Lenders the Line of Credit Fee.

         7. [Intentionally Omitted]

         8. Upon the date hereof and on such annual anniversary hereof the Companies shall pay to the Agent for the sole and separate account of the Agent the Administrative Management Fee, which shall be fully earned and not refundable or rebateable when due.

         9. [Intentionally Omitted]

         10. [Intentionally Omitted]

         11. Each Company shall pay the Agent's standard charges for, and the fees and expenses of, the Agent's personnel used by the Agent for reviewing the books and records of such Company and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral; provided, however, that the foregoing (other than Out-of-Pocket Expenses) shall not be payable until the occurrence and during the continuation of an Event of Default which has not been waived in writing by the Agent if the Companies are paying an Administrative Management Fee.

         12. In no event shall the rates of interest hereunder exceed the Maximum Legal Rate. In the event that the Contract Rate computed under this section would exceed the Maximum Legal Rate, the rates of interest under this Agreement for any such period shall be limited to the Maximum Legal Rate, but any subsequent reductions in the Contract Rate shall not reduce the rates of interest under this Agreement below the Maximum Legal Rate until the total amount of interest charged hereunder equals the amount of interest that would have been charged had the Contract Rate been charged at all times.

         13. Each Company hereby authorizes the Agent to charge the Revolving Loan Account with the Agent with the amount of all payments due hereunder, and under the other Loan Documents as such payments become due. Each Company confirms that any charges which the Agent may so make to each Company's account as herein provided will be made as an accommodation to each Company and solely at the Agent's discretion.

SECTION 9. POWERS

         Each Obligor hereby constitutes the Agent on behalf of the Lenders or any person or agent the Agent may designate as its attorney-in-fact, at such Obligor's cost and expense, to




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exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Obligations to the Agent and the Lenders have been paid in full:

         (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent or such Obligor, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

         (b) To receive, open and dispose of all mail addressed to such Obligor and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

         (c) To request from customers indebted on Accounts at any time, in the name of the Agent or such Obligor or that of the Agent's designee, information concerning the amounts owing on the Accounts;

         (d) To transmit to customers indebted on Accounts notice of the Agent's interest therein and to notify customers indebted on Accounts to make payment directly to the Agent for such Obligor's account; and

         (e) To take or bring, in the name of the Agent or such Obligor, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts .

         Notwithstanding anything hereinabove contained to the contrary, the powers set forth in Paragraphs (a), (b), (d) and (e) above may only be exercised after the occurrence of and during the continuation of an Event of Default and until such time as such Event of Default that is continuing is waived in writing by the Agent or cured to the Agent's satisfaction. In addition, the powers set forth in Paragraph (c) above will only be exercised in the name of applicable Obligor or a certified public accountant designated by the Agent prior to the occurrence of such Event of Default that is continuing.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

         1. Notwithstanding anything hereinabove to the contrary, the Lenders acting through the Agent may terminate this Agreement immediately upon the occurrence and during the continuance of any of the following (herein "EVENTS OF DEFAULT"):

         (a) cessation of the business of any other Obligor or the calling of a meeting of the creditors of any other Obligor for purposes of compromising the debts and obligations any Obligor;

         (b) the failure of any Obligor to generally meet debts as they mature;

         (c) the commencement by or against any Obligor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law,



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provided that in the event of any involuntary proceeding commenced against any
Obligor such proceeding is not dismissed or discharged within sixty (60) days after commencement thereof;

         (d) breach by any Obligor of any warranty, representation or covenant contained herein (other than those referred to in Paragraph (e) below) or in any other Loan Document, provided that such breach of any of the warranties, representations or covenants referred in this Paragraph (d) shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied to the Agent's satisfaction for a period of ten (10) Business Days after the occurrence thereof;

         (e) breach by any Obligor of any warranty, representation or covenant of Section 3, Paragraph 3 (other than the second sentence of Paragraph 3(b)) and Paragraph 4 of this Agreement; Section 4, Paragraphs 3 and Paragraph 4 (other than the first sentence of Paragraph 4) of this Agreement; or Section 7, Paragraphs 1, 5, 6, and 10, 11 and 13 of this Agreement;

         (f) failure of any Company to pay any of the Obligations within five
(5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit the Agent from charging such amounts to the Revolving Loan Account on the due date thereof;

         (g) any Obligor shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) have any Reportable Event, (iv) terminate any Plan or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, and with respect to this Paragraph (g) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the reasonable opinion of the Agent, subject any Obligor to any tax, penalty or other liability that could have a Material Adverse Effect.

         (h) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing (x) Subordinated Debt or (y) any other Indebtedness For Borrowed Money of any Company having a principal amount in excess of $2,000,000;

         (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 30% of the total voting power of all classes of stock then outstanding of Parent entitled to vote in the election of directors; or

         (j) the occurrence of any default or event of default under any other Loan Document.

         For purposes of this Agreement and the other Loan Documents, in the event of (x) a misstatement, or misrepresentation with respect to any matter that reasonably could be considered material to a commercial lender (including, without limitation, any negligent or intentional misstatement or misrepresentation in a certificate or other document delivered by an Obligor pursuant to this Agreement) or (y) any breach or violation of any covenant contained in



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any Loan Document by any Obligor arising from or relating to the failure or delay in delivering to the Agent or depositing into a Depository Account any Collections or other proceeds of Collateral or other funds which are required to be so delivered or deposited pursuant to any Loan Document (including, without limitation, the diversion, misdirection, misuse or misapplication of any such Collections, proceeds or funds), that constitutes an Event of Default, such Event of Default shall be considered continuing until such times as it is waived in writing by the Agent.

         2. Upon the occurrence and during the continuation of an Event of Default, the Agent may (at its option), and shall at the direction of the Required Lenders, declare that all loans, advances and extensions of credit provided for in Section 3 of this Agreement shall thereafter be in the Agent's sole discretion and the obligation of the Agent and/or the Lenders to make Revolving Loans and/or open Letters of Credit shall cease unless such Event of Default is waived in writing by the Agent on behalf of the Lenders or cured to the Agent's satisfaction, and so long as an Event of Default shall have occurred and be continuing the Agent may (at its option), and shall at the direction of the Required Lenders declare that: (i) all Obligations shall become immediately due and payable; (ii) the Default Rate of Interest shall be charged on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Agreement; provided that with respect to this clause
(ii), (a) the Agent has given the Parent written notice of the Event of Default; provided, further that no notice is required if the Event of Default is the event listed in Paragraph 1(c) of this section, and (b) the Default Rate shall accrue from and after the date of the occurrence of the Event of Default listed in Paragraph 1(c) of this section; and (iii) this Agreement shall immediately terminate upon notice to the Parent; provided, however, that no notice of termination is required if the Event of Default is the event listed in Paragraph 1(c) of this section. The exercise of any remedy available to the Agent and/or the Lender is not exclusive of any other remedy available to the Agent and/or the Lender, which may be exercised at any time by the Agent and/or the Lenders.

         3. Immediately upon the occurrence of any Event of Default and during the continuation thereof which has not been waived in writing by the Agent, the Agent may and, at the direction of the Required Lenders, shall to the extent permitted by law: (a) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use, at the expense of the Obligors, such of each Obligor's personnel, supplies or space at each Obligor's places of business or otherwise, including UTIMS, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of any Obligor or all Obligors, or the Agent on behalf of the Lenders, and generally shall have all other rights respecting said Accounts, including, without limitation, the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of each Obligor or the Agent; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and the Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by each Obligor; (d) foreclose the security interests in the Collateral created herein by any available judicial procedure, or to take possession of any or all of the Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory,



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Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. The Agent shall have the right to sell, lease, or otherwise dispose of all or any part of the Collateral with reasonable notice, if any, as required by law, whether in its then condition or after further preparation or processing, in the name of the applicable Obligor or the Agent, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable condition as the Agent shall deem appropriate. Each Obligor agrees, at the request of the Agent, to assemble the Inventory and Equipment and to make it available to the Agent at premises of such Obligor or elsewhere and to make available to the Agent the premises and facilities of such Obligor for the purpose of the Agent's taking possession of, removing or putting the Inventory and Equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees), shall be applied by the Agent to the payment of the Obligations, whether due or to become due, in such order as the Agent may elect, and each Obligor shall remain liable to the Agent and the Lenders for any deficiencies, and the Agent in turn agrees to remit to each Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. Any mortgage(s), deed(s) of trust or assignment(s) on the Real Estate shall govern the rights and remedies of the Agent and the Lenders thereto.

         4. So long as an Event of Default has occurred and is continuing which has not been waived in writing by the Agent, the Agent shall have the following rights and remedies with respect to the Louisiana Pledged Collateral, which rights and remedies are in addition to and are not in lieu or limitation of any other rights and remedies that may be provided in this Agreement, under Chapter 9 of the Louisiana Commercial Laws (La. R.S. Sections 10:9-101, et seq.), under the Uniform Commercial Code of any state other than Louisiana, or at law or equity generally:

                  (a) The Agent may cause the Louisiana Pledged Collateral, or any part or parts thereof, to be immediately seized wherever found, and sold, whether in term of court or in vacation, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, without the necessity of making additional demand, or of notifying any Obligor, or placing any Obligor in default.

                  (b) For purposes of foreclosure under Louisiana executory process procedures, each Obligor confesses judgment and acknowledges to be indebted unto and in favor of the Agent up to the full amount of the Obligations, including, without limitation, principal, interest, costs, expenses, attorneys' fees and other fees and charges. To the extent permitted under applicable Louisiana law, each Obligor additionally waives: (a) the benefit of appraisal as



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provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil
Procedure and all other laws with regard to appraisal upon judicial sale; (b) the demand and three (3) days' delay as provided under Articles 2639 of the Louisiana Code of Civil Procedure; (c) the Notice of Seizure as provided under Articles 2293 of the Louisiana Code of Civil Procedure; (d) the three (3) days' delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (e) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure.

                  (c) Should any of the Louisiana Pledged Collateral be seized as an incident to an action for the recognition or enforcement of the Obligations or this Agreement, by executory process, sequestration, attachment, writ of fieri facias or otherwise, each Obligor agrees that the court issuing any such order shall, if requested by the Agent, appoint the Agent or any Person named by the Agent at the time such seizure is requested, or at any time thereafter, as keeper of the Louisiana Pledged Collateral as provided under La. R.S. Sections 9:5136, et seq. Each Obligor agrees to pay the reasonable fees of such keeper, which compensation to the keeper shall also be a part of the Obligations.

                  (d) Should it become necessary for the Agent to foreclose against the Louisiana Pledged Collateral, all declarations of fact that are made under an authentic act before a Notary Public in the presence of two witnesses, by a person declaring such facts to lie within his or her knowledge, shall constitute authentic evidence for purposes of executory process and also for purposes of La. R.S. Section 9:3509.1, La. R.S. Section 9:3504(D)(6) and La. R.S. Section 10:9-508, as applicable.

                  (e) ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT NOTWITHSTANDING, THE SECURITY INTERESTS IN THE LOUISIANA PLEDGED COLLATERAL GRANTED IN THIS AGREEMENT, AND THE AGENT'S REMEDIES IN THE COURTS SITTING IN AND FOR THE STATE OF LOUISIANA WITH RESPECT TO THE LOUISIANA PLEDGED COLLATERAL SHALL BE GOVERNED BY LOUISIANA LAW, WITH NEW YORK LAW GOVERNING THE INTERPRETATION AND CONSTRUCTION OF THE PROVISIONS OF THIS AGREEMENT, ITS APPLICATION TO THE PLEDGED COLLATERAL AND THE PROCEEDS THEREOF, AND ALL RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER IN ALL OTHER RESPECTS.

         5. Once the Agent has commenced the exercise of remedies under this
Section 10, notwithstanding that the Event of Default may at any time thereafter no longer be continuing, the Agent shall be entitled to continue to exercise any and all rights and remedies contemplated by this Section 10.

SECTION 11. TERMINATION

         Not later than ninety (90) days prior to an Anniversary Date, the Parent shall deliver to the Agent a report, certified by the Parent's Chief Financial Officer or other executive officer, setting forth in reasonable detail the Parent's consolidated capital structure, including a summary of the material terms (including maturity dates and redemption, exchange, conversion, call and




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similar features, if applicable) of all outstanding debt and capital stock
(including preferred stock) and indicate therein (i) if any Qualified Capital Stock will or may become Disqualified Capital Stock during the annual period commencing on the Anniversary Date next following the date of such report and
(ii) a calculation of the Fixed Charge Coverage giving effect to the information provided in clause (i) with respect to such period. Except as otherwise permitted herein, the Companies or any Lender acting through the Agent may terminate this Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving the other at least sixty
(60) days prior written notice of termination. Notwithstanding the foregoing the Lenders acting through the Agent may terminate this Agreement immediately upon the occurrence of an Event of Default and so long as the same is continuing; provided, however, that if the Event of Default is an event listed in Paragraph 1(c) of Section 10 of this Agreement, the Agent and the Lenders may regard this Agreement as terminated and notice to that effect is not required. This Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to the next successive Anniversary Date. Notwithstanding the foregoing, the Companies may terminate this Agreement and the Line of Credit prior to any applicable Anniversary Date upon sixty (60) days' prior written notice to the Agent and the Lenders, provided that the Companies pay to the Agent for the benefit of the Lenders immediately on demand, an Early Termination Fee, if applicable. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, the Agent and the Lenders may withhold any balances in each and every Company's account (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Obligations, whether absolute or contingent. All of the Agent's and Lenders' rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12. MISCELLANEOUS

         1. WAIVERS, ETC. Each Obligor hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment, notice of dishonor, notice of intent to accelerate and notice of acceleration. No delay or omission of the Agent and/or the Lenders or any Obligor to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent or the Lenders of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

         2. NO ORAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER DOCUMENTS REFERENCED HEREIN OR CONTEMPLATED HEREBY REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         3. INTEREST SAVINGS PROVISION. It is the intent of each Obligor, the Agent and the Lenders to conform strictly to all applicable state and federal usury laws. All agreements between a Company, any other Obligor, the Agent and the Lenders whether now existing or



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hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount contracted for, charged, received or collected by the Agent and/or the Lenders for the use, forbearance, or detention of the money loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the Obligations evidenced hereby which may be legally deemed to be for the use, forbearance or detention of money, exceed the maximum amount which each Company or any other Obligor is legally entitled to contract for, charge, receive or collect under applicable state or federal law. If from any circumstances whatsoever fulfillment of any provision hereof or of such other documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance the Agent and/or the Lenders shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of the principal indebtedness hereof and any other amounts due with respect to the Obligations evidenced hereby, but not to the payment of interest and if such amount which would be excess interest exceeds the Obligations and all other non interest indebtedness described above, then such additional amount shall be refunded to each Company. In determining whether or not all sums paid or agreed to be paid by each Company for the use, forbearance or detention of the Obligations to the Agent and/or the Lenders, under any specific contingency, exceeds the maximum amount permitted by applicable law, each Company and the Agent and the Lenders shall to the maximum extent permitted under applicable law, (a) treat all Obligations as but a single extension of credit, (b) characterize any nonprincipal payment as an expense, fee or premium rather than as sums paid or agreed to be paid by each Company for the use, forbearance or detention of the Obligations, (c) exclude voluntary prepayments and the effect thereof, and (d) amortize, prorate, allocate and spread in equal parts, the total amount of such sums paid or agreed to be paid by each Company for the use, forbearance or detention of the Obligations to the Agent and the Lenders throughout the entire contemplated term of the Obligations so that the interest rate is uniform through the entire term of the Obligations. The terms and provisions of this paragraph shall control and supersede every other provision hereof and all other agreements between a Company, each other Obligor, the Agent and the Lenders.

         4. SEVERABILITY. If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

         5. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH COMPANY AND OTHER OBLIGOR, THE AGENT AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT. EACH COMPANY AND OTHER OBLIGOR HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF



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PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL,
RETURN RECEIPT REQUESTED.

         6. NOTICES. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered or sent by telegram or telex, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified as follows:

         (a)      if to the Agent, at:

                  The CIT Group/Business Credit, Inc., as Agent
                  5420 LBJ Freeway, Suite 200
                  Dallas, Texas
                  Attn:  Regional Credit Manager
                  Fax No.:  (972) 455-1690



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                  with a copy to Agent's Counsel:

                  Patton Boggs LLP
                  2001 Ross Avenue, Suite 3000
                  Dallas, Texas  75201
                  Attn:  James C. Chadwick
                  Fax No.:  (214) 758-1550

         (b) if to any other party becoming a Lender hereunder to the address specified in the Assignment and Transfer Agreement;

                  (c) if to any other Lender which is a party hereto (other than CITBC), to the address specified under the signature of such Lenders or agent, as the case may be, on the signature pages hereof.

         (d)      if to any Company at:
                  c/o Patterson-UTI Energy, Inc.
                  4510 Lamesa Highway
                  Snyder, Texas  79549
                  Attention:  Chief Financial Officer
                  Fax No.:  (915) 573-0281

                  with a copy to Company's Counsel:

                  Fulbright & Jaworski LLP
                  1301 McKinney, Suite 5100
                  Houston, Texas  77010
                  Attn:  Joshua P. Agrons, Partner
                  Fax No.:  (713) 651-5246

         (e) if to any Guarantor (other than UTICO, Inc.) at: c/o Patterson-UTI Energy, Inc.
                  4510 Lamesa Highway
                  Snyder, Texas  79549
                  Attention:  Chief Financial Officer
                  Fax No.:  (915) 573-0281

                  with a copy to Guarantor's Counsel:

                  Fulbright & Jaworski LLP
                  1301 McKinney, Suite 5100
                  Houston, Texas  77010
                  Attn:  Joshua P. Agrons, Partner
                  Fax No.:  (713) 651-5246




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         (f)      if to UTICO, Inc.
                  UTICO, Inc.
                  801 West Street
                  Wilmington, DE 19801-1545

                  with a copy to UTICO, Inc.'s Counsel:

                  Fulbright & Jaworski LLP
                  1301 McKinney, Suite 5100
                  Houston, Texas  77010
                  Attn:  Joshua P. Agrons, Partner
                  Fax No.:  (713) 651-5246

or to such other address as any party may designate for itself by like notice.

         7. GOVERNING LAW. EXCEPT AS PROVIDED IN SECTION 10, PARAGRAPH 4(e) OF THIS AGREEMENT, THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, BUT NOT LIMITED TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK).

         8. NO AMENDMENTS. This Agreement can be amended, modified or changed only by a writing signed by each Obligor, the Agent and the Required Lenders (unless the consent of all Lenders is required pursuant to Section 14, Paragraph 10 of this Agreement).

         9. SUBMISSION TO JURISDICTION. (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH COMPANY AND OTHER OBLIGOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING EACH COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL POSTAGE PREPAID), TO IT AT ITS ADDRESS PROVIDED IN SECTION 14, PARAGRAPH 6(d) OF THIS AGREEMENT SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH COMPANY IN ANY OTHER JURISDICTION.



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         (b) EACH COMPANY AND OTHER OBLIGOR HEREBY IRREVOCABLY WAIVES ANY
OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN THE FIRST SENTENCE OF CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         10. WAIVER OF CONSUMER RIGHTS. EACH COMPANY AND OTHER OBLIGOR HEREBY WAIVES ITS RIGHTS, UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, EACH COMPANY AND OTHER OBLIGOR VOLUNTARILY CONSENTS TO THIS WAIVER. EACH COMPANY AND OTHER OBLIGOR EXPRESSLY WARRANTS AND REPRESENTS THAT IT (a) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO LENDER, AND (b) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

         11. AMENDMENT AND RESTATEMENT. This Agreement is an amendment and restatement of the Prior Loan Agreement and Obligors acknowledge and agree that all the security interests and liens granted under the Prior Loan Agreement hereby are renewed and continued herein in full force and effect.

         12. JOINT AND SEVERAL LIABILITY; STRUCTURE OF CREDIT FACILITY; OBLIGOR'S INTENT.

         (a) The Obligors acknowledge that the loans and advances and other credit accommodations to any Company or the Companies as a group hereunder shall be for the benefit of all Obligors. The Obligors hereby irrevocably and unconditionally: (i) agree that they are jointly and severally liable to the Lenders and the Agent, for the full and prompt payment of the Obligations and the performance by each Company of its Obligations hereunder in accordance with the terms hereof; (ii) agree to fully and promptly perform all of its Obligations hereunder with respect to each advance of credit hereunder as if such advance had been made directly to it; and (iii) agree as a primary obligation to indemnify Lenders and the Agent on demand for and against any loss incurred by Lenders and/or the Agent as a result of any of the Obligations of any one or more of the Obligors being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to Lender and/or the Agent or any Person, the amount of such loss being the amount which Lender and/or the Agent would otherwise have been entitled to recover from any one or more of the Obligors.

         (b) It is the intent of each Obligor that the indebtedness, obligations and liability hereunder of no one of them be subject to challenge on any basis, including, without limitation, pursuant to any applicable fraudulent conveyance or fraudulent transfer laws. Accordingly, as of



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the date hereof, the liability of each Obligor under this Paragraph 12, together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer or conveyance is deemed to occur by virtue of this Agreement, calculated in amount sufficient to pay its probable net liabilities on its existing indebtedness as the same become absolute and matured ("DATED LIABILITIES") is, and is to be, less than the amount of the aggregate of a fair valuation of its property as of such corresponding date ("DATED ASSETS"). To this end, each Obligor under this Paragraph 12, (i) grants to and recognizes in each other Obligor, ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Obligor, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Obligor or, as the case may be, (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from each of the other Obligors in the amount, if any, by which the Dated Liabilities of such Obligor, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such Obligor under this Paragraph 12. In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that Obligors will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder. It is a material objective of this Paragraph 12 that each Obligor recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of an arbitrary interpretation of its joint and several obligations hereunder. In addition to and not in limitation of the foregoing provisions of this Paragraph 12, the Obligors and Lender and/or the Agent hereby agree and acknowledge that it is the intent of each Obligor, Lender and the Agent that the obligations of each Obligor hereunder be in all respects in compliance with, and not be voidable pursuant to, applicable fraudulent conveyance and fraudulent transfer laws.

         (c) Each Obligor agrees and acknowledges that the present structure of the credit facilities detailed in this Agreement is based in part upon the financial and other information presently known to Lender and/or the Agent regarding certain Obligors, the corporate structure of the Obligors, and the present financial condition of the Obligors. Each Obligor represents to the Agent and the Lenders that its existing cash management system processes collections only on a consolidated basis for Parent and its Subsidiaries (other than as to NDC, UWSI, NDS and NDM, which will be in the cash management system by January 2, 2000) and that it would impose a material operational inefficiency on such cash management if it were changed to process collections separately for each Obligor. Each Obligor represents to the Agent and the Lenders that it conducts its commercial dealings with its suppliers, vendors and other creditors as a consolidated enterprise of Parent and its Subsidiaries and not as a separate entity or on any other basis, and holds itself out to the business community at large as an integrated energy services company rather than as separate and distinct companies or enterprises. Each Obligor represents to the Agent and the Lenders that all financial and credit information provided to each Obligor's suppliers, vendors and other creditors are provided only on a consolidated basis for Parent and its Subsidiaries and that such information is not provided for any Obligor on a separate basis or on any other basis. Each Obligor agrees that it shall not make or permit to exist any loans, intercompany accounts or investments between itself and any Company, other present or future Obligor or other present or future Subsidiary of Parent which do not qualify as Permitted Intercompany Balances. Each Obligor hereby agrees that Lender and the Agent shall have the right, in its or their sole credit judgment, to require that any or all of the following changes be made to these credit facilities without limitation on the other applicable provisions of



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the Loan Documents: (i) establish at the Closing Date and thereafter enforce consolidated lockbox and dominion accounts after the occurrence of any Event of Default and during the continuation thereof, or so long as Availability is less than $15,000,000 for all of the Companies, subject to the last sentence of
Section 3, paragraph 4, (ii) further restrict or prohibit loans, intercompany accounts and investments among the Companies, the Obligors and Parent and its Subsidiaries following the occurrence of any Event of Default and during the continuation thereof, or so long as Availability is less than $15,000,000 for all of the Companies, (iii) establish or exercise controls or such other procedures as shall be reasonably deemed by the Agent to be useful in tracking where loans are made under this Agreement and the source of payments received by the Agent and/or Lender on such loans, and (iv) establishing separate borrowing bases, requiring application of collections separately for each Company and restricting Revolving Loans to the Companies, and the Availability of the Companies, to within the same following the occurrence of any Event of Default and during the continuation thereof, or so long as Availability is less than $15,000,000 for all of the Companies.

SECTION 13. AGREEMENT BETWEEN THE LENDERS

         1. (a) The Agent, for the account of the Lenders, shall disburse all loans and advances to each Company and shall handle all collections of Collateral and repayment of Obligations. It is understood that for purposes of advances to each Company and for purposes of this section, the Agent is using the funds of the Agent.

                  (b) Unless the Agent shall have been notified in writing by any Lender prior to any advance to any Company that such Lender will not make the amount which would constitute its share of the borrowing on such date available to the Agent, the Agent may assume that such Lender shall make such amount available to the Agent on a Settlement Date, and the Agent may, in reliance upon such assumption, make available to each Company a corresponding amount. A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender's share of such borrowing is not in fact made available to the Agent by such Lender on the Settlement Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Loans hereunder, on demand, from any Company without prejudice to any rights which the Agent may have against such Lender hereunder. Nothing contained in this subsection shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof. Nothing contained herein shall be deemed to obligate the Agent to make available to any Company the full amount of a requested advance when the Agent has any notice (written or otherwise) that any of the Lenders will not advance its ratable portion thereof.

         2. On the Settlement Date, the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall have their proportionate share of all outstanding Obligations.

         3. The Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Agent to each Company.



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         4. The Agent shall, after receipt of any interest and fees earned under this Agreement, promptly remit to the Lenders: (a) their pro rata portion of all fees; provided, however, that the Lenders (other than CITBC in its role as the Agent) shall (x) not share in the Administrative Management Fee or Documentation Fees or the fees provided for in Section 8, Paragraphs 5 and 8 of this Agreement; and (y) receive their share of the Loan Facility Fee in accordance with their respective agreements with the Agent and; (b) interest computed at the rate and as provided for in Section 8 of this Agreement on all outstanding amounts advanced by the Lenders on each Settlement Date, prior to adjustment, that are subsequent to the last remittance by the Agent to the Lenders of each Company's interest.

         5. (a) Each Obligor acknowledges that the Lenders may sell participations, in an amount of not less than $5,000,000 in the loans and extensions of credit made and to be made to each Company hereunder. Each Obligor further acknowledges that in doing so, the Lenders may grant to such participants certain rights which would require the participant's consent to certain waivers, amendments and other actions with respect to the provisions of this Agreement, provided that the consent of any such participant shall not be required except for matters requiring the consent of all Lenders hereunder as set forth in Section 14, Paragraph 10 of this Agreement.

                  (b) Each Obligor authorizes each Lender to disclose to any participant or purchasing lender (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning such Obligor and its affiliates which has been delivered to such Lender by or on behalf of such Obligor pursuant to this Agreement or which has been delivered to such Lender by or on behalf of such Obligor in connection with such Lender's credit evaluation of such Obligor and its affiliates prior to entering into this Agreement.

         6. Each Company hereby agrees that each Lender is solely responsible for its portion of the Line of Credit and that neither the Agent nor any Lender shall be responsible for, nor assume any obligations for the failure of any Lender to make available its portion of the Line of Credit. Further, should any Lender refuse to make available its portion of the Line of Credit, then the other Lender may, but without obligation to do so, increase, unilaterally, its portion of the Line of Credit in which event such Company is so obligated to that other Lender.

         7. In the event that the Agent, the Lenders or any one of them is sued or threatened with suit by any Obligor, or by any receiver, trustee, creditor or any committee of creditors on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated under this Agreement, then in such event any money paid in satisfaction or compromise of such suit, action, claim or demand and any expenses, costs and attorneys' fees paid or incurred in connection therewith, whether by the Agent, the Lenders or any one of them, shall be shared proportionately by the Lenders. In addition, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by the Agent to effect collection or enforcement of any rights in the Collateral, including enforcing, preserving or maintaining rights under this Agreement shall be shared proportionately between and among the Lenders to the extent not reimbursed by such Company or from the proceeds of Collateral. The provisions of this paragraph shall not apply to any suits,



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
actions, proceedings or claims that (x) predate the date of this Agreement or
(y) are based on transactions, actions or omissions that predate the date of this Agreement.

         8. Each of the Lenders agrees with each other Lender that any money or assets of each Obligor held or received by such Lender, no matter how or when received, shall be applied to the reduction of the Obligations (to the extent permitted hereunder) after (x) the occurrence of an Event of Default and so long as the same is continuing and (y) the election by the Required Lenders to accelerate the Obligations. In addition, each Obligor authorizes, and the Lenders shall have the right, without notice, upon any amount becoming due and payable hereunder, to set-off and apply against any and all property held by, or in the possession of such Lender the Obligations due such Lenders.

         9. CITBC shall have the right at any time to assign to one or more Eligible Assignees, all or a portion (but in an amount that is not less than $5,000,000) of its rights and obligations under this Agreement; provided that no such assignment shall be made to any Person that does not, prior to the execution of such Assignment Agreement, execute and deliver to the Agent and the Parent IRS Form W-8BEN, Form W-8ECI or successors forms, and is otherwise exempt from IRS interest withholding obligations. Upon execution of an Assignment and Transfer Agreement, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of CITBC as the case may be hereunder and (ii) CITBC shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Agreement. Each Obligor shall, if necessary, execute any documents reasonably required to effectuate the assignments. No other Lender may assign its interest in the loans and advances and extensions of credit hereunder without the prior written consent of the Agent, and such assignment, if consented to, shall be in amounts of not less than $5,000,000.

SECTION 14. LENDERS

         1. Each Lender hereby irrevocably designates and appoints CITBC as the Agent for the Lenders under this Agreement and any Loan Documents and irrevocably authorizes CITBC as Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and all Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and any Loan Document together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement and the Loan Documents or otherwise exist against the Agent.

         2. The Agent may execute any of its duties under this Agreement and any Loan Document by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         3. Neither the Agent nor any of its officers, directors, employees, agents, or attorneys-in-fact shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement and/or any Loan Documents (except for its or such person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Obligor or any officer thereof contained in this Agreement and all Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement and all ancillary documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement and all ancillary documents or for any failure of any Obligor to perform its obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement and any Loan Document or to inspect the properties, books or records of Obligors.

         4. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Obligor), independent accountants and other experts selected by the Agent. Neither the Agent nor the Lenders shall change the account into which Revolving Loan proceeds are disbursed in response to any telephonic borrowing request. All Revolving Loan proceeds shall be disbursed by the Agent only to the bank accounts designated in a written notice, on the Parent's letterhead, signed by the Parent, and to which the chief financial officer and the controller of the Parent are both signatories. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and all ancillary documents unless it shall first receive such advice or concurrence of the Lenders, or the Required Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and all ancillary documents in accordance with a request of the Lenders, or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         5. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Company describing such Default or Event of Default. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders, or Required Lenders, as the case may be; provided that unless and until the Agent shall have received such direction, the Agent may in the interim (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.




                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         6. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of any Obligor shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Obligor and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of each Obligor. The Agent, however, shall provide the Lenders with copies of all financial statements, projections and business plans which come into the possession of the Agent or any of its officers, employees, agents or attorneys-in-fact.

         7. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by each Obligor and without limiting the obligation of each Obligor to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including negligence on the part of the agent) which may at any time be imposed on, incurred by or asserted against the Agent in anyway relating to or arising out of this Agreement or any ancillary documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this paragraph shall survive the payment of the obligations.

         8. The Agent may make loans to, and generally engage in any kind of business with any Obligor as though the Agent were not the Agent hereunder. With respect to its loans made or renewed by it or loan obligations hereunder as Lender, the Agent shall have the same rights and powers, duties and liabilities under this Agreement as any Lender and may exercise the same as though it was not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacities.

         9. The Agent may resign as the Agent upon thirty (30) days' notice to the Lenders and such resignation shall be effective upon the appointment of a successor Agent. If the Agent shall resign as Agent, then the Lenders shall appoint a successor Agent for the Lenders whereupon such successor Agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor Agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement.



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

After any retiring Agent's resignation hereunder as the Agent the provisions of this section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent.

         10. Notwithstanding anything contained in this Agreement to the contrary, the Agent will not, without the prior written consent of all Lenders:
(a) amend this Agreement to (i) increase the Line of Credit; (ii) reduce the interest rates; (iii) reduce or waive (A) any fees in which the Lenders share hereunder; or (B) the repayment of any Obligations due the Lenders; (iv) extend the maturity of the Obligations; or (v) alter or amend (1) this Paragraph 10 or
(2) the definitions of Accounts Receivable Advance Percentage, Equipment Advance Percentage, or Required Lenders, or the Agent's criteria for determining compliance with such definitions of eligibility; or (b) release Collateral in bulk without a corresponding reduction in the Obligations to the Lenders, except that dispositions of Collateral by any of the Companies which are expressly permitted under this Agreement shall not require consent of the Agent or the other Lenders or any reduction in Lenders' Obligations. The Agent will not increase any Lender's commitment to provide financing hereunder without such Lender's prior written consent. Agent may, in its sole discretion (a) provided no Event of Default has occurred and is continuing, intentionally make Overadvances as long as any such Overadvance is not outstanding for more than ninety (90) consecutive days and after giving effect thereto the total outstanding Revolving Loans for each Company would not exceed one hundred and ten percent (110%) of the maximum amount available under Sections 3 and 4 of this Agreement, and (b) after and during the continuance of an Event of Default, intentionally make Overadvances for purposes of preserving or protecting the Collateral. Any Overadvance by Agent which is contrary to the limitations set forth in the immediately preceding sentence shall require the written consent of the Required Lenders. In all other respects the Agent is authorized to take such actions or fail to take such actions if the Agent, in its reasonable discretion, deems such to be advisable and in the best interest of the Lenders, including, but not limited to, the making of an overadvance or the termination of this Agreement upon the occurrence and during the continuance of an Event of Default unless it is specifically instructed to the contrary by the Required Lenders.

         11. In the event any Lender's consent is required pursuant to the provisions of this Agreement and such Lender does not respond to any request by the Agent for such consent within ten (10) days after such request is made to such Lender, such failure to respond shall be deemed a consent. In addition, in the event that any Lender declines to give its consent to any such request, it is hereby mutually agreed that the Agent and/or any other Lender shall have the right (but not the obligation) to purchase such Lender's share of the Loans for the full amount thereof together with accrued interest thereon to the date of such purchase.

         12. Each Lender agrees that notwithstanding the provisions of Section 11 of this Agreement any Lender may terminate this Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving the Agent sixty (60) days prior written notice thereof. Within thirty
(30) days after receipt of any such termination notice, the Agent shall, at its option, either (i) give notice of termination to each Company hereunder or (ii) purchase the Lender's share of the Obligations hereunder for the full amount thereof plus accrued interest thereon. Unless so terminated this Agreement and the Line of Credit shall be automatically extended from Anniversary Date to Anniversary Date.

                  [REMAINDER OF THIS PAGE INTENTIONALLY BLANK]



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         IN WITNESS WHEREOF, this Agreement has been duly executed on the date first written above.


                 COMPANIES:

                 UTI DRILLING, L.P.
                 UTI MANAGEMENT SERVICES, L.P.

                 By:      UTICO HARD ROCK BORING, INC.,
                          as Sole General Partner of UTI Drilling, L.P. and UTI Management Services, L.P.

                          By:
                             --------------------------------------------------
                               Jonathan D. Nelson, Vice President

                 NORTON DRILLING, L.P.

                 By:  Norton GP, L.L.C., its sole general partner
                      By: Norton Drilling Services, Inc., as Sole Member
                          of Norton GP, L.L.C.

                 By:
                        -------------------------------------------------------
                 Name:  Jonathan D. Nelson
                 Title: Vice President-Finance

                 UNIVERSAL WELL SERVICES, INC.
                 SUITS DRILLING COMPANY

                 By:
                        -------------------------------------------------------
                        Jonathan D. Nelson, Vice President of each of the foregoing Companies

                 PATTERSON-UTI DRILLING COMPANY LP, LLLP
                 LONE STAR MUD LP, LLLP
                 AMBAR DRILLING FLUIDS LP, LLLP

                 By: Patterson (GP) LLC, general partner of each of the foregoing Companies

                        By:
                           ----------------------------------------------------
                        Name:  Jonathan D. Nelson
                        Title: Vice President-Finance

                 PATTERSON-UTI DRILLING COMPANY SOUTH LP, LLLP
                 PATTERSON-UTI DRILLING COMPANY WEST LP, LLLP

                 By: Patterson (GP2) LLC, general partner of each of the foregoing Companies

                        By:
                           ----------------------------------------------------
                        Name:  Jonathan D. Nelson
                        Title: Vice President-Finance




                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                    GUARANTORS:

                    PATTERSON-UTI ENERGY, INC.
                    UTICO, INC.
                    UTICO HARD ROCK BORING, INC.
                    NORTON DRILLING SERVICES, INC.
                    NORTON DRILLING COMPANY MEXICO, INC.
                    INTERNATIONAL PETROLEUM SERVICE
                         COMPANY
                    UTI DRILLING CANADA, INC.
                    PATTERSON (LP) LLC
                    PATTERSON (GP) LLC
                    PATTERSON (GP2) LLC

                    By:
                           ----------------------------------------------------
                           Jonathan D. Nelson, Vice President-Finance of
                           each of the foregoing Guarantors

                    PATTERSON PETROLEUM LP, LLLP
                    PATTERSON PETROLEUM TRADING COMPANY LP, LLLP

                    By: Patterson (GP) LLC, general partner of each of the foregoing Guarantors

                         By:
                              -------------------------------------------------
                         Name:  Jonathan D. Nelson
                         Title: Vice President-Finance


                    NORTON GP, L.L.C.

                    By:  Norton Drilling Services, Inc.
                         Its Sole Member


                         By:
                              -------------------------------------------------
                         Name:  Jonathan D. Nelson
                         Title: Vice President-Finance





                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                    THE CIT GROUP/BUSINESS CREDIT, INC., as Agent


                    By:
                           ----------------------------------------------------
                           Name:
                                      -----------------------------------------
                           Title:
                                      -----------------------------------------


                    THE CIT GROUP/BUSINESS CREDIT, INC.,
                             as a Lender


                    By:
                           ----------------------------------------------------
                           Name:
                                      -----------------------------------------
                           Title:
                                      -----------------------------------------

                    Revolving Loan Commitment:  $30,000,000

                    Address for Notices:

                    The CIT Group/Business Credit, Inc., as Agent
                    5420 LBJ Freeway, Suite 200
                    Dallas, Texas
                    Attn:  Regional Credit Manager
                    Fax No.:  (972) 455-1690





                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                    FOOTHILL CAPITAL CORPORATION,
                           as a Lender and Documentation Agent


                    By:
                           ----------------------------------------------------
                           Name:
                                      -----------------------------------------
                           Title:
                                      -----------------------------------------

                    Revolving Loan Commitment:  $35,000,000

                    Address for Notices:

                    Foothill Capital Corporation
                    2450 Colorado Avenue
                    Suite 3000 West
                    Santa Monica, CA 90404

                    Attn:  Eileen P. Quinn
                    Fax No.:
                              ----------------------------------




                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                    THE CIT GROUP/EQUIPMENT FINANCE, INC.

                    By:
                           ----------------------------------------------------
                    Name:
                           ----------------------------------------------------
                    Title:
                           ----------------------------------------------------

                    Revolving Loan Commitment:  $10,000,000

                    ADDRESS FOR NOTICES:
                    The CIT Group/Equipment Finance, Inc.
                    1540 West Fountainhead Parkway
                    Tempe, AZ  85282
                    Attn:  Katy Sanders
                    Fax No.:
                             --------------------------------------------------




                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                    FLEET CAPITAL CORPORATION


                    By:
                           ----------------------------------------------------
                    Name:
                           ----------------------------------------------------
                    Title:
                           ----------------------------------------------------

                    Revolving Loan Commitment:  $25,000,000

                    ADDRESS FOR NOTICES:
                    Fleet Capital Corporation
                    5950 Sherry Lane, Suite 300
                    Dallas, Texas 75225
                    Attn:  Dan Hughes
                    Fax No.:
                             --------------------------------------------------












                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                                    EXHIBIT A
                         REVOLVING LOAN PROMISSORY NOTE


                                  July 26, 2002


$100,000,000


FOR VALUE RECEIVED, the undersigned Companies (each a "COMPANY" and, collectively, the "COMPANIES"), promise, jointly and severally, to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CITBC"), as Agent for the Lenders under a certain Amended and Restated Loan and Security Agreement dated July 26, 2002 between CITBC as Agent and Lender, other Lenders parties thereto and each Company, as amended from time to time (herein the "AGREEMENT") at its office located at 1211 Avenue of the Americas, New York, New York 10036, or such other address as may be designated by the Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of One Hundred Million and No/100 Dollars ($100,000,000), or such other principal amount advanced pursuant to Section 3, Paragraph 1 or Section 4 of the Agreement. The balance of such Revolving Loan will fluctuate as a result of the daily application of the proceeds of collections of the Accounts and the making of additional Revolving Loans as described in said Section 3 or Section 4 of the Agreement. The Revolving Loans may be borrowed, repaid and reborrowed by any Company, subject to the terms of the Agreement. A final payment in an amount equal to the outstanding aggregate balance of principal and interest remaining unpaid, if any, under this Revolving Loan Promissory Note as shown on the books and records of the Agent shall be due and payable upon any termination of the Agreement.

All capitalized terms used herein shall have the meaning provided therefor in the Agreement, unless otherwise defined herein.

The Companies further promise, jointly and severally, to pay interest at such office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rates specified in Section 8, Paragraph 1 of the Agreement.

If any payment on this Revolving Loan Promissory Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Revolving Loan Promissory Note is a Revolving Loan Promissory Note referred to in the Agreement, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.

The date and amount of the advance(s) made hereunder may be recorded on the schedule which is attached hereto and hereby made part of this Note or the separate ledgers maintained by the Agent, provided that any failure to record any such information on such schedule shall not in any manner affect the obligation of any Company to make payments of principal and interest in accordance with the terms of this Revolving Loan Promissory Note. The aggregate unpaid principal amount of all



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
advances made pursuant hereto may be set forth in the balance column on said schedule or such ledgers maintained by the Agent. All such advances, whether or not so recorded, shall be due as part of this Revolving Loan Promissory Note.

Each Company confirms that any amount received by or paid to the Agent in connection with this Agreement and/or any balances standing to its credit on any of its accounts on the Agent's books under this Agreement may in accordance with the terms of this Agreement be applied in reduction of this Revolving Loan Promissory Note, but no balance or amounts shall be deemed to effect payment in whole or in part of this Revolving Loan Promissory Note unless the Agent shall have actually charged such account or accounts for the purposes of such reduction or payment of this Revolving Loan Promissory Note.

Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Agreement or upon termination of this Agreement, all amounts then remaining unpaid on this Revolving Loan Promissory Note may become, or be declared to be, immediately due and payable as provided in the Agreement.

Each Company and the Guarantors, sureties and endorsers jointly and severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration, protest and diligence in collecting this Revolving Loan Promissory Note.

This Revolving Loan Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York and the applicable federal laws of the United States.



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Revolving Loan Promissory Note is given in amendment, replacement and substitution, but not extinguishment, of all amounts unpaid under that certain Revolving Loan Promissory Note dated June 29, 2001 payable by the Companies to the order of CITBC as Agent for the Lenders in the stated principal amount of $100,000,000.00.


COMPANIES:

UTI DRILLING, L.P.
UTI MANAGEMENT SERVICES, L.P.

By: Utico Hard Rock Boring,  Inc., the sole general  partner of
UTI Drilling, L.P. and UTI Management Services, L.P.

         By:
            -------------------------------
         Name:  Jonathan D. Nelson
         Title: Vice President

NORTON DRILLING, L.P.

By:  Norton GP, L.L.C., its sole general partner
      By:  Norton Drilling Services, Inc., as Sole Member
      of Norton GP, L.L.C.

         By:
            -------------------------------
         Name:  Jonathan D. Nelson
         Title: Vice President-Finance

UNIVERSAL WELL SERVICES, INC.
SUITS DRILLING COMPANY

         By:
            -------------------------------
         Name:  Jonathan D. Nelson
         Title: Vice President of each of the foregoing
                Companies

PATTERSON-UTI DRILLING COMPANY LP, LLLP
LONE STAR MUD LP, LLLP
AMBAR DRILLING FLUIDS LP, LLLP

By:  Patterson (GP) LLC, general partner of each of the
foregoing Companies

         By:
            -------------------------------
         Name:  Jonathan D. Nelson
         Title: Vice President-Finance

PATTERSON-UTI DRILLING COMPANY SOUTH LP, LLLP
PATTERSON-UTI DRILLING COMPANY WEST LP, LLLP

By:  Patterson (GP2) LLC., general partner of each of the
foregoing Companies


         By:
            -------------------------------
         Name:  Jonathan D. Nelson
         Title: Vice President-Finance









                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                                SCHEDULE TO GRID

             Date                           Loan                        Payment                       Balance
-------------------------------  ----------------------------  ---------------------------  ----------------------------

-------------------------------  ----------------------------  ---------------------------  ----------------------------

-------------------------------  ----------------------------  ---------------------------  ----------------------------

-------------------------------  ----------------------------  ---------------------------  ----------------------------

-------------------------------  ----------------------------  ---------------------------  ----------------------------

-------------------------------  ----------------------------  ---------------------------  ----------------------------

-------------------------------  ----------------------------  ---------------------------  ----------------------------

-------------------------------  ----------------------------  ---------------------------  ----------------------------

-------------------------------  ----------------------------  ---------------------------  ----------------------------

-------------------------------  ----------------------------  ---------------------------  ----------------------------






                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                                    EXHIBIT B

                        ASSIGNMENT AND TRANSFER AGREEMENT

                          Dated:              , 200
                                 -------------     -


Reference herein is made to the Amended and Restated Loan and Security Agreement dated as of July __, 2002 (as amended, modified, supplemented and in effect from time to time, the "AGREEMENT"), among PATTERSON-UTI ENERGY, INC. AND ITS SUBSIDIARIES, collectively (the "COMPANY"), the Lenders named therein, and The CIT Group/Business Credit, Inc., as Agent (the "AGENT"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in this Agreement. This Assignment and Transfer Agreement, between the Assignor (as defined and set forth on Schedule 1 hereto and made a part hereof) and the Assignee (as defined and set forth on Schedule 1 hereto and made a part hereof) is dated as of Date hereof (as set forth on Schedule 1 hereto and made a part hereof).

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Date hereof, an undivided interest (the "ASSIGNED INTEREST") in and to all the Assignor's rights and obligations under this Agreement respecting those, and only those, financing facilities contained in this Agreement as are set forth on
Schedule 1 (collectively, the "ASSIGNED FACILITIES" and individually, an "ASSIGNED FACILITY"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

         2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other instrument, document or agreement executed in conjunction therewith (collectively the "LOAN DOCUMENTS") or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Collateral thereunder or any of the Loan Documents furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of each Company or any guarantor or the performance or observance by each Company or any guarantor of any of its respective obligations under this Agreement or any of the Loan Documents furnished pursuant thereto.

         3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Transfer Agreement; (ii) confirms that it has received a copy of this Agreement, together with the copies of the most recent financial statements of each Company, and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms thereof,



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of this Agreement and will perform in accordance with its terms all the obligations which by the terms of this Agreement are required to be performed by it as Lender; and (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under this Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

         4. Following the execution of this Assignment and Transfer Agreement, such agreement will be delivered to the Agent for acceptance by it and each Company, effective as of the Date hereof.

         5. Upon such acceptance, from and after the Date hereof, the Agent shall make all payments in respect of the assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Date hereof or accrue subsequent to the Date hereof. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Date hereof made by the Agent or with respect to the making of this assignment directly between themselves.

         6. From and after the Date hereof, (i) the Assignee shall be a party to this Agreement and, to the extent provided in this Assignment and Transfer Agreement, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Transfer Agreement, relinquish its rights and be released from its obligations under this Agreement.

         7. THIS ASSIGNMENT AND TRANSFER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on the date first written above.

THE CIT GROUP/BUSINESS
CREDIT, INC., AS AGENT
                                                              as Assignor


By:                                                           By:
    ----------------------------------------                      --------------------------------------
Title:                                                        Title:
       -------------------------------------                         -----------------------------------



--------------------------------------------                  ------------------------------------------
 (the "Company")                                              as Assignee


By:                                                           By:
    ----------------------------------------                      --------------------------------------
Title:                                                        Title:
       -------------------------------------                         -----------------------------------





                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                 SCHEDULE 1 TO ASSIGNMENT AND TRANSFER AGREEMENT

Name of Assignor:

Name of Assignee:

Date hereof of Assignment:                  , 200
                           -----------------


                                                                                Percentage Assigned of
                                                                                Each Facility (Shown
                                                                                as a percentage of
                                    Principal                                   aggregate original
Assigned                            Amount                                      principal amount
Facilities                          Assigned                                    of all Lenders)
----------                          --------                                    --------------


Revolving Loans                   $                                                           %
                                   ---------                                    --------------



                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                                   SCHEDULE 1

                           SCHEDULE 1 - EXISTING LIENS


                                    FILING          FILING           SECURED
LOCATION          COMPANY           NUMBER           DATE             PARTY              COLLATERAL
--------          -------           ------          ------           -------             ----------




                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                                   SCHEDULE 1

          SCHEDULE 2 - COLLATERAL LOCATIONS AND CHIEF EXECUTIVE OFFICE


CHIEF EXECUTIVE OFFICE





COLLATERAL LOCATIONS





                          UTI - AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                                      E-1